FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206361-11

July [11], 2017	JPMCC 2017-JP7

Free Writing Prospectus Structural and Collateral Term Sheet

JPMCC 2017-JP7

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Drexel Hamilton, LLC and Academy Securities, Inc., (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-206361) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	JPMCC 2017-JP7

Collateral Characteristics

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$811,002,952
Number of Mortgage Loans:	37
Number of Mortgaged Properties:	168
Average Cut-off Date Balance per Mortgage Loan:	$21,918,999
Weighted Average Current Mortgage Rate:	4.42927%
10 Largest Mortgage Loans as % of IPB:	59.5%
Weighted Average Remaining Term to Maturity(1):	110 months
Weighted Average Seasoning(1):	1 month

Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	2.14x
Weighted Average UW NOI Debt Yield(2):	11.3%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	59.8%
Weighted Average Maturity Date LTV(2)(4):	55.0%

Other Statistics
% of Mortgage Loans with Additional Debt:	36.6%
% of Mortgaged Properties with Single Tenants:	22.6%

Amortization
Weighted Average Original Amortization Term(5):	353 months
Weighted Average Remaining Amortization Term(5):	353 months
% of Mortgage Loans with Interest-Only:	50.2%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	31.0%
% of Mortgage Loans with Amortizing Balloon:	18.8%

Lockbox / Cash Management(6)
% of Mortgage Loans with In-Place, Hard Lockboxes:	70.0%
% of Mortgage Loans with Springing Lockboxes:	18.9%
% of Mortgage Loans with In-Place, Soft Lockboxes:	3.7%
% of Mortgage Loans with Springing Cash Management:	93.4%
% of Mortgage Loans with In-Place Cash Management:	6.6%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	74.7%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	51.5%
% of Mortgage Loans Requiring Monthly CapEx Reserves(7):	82.1%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	72.6%

(1)	In the case of the Loan No.3, the first payment date for the loan is September 1, 2017. On the Closing Date, JPMCB will deposit sufficient funds to pay the interest associated with the interest due for the August 2017 payment for the related loan. Information presented in this term sheet reflects the contractual loan terms.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 9, 14, 15, 17, 20 and 23, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 6 and 7, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity calculations exclude the related Subordinate Companion Loan(s).
(3)	In the case of Loan No. 7, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule provided on Annex G to the Preliminary Prospectus.
(4)	In the case of Loan Nos. 2, 4, 11, 13, 15 and 17, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(5)	Excludes eight mortgage loans that are interest-only for the entire term.
(6)	For a more detailed description of Cash Management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(7)	CapEx Reserves include FF&E reserves for hotel properties.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
JPMCB(1)	9	62	$401,000,000	49.4%
SMF VI	20	27	244,480,665	30.1
BSP	7	14	105,522,287	13.0
JPMCB/SMF VI	1	65	60,000,000	7.4
Total:	37	168	$811,002,952	100.0%
(1)	In the case of Loan No. 1, the whole loan was co-originated by JPMCB, Natixis Real Estate Capital LLC, Société Générale, Deutsche Bank AG, New York Branch and Barclays Bank PLC. In the case of Loan No. 2, the whole loan was co-originated by JPMCB and Bank of America, N.A. In the case of Loan No. 4, the whole loan was co-originated by JPMCB, Bank of America, N.A., Deutsche Bank AG, New York and Barclays Bank PLC. In the case of Loan No. 5, the whole loan was co-originated by JPMCB and Wells Fargo, National Association. In the case of Loan No. 7, the whole loan was co-originated by JPMCB and Column Financial, Inc.

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF/Units/ Rooms	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1	245 Park Avenue	JPMCB	1	$75,000,000	9.2%	1,723,993	Office	2.73x	10.7%	48.9%	48.9%
2	Gateway Net Lease Portfolio	JPMCB	41	$70,000,000	8.6%	5,296,943	Various	3.54x	14.1%	45.0%	45.0%
3	Treeview Industrial Portfolio	JPMCB	14	$65,000,000	8.0%	3,168,642	Industrial	1.82x	9.2%	64.5%	64.5%
4	Starwood Capital Group Hotel Portfolio	JPMCB/SMF VI	65	$60,000,000	7.4%	6,366	Hotel	2.72x	12.4%	60.4%	60.4%
5	First Stamford Place	JPMCB	1	$60,000,000	7.4%	810,471	Office	2.71x	12.7%	57.5%	57.5%
6	211 Main Street	JPMCB	1	$45,000,000	5.5%	417,266	Office	2.49x	9.0%	57.9%	57.9%
7	West Town Mall	JPMCB	1	$30,000,000	3.7%	772,503	Retail	2.40x	18.2%	33.0%	30.7%
8	Texas Retail Portfolio	SMF VI	6	$29,500,000	3.6%	241,788	Retail	1.45x	10.5%	69.0%	59.0%
9	Torre Plaza	JPMCB	1	$25,000,000	3.1%	88,580	Office	2.20x	8.9%	66.5%	66.5%
10	Crystal Corporate Center	JPMCB	1	$23,000,000	2.8%	128,411	Office	1.27x	9.0%	74.9%	61.5%

	Top 3 Total/Weighted Average		56	$210,000,000	25.9%			2.72x	11.4%	52.4%	52.4%
	Top 5 Total/Weighted Average		122	$330,000,000	40.7%			2.72x	11.8%	54.8%	54.8%
	Top 10 Total/Weighted Average		132	$482,500,000	59.5%			2.50x	11.6%	56.2%	54.8%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 4 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	In the case of Loan No. 7, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 payments following the expiration of the interest-only period based on the principal payment schedule provided in Annex G of the Preliminary Prospectus.
(3)	In the case of Loan Nos. 2 and 4, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Characteristics

Pari Passu Companion Loan Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan(s) Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance(1)	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
1	245 Park Avenue	$75,000,000	$1,005,000,000	$1,080,000,000	PRKAV 2017-245P	Wells Fargo	Aegon	PRKAV 2017-245P
2	Gateway Net Lease Portfolio	$70,000,000	$283,000,000	$353,00,000	DBJPM 2017-C6	Midland	Midland	DBJPM 2017-C6
3	Treeview Industrial Portfolio	$65,000,000	$60,000,000	$125,000,000	JPMCC 2017-JP7	Wells Fargo	CWCapital	JPMCC 2017-JP7
4	Starwood Capital Group Hotel Portfolio	$60,000,000	$517,270,000	$577,270,000	DBJPM 2017-C6	Midland	Midland	DBJPM 2017-C6
5	First Stamford Place	$60,000,000	$104,000,000	$164,000,000	JPMCC 2017-JP7	Wells Fargo	CWCapital	JPMCC 2017-JP7
6	211 Main Street	$45,000,000	$125,219,000	$170,219,000	DBJPM 2017-C6	Midland	Midland	DBJPM 2017-C6
7	West Town Mall	$30,000,000	$93,900,000	$123,900,000	WTMT 2017-KNOX	Wells Fargo	Wells	Private CMBS
9	Torre Plaza	$25,000,000	$20,000,000	$45,000,000	JPMCC 2017-JP7	Wells Fargo	CWCapital	JPMCC 2017-JP7
14	St. Luke’s Office	$17,000,000	$34,000,000	$51,000,000	CSAIL 2017-C8	Wells Fargo	Midland	CSAIL 2017-C8
15	Apex Fort Washington	$16,750,000	$37,750,000	$54,500,000	(2)	(2)	(2)	(2)
17	Carolina Hotel Portfolio	$16,500,000	$20,000,000	$36,500,000	(2)	(2)	(2)	(2)
20	Columbus Office Portfolio I	$15,300,000	$30,000,000	$45,300,000	CSAIL 2017-C8	Wells Fargo	Midland	CSAIL 2017-C8
23	Alexandria Corporate Park	$14,485,287	$20,000,000	$34,464,993	CSAIL 2017-C8	Wells Fargo	Midland	CSAIL 2017-C8

(1)	In the case of Loan Nos. 1, 2, 6 and 7, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s).
(2)	In the case of Loan Nos. 15 and 17, the whole loans are serviced under the JPMDB 2017-C5 Pooling and Servicing Agreement until such time that the controlling pari passu companion loan has been securitized, at which point the whole loan will be serviced under the related pooling and servicing agreement.

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)(3)	Total Debt UW NCF DSCR(3)	Mortgage Loan Cut-off Date LTV(2)(4)	Total Debt Cut-off Date LTV(4)	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	245 Park Avenue	$75,000,000	$688,000,000	$1,768,000,000	2.73x	1.42x	48.9%	80.0%	10.7%	6.5%
2	Gateway Net Lease Portfolio	$70,000,000	$170,000,000	$523,000,000	3.54x	2.04x	45.0%	66.6%	14.1%	9.5%
5	First Stamford Place	$60,000,000	$16,000,000	$76,000,000	2.71x	1.73x	57.5%	63.2%	12.7%	11.5%
6	211 Main Street	$45,000,000	$25,000,000	$195,219,000	2.49x	2.07x	57.9%	66.4%	9.0%	7.9%
7	West Town Mall	$30,000,000	$86,100,000	$116,100,000	2.40x	1.67x	33.0%	56.0%	18.2%	10.8%
14	St. Luke’s Office	$17,000,000	$14,000,000	$31,000,000	1.72x	1.12x	55.4%	70.7%	11.8%	9.3%
(1)	In the case of Loan Nos. 5 and 14, Subordinate Debt Cut-off Date Balance represents a mezzanine loan. In the case of Loan Nos. 2 and 4, Subordinate Debt Cut-off Date Balance represents a Subordinate Companion Loan. In the case of Loan No. 1, Subordinate Debt Cut-off Date Balance represents a Subordinate Companion Loan and a mezzanine loan.
(2)	In the case of Loan Nos. 1, 2, 5, 6, 7 and 14, Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans, where applicable, but exclude the related Subordinate Companion Loan(s) or mezzanine loan(s), as applicable.
(3)	In the case of Loan No. 7, the Mortgage Loan UW NCF DSCR and Total Debt UW NCF DSCR are calculated using the sum of principal and interest payments over the first 12 payments following the expiration of the interest-only period based on the principal payment schedule provided in Annex G of the Preliminary Prospectus.
(4)	In the case of Loan No. 2, the Mortgage Loan Cut-off Date LTV and the Total Debt Cut-off Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Office	Suburban	18	$130,987,811	16.2%	93.7%	1.93x	11.0%	63.1%	56.5%
	CBD	3	180,000,000	22.2	93.2%	2.66x	10.9%	54.0%	54.0%
	Medical	7	4,610,899	0.6	100.0%	3.54x	14.1%	45.0%	45.0%
	Subtotal:	28	$315,598,709	38.9%	93.5%	2.37x	11.0%	57.6%	54.9%

Retail	Anchored	6	$66,556,078	8.2%	97.1%	1.59x	10.8%	67.2%	58.8%
	Unanchored	9	53,709,188	6.6	95.8%	1.43x	10.0%	70.2%	58.7%
	Super Regional Mall	1	30,000,000	3.7	93.1%	2.40x	18.2%	33.0%	30.7%
	Shadow Anchored	1	16,300,000	2.0	95.4%	1.36x	9.0%	61.0%	50.0%
	Subtotal:	17	$166,565,266	20.5%	95.8%	1.66x	11.7%	61.4%	52.9%

Industrial	Warehouse/Distribution	27	$90,399,426	11.1%	97.7%	2.31x	10.6%	59.0%	59.0%
	Flex	7	$26,701,501	3.3%	98.3%	1.98x	11.9%	59.5%	52.1%
	Warehouse	8	$16,620,650	2.0%	100.0%	3.54x	14.1%	45.0%	45.0%
	Subtotal:	42	$133,721,578	16.5%	98.1%	2.40x	11.3%	57.4%	55.9%

Hotel	Limited Service	46	$63,475,229	7.8%	79.1%	2.14x	12.5%	64.6%	57.4%
	Extended Stay	23	37,220,741	4.6	79.1%	2.52x	12.3%	61.3%	58.0%
	Full Service	4	24,904,030	3.1	66.3%	2.31x	13.9%	61.4%	51.4%
	Select Service	1	5,687,000	0.7	76.7%	1.66x	11.5%	63.9%	47.6%
	Subtotal:	74	$131,287,000	16.2%	76.6%	2.26x	12.7%	63.0%	56.0%

Multifamily	Garden	4	$32,950,000	4.1%	95.6%	1.39x	9.3%	66.2%	55.5%
	Subtotal:	4	$32,950,000	4.1%	95.6%	1.39x	9.3%	66.2%	55.5%

Mixed Use	Industrial/Office	1	$15,980,399	2.0%	100.0%	1.33x	8.6%	68.3%	63.0%
	Student/Retail	1	$8,000,000	1.0%	96.4%	1.41x	9.6%	58.8%	50.9%
	Multifamily/Retail	1	$6,900,000	0.9%	100.0%	1.59x	7.2%	52.3%	52.3%
		3	$30,880,399	3.8%	99.1%	1.41x	8.5%	62.3%	57.5%

	Total / Weighted Average:	168	$811,002,952	100%	92.3%	2.14x	11.3%	59.8%	55.0%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 9, 14, 15, 17, 20 and 23, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 6 and 7, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity calculations exclude the related Subordinate Companion Loan(s).
(3)	In the case of Loan No. 7, the Mortgage Loan UW NCF DSCR and Total Debt UW NCF DSCR are calculated using the sum of principal and interest payments over the first 12 payments following the expiration of the interest-only period based on the principal payment schedule provided in Annex G of the Preliminary Prospectus.
(4)	In the case of Loan Nos. 2, 4, 11, 13, 15 and 17, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Texas	40	$139,666,985	17.2%	94.3%	1.71x	10.1%	64.9%	56.5%
California	14	102,205,405	12.6	97.2%	2.37x	9.6%	61.4%	61.4%
New York	2	81,900,000	10.1	91.8%	2.63x	10.4%	49.2%	49.2%
Connecticut	3	66,193,759	8.2	91.3%	2.78x	12.8%	56.5%	56.5%
Indiana	12	60,780,545	7.5	95.2%	2.00x	11.6%	62.9%	55.5%
Florida	7	43,301,109	5.3	92.3%	1.70x	10.9%	66.5%	56.7%
Pennsylvania	6	36,813,233	4.5	91.0%	1.69x	11.4%	59.5%	51.5%
Tennessee	1	30,000,000	3.7	93.1%	2.40x	18.2%	33.0%	30.7%
Utah	2	29,283,694	3.6	74.2%	2.14x	12.9%	62.3%	53.8%
Arizona	4	27,069,289	3.3	97.9%	1.82x	10.6%	63.4%	57.8%
Ohio	10	26,851,536	3.3	86.9%	1.75x	11.6%	66.8%	59.1%
Kentucky	5	25,454,042	3.1	98.8%	1.87x	9.3%	64.3%	64.3%
New Jersey	2	20,901,025	2.6	92.1%	1.64x	11.5%	68.7%	52.7%
Michigan	9	20,625,705	2.5	94.3%	2.62x	13.4%	57.2%	52.6%
Virginia	5	19,920,658	2.5	97.1%	1.84x	11.3%	61.2%	53.9%
North Carolina	6	15,432,905	1.9	76.2%	1.99x	13.9%	64.7%	58.1%
Delaware	4	13,017,555	1.6	97.8%	1.57x	9.4%	61.0%	56.1%
South Carolina	4	10,818,285	1.3	68.5%	1.88x	12.4%	63.7%	50.5%
Georgia	3	9,900,862	1.2	78.6%	1.83x	9.2%	64.5%	64.5%
Maryland	2	5,809,229	0.7	97.8%	3.45x	13.9%	46.7%	46.7%
Wisconsin	4	4,741,143	0.6	96.4%	3.44x	13.9%	46.8%	46.8%
Minnesota	4	4,630,485	0.6	93.5%	3.31x	13.6%	49.3%	49.3%
Washington	2	3,241,906	0.4	79.4%	2.72x	12.4%	60.4%	60.4%
Missouri	3	2,838,815	0.4	100.0%	3.54x	14.1%	45.0%	45.0%
Illinois	3	2,344,775	0.3	67.8%	2.72x	12.4%	60.4%	60.4%
Alabama	2	2,057,170	0.3	100.0%	3.54x	14.1%	45.0%	45.0%
Oregon	1	1,372,882	0.2	74.1%	2.72x	12.4%	60.4%	60.4%
Oklahoma	3	1,239,663	0.2	82.6%	2.98x	12.9%	55.4%	55.4%
Nevada	1	659,847	0.1	100.0%	3.54x	14.1%	45.0%	45.0%
Wyoming	1	638,866	0.1	74.6%	2.72x	12.4%	60.4%	60.4%
Iowa	1	588,910	0.1	100.0%	3.54x	14.1%	45.0%	45.0%
Louisiana	1	485,851	0.1	100.0%	3.54x	14.1%	45.0%	45.0%
Arkansas	1	216,817	0.0	66.5%	2.72x	12.4%	60.4%	60.4%
Total / Weighted Average:	168	$811,002,952	100.0%	92.3%	2.14x	11.3%	59.8%	55.0%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 9, 14, 15, 17, 20 and 23, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 6 and 7, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity calculations exclude the related Subordinate Companion Loan(s).
(3)	In the case of Loan No. 7, the Mortgage Loan UW NCF DSCR and Total Debt UW NCF DSCR are calculated using the sum of principal and interest payments over the first 12 payments following the expiration of the interest-only period based on the principal payment schedule provided in Annex G of the Preliminary Prospectus.
(4)	In the case of Loan Nos. 2, 4, 11, 13, 15 and 17, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
$4,900,000	-	$9,999,999	11	$74,072,000	9.1%	4.73027%	120	1.57x	10.4%	63.8%	53.7%
$10,000,000	-	$19,999,999	14	212,530,952	26.2	5.02091%	112	1.52x	10.7%	65.7%	56.0%
$20,000,000	-	$24,999,999	3	64,900,000	8.0	4.79392%	120	1.75x	11.6%	67.7%	56.7%
$25,000,000	-	$49,999,999	4	129,500,000	16.0	4.23673%	92	2.18x	11.5%	56.3%	53.5%
$50,000,000	-	$75,000,000	5	330,000,000	40.7	3.98452%	112	2.72x	11.8%	54.8%	54.8%
Total / Weighted Average:			37	$811,002,952	100.0%	4.42927%	110	2.14x	11.3%	59.8%	55.0%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
3.55470%	-	3.99999%	4	$215,000,000	26.5%	3.63297%	99	2.88x	11.2%	51.6%	51.6%
4.00000%	-	4.49999%	6	227,825,000	28.1	4.29434%	112	2.36x	12.1%	57.0%	56.5%
4.50000%	-	4.99999%	21	255,842,665	31.5	4.77042%	116	1.57x	10.6%	65.7%	55.5%
5.00000%	-	5.90000%	6	112,335,287	13.9	5.45003%	113	1.53x	11.4%	67.5%	57.0%
Total / Weighted Average:			37	$811,002,952	100.0%	4.42927%	110	2.14x	11.3%	59.8%	55.0%

Original Term to Maturity in Months(1)

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
60	2	$45,980,399	5.7%	4.55246%	60	2.03x	14.9%	45.3%	41.9%
84	3	131,500,000	16.2	3.82570%	82	2.97x	12.3%	52.0%	51.1%
120	31	568,522,553	70.1	4.58010%	119	1.99x	11.0%	62.2%	55.8%
121	1	65,000,000	8.0	4.24400%	121	1.83x	9.2%	64.5%	64.5%
Total / Weighted Average:	37	$811,002,952	100.0%	4.42927%	110	2.14x	11.3%	59.8%	55.0%

Remaining Term to Maturity in Months(1)

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
59	-	84	5	$177,480,399	21.9%	4.01398%	77	2.73x	13.0%	50.3%	48.7%
85	-	119	13	283,925,553	35.0	4.45101%	119	2.15x	10.9%	59.8%	55.6%
120	-	121	19	349,597,000	43.1	4.62245%	120	1.83x	10.8%	64.5%	57.6%
Total / Weighted Average:			37	$811,002,952	100.0%	4.42927%	110	2.14x	11.3%	59.8%	55.0%
(1)	In the case of the Loan No.3, the first payment date for the loan is September 1, 2017. On the Closing Date, JPMCB will deposit sufficient funds to pay the interest associated with the interest due for the August 2017 payment for the related loan. Information presented in this term sheet reflects the contractual loan terms.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 9, 14, 15, 17, 20 and 23, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 6 and 7, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity calculations exclude the related Subordinate Companion Loan(s).
(3)	In the case of Loan No. 7, the Mortgage Loan UW NCF DSCR and Total Debt UW NCF DSCR are calculated using the sum of principal and interest payments over the first 12 payments following the expiration of the interest-only period based on the principal payment schedule provided in Annex G of the Preliminary Prospectus.
(4)	In the case of Loan Nos. 2, 4, 11, 13, 15 and 17, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Interest Only	8	$406,900,000	50.2%	3.93675%	109	2.64x	11.2%	55.8%	55.8%
300	4	49,387,000	6.1	5.30312%	108	1.70x	12.3%	66.8%	53.2%
360	25	354,715,952	43.7	4.87259%	112	1.61x	11.2%	63.3%	54.2%
Total / Weighted Average:	37	$811,002,952	100.0%	4.42927%	110	2.14x	11.3%	59.8%	55.0%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Interest Only			8	$406,900,000	50.2%	3.93675%	109	2.64x	11.2%	55.8%	55.8%
300	-	354	4	49,387,000	6.1	5.30312%	108	1.70x	12.3%	66.8%	53.2%
355	-	360	25	354,715,952	43.7	4.87259%	112	1.61x	11.2%	63.3%	54.2%
Total / Weighted Average:			37	$811,002,952	100.0%	4.42927%	110	2.14x	11.3%	59.8%	55.0%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Interest Only	8	$406,900,000	50.2%	3.93675%	109	2.64x	11.2%	55.8%	55.8%
IO-Balloon	19	251,585,000	31.0	4.87231%	110	1.69x	12.0%	61.3%	53.3%
Balloon	10	152,517,952	18.8	5.01247%	113	1.52x	10.4%	67.7%	55.4%
Total / Weighted Average:	37	$811,002,952	100.0%	4.42927%	110	2.14x	11.3%	59.8%	55.0%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
1.27x	-	1.49x	14	$202,243,452	24.9%	5.03525%	115	1.37x	9.5%	67.8%	57.8%
1.50x	-	1.74x	9	93,499,500	11.5	4.88617%	119	1.64x	11.2%	64.2%	52.8%
1.75x	-	1.99x	6	128,360,000	15.8	4.56854%	116	1.84x	11.0%	64.3%	60.5%
2.00x	-	2.24x	1	25,000,000	3.1	3.86100%	119	2.20x	8.9%	66.5%	66.5%
2.25x	-	3.54x	7	361,900,000	44.6	3.96244%	103	2.80x	12.6%	52.0%	51.2%
Total / Weighted Average:			37	$811,002,952	100.0%	4.42927%	110	2.14x	11.3%	59.8%	55.0%
(1)	In the case of the Loan No.3, the first payment date for the loan is September 1, 2017. On the Closing Date, JPMCB will deposit sufficient funds to pay the interest associated with the interest due for the August 2017 payment for the related loan. Information presented in this term sheet reflects the contractual loan terms.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 9, 14, 15, 17, 20 and 23, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 6 and 7, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity calculations exclude the related Subordinate Companion Loan(s).
(3)	In the case of Loan No. 7, the Mortgage Loan UW NCF DSCR and Total Debt UW NCF DSCR are calculated using the sum of principal and interest payments over the first 12 payments following the expiration of the interest-only period based on the principal payment schedule provided in Annex G of the Preliminary Prospectus.
(4)	In the case of Loan Nos. 2, 4, 11, 13, 15 and 17, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Collateral Characteristics

LTV Ratios as of the Cut-off Date(2)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
33.0%	-	49.9%	3	$175,000,000	21.6%	3.74687%	94	3.00x	13.3%	44.6%	44.2%
50.0%	-	59.9%	6	147,900,000	18.2	4.10587%	108	2.35x	11.0%	57.3%	55.4%
60.0%	-	64.9%	10	211,609,500	26.1	4.56451%	120	2.04x	11.1%	62.7%	58.1%
65.0%	-	69.9%	15	225,528,186	27.8	4.93940%	113	1.61x	10.6%	67.4%	58.9%
70.0%	-	74.9%	3	50,965,266	6.3	4.89201%	119	1.31x	9.1%	73.3%	60.1%
Total / Weighted Average:			37	$811,002,952	100.0%	4.42927%	110	2.14x	11.3%	59.8%	55.0%

LTV Ratios as of the Maturity Date(2)(4)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
30.7%	-	44.9%	1	$30,000,000	3.7%	4.37000%	60	2.40x	18.2%	33.0%	30.7%
45.0%	-	49.9%	5	175,087,000	21.6	3.81397%	105	2.88x	12.2%	49.1%	47.0%
50.0%	-	54.9%	9	102,472,500	12.6	4.84063%	120	1.73x	11.4%	62.1%	51.7%
55.0%	-	59.9%	15	282,563,053	34.8	4.63115%	111	1.92x	10.9%	63.8%	57.6%
60.0%	-	66.5%	7	220,880,399	27.2	4.47597%	115	1.98x	10.2%	65.5%	62.7%
Total / Weighted Average:			37	$811,002,952	100.0%	4.42927%	110	2.14x	11.3%	59.8%	55.0%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Defeasance	29	$548,842,952	67.7%	4.53358%	113	1.94x	11.0%	60.4%	55.2%
Defeasance or Yield Maintenance	3	136,900,000	16.9	3.74927%	88	2.99x	12.4%	51.9%	50.1%
Yield Maintenance	5	125,260,000	15.4	4.71542%	120	2.07x	11.3%	65.4%	59.1%
Total / Weighted Average:	37	$811,002,952	100.0%	4.42927%	110	2.14x	11.3%	59.8%	55.0%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Refinance	22	$440,680,952	54.3%	4.62858%	114	1.91x	11.1%	61.8%	56.4%
Acquisition	14	353,722,000	43.6	4.17460%	105	2.45x	11.7%	56.8%	52.9%
Refinance/Acquisition	1	16,600,000	2.0	4.56500%	120	1.45x	9.4%	67.2%	61.5%
Total / Weighted Average:	37	$811,002,952	100.0%	4.42927%	110	2.14x	11.3%	59.8%	55.0%
(1)	In the case of the Loan No.3, the first payment date for the loan is September 1, 2017. On the Closing Date, JPMCB will deposit sufficient funds to pay the interest associated with the interest due for the August 2017 payment for the related loan. Information presented in this term sheet reflects the contractual loan terms.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 9, 14, 15, 17, 20 and 23, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 6 and 7, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity calculations exclude the related Subordinate Companion Loan(s).
(3)	In the case of Loan No. 7, the Mortgage Loan UW NCF DSCR and Total Debt UW NCF DSCR are calculated using the sum of principal and interest payments over the first 12 payments following the expiration of the interest-only period based on the principal payment schedule provided in Annex G of the Preliminary Prospectus.
(4)	In the case of Loan Nos. 2, 4, 11, 13, 15 and 17, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Collateral Characteristics

Previous Securitization History(1)

No.	Loan Name	Cut-off Date Principal Balance	% of IPB	Location	Property Type	Previous Securitization
3	Treeview Industrial Portfolio	$65,000,000	7.4%	Hebron, TX	Industrial	CSMC 2007-C5
4	Starwood Capital Group Hotel Portfolio(2)	3,540,949	0.4	Sunnyvale, CA	Hotel	COMM 2013-CR6 / COMM 2013-CR7
8	Texas Retail Portfolio	29,500,000	3.4	Various	Retail	GSMS 2007-GG10
10	Crystal Corporate Center	23,000,000	2.6	Boca Raton, FL	Office	CSMC 2007-C4
16	Depot Marketplace	16,600,000	1.9	Prescott, AZ	Retail	GSMS 2012-GCJ7
18	Waxahachie Towne Center	16,300,000	1.9	Waxahachie, TX	Retail	LBUBS 2007-C6
21	Lohmans Crossing	14,981,742	1.7	Lakeway, TX	Retail	LBUBS 2007-C6
22	Chartwell Court	14,850,000	1.7	Houston, TX	Multifamily	WBCMT 2007-C32
25	Professional Centre at Gardens Mall	11,000,000	1.3	Palm Beach Gardens, FL	Office	WBCMT 2006-C29
27	The Shoppes at Fort Wayne	8,700,000	1.0	Fort Wayne, IN	Retail	BACM 2006-1
28	Main Street Court	8,000,000	0.9	Newark, DE	Mixed Use	CGCMT 2007-C6
29	Edison Park Center	7,500,000	0.9	Hartville, OH	Retail	MSC 2007-IQ15
31	478 Third Avenue	6,900,000	0.8	New York, NY	Mixed Use	MSC 2007-HQ15
32	Village Square Apartments	6,787,500	0.8	Lafayette, IN	Multifamily	WBCMT 2007-C32
33	Georgetown South Apartments	6,412,500	0.7	Lafayette, IN	Multifamily	BACM 2007-1
Total		$239,865,109	27.4%
(1)	The table above represents the properties for which the previously existing debt was securitized, based on information provided by the related borrower or obtained through searches of a third-party database.
(2)	With respect to Loan No. 4, property Nos. 4.01-4.10 in the Annex A-1 were securitized in COMM 2013-CR6 / COMM 2013-CR7, property Nos. 4.11, 4.14, 4.16, 4.25, 4.28, 4.36, 4.46, 4.48, 4.52, 4.54-4.6, 4.64 and 4.65 were securitized in WFCM 2012-LC5, property Nos. 4.13, 4.17, 4.29, 4.30, 4.40, 4.44, 4.45 and 4.51 were securitized in WFRBS 2013-C11, property Nos. 4.15, 4.33 and 4.41 were securitized in WFRBS 2012-C10, property Nos. 4.20, 4.32, 4.34, 4.39, 4.42, 4.49, 4.50, 4.53 and 4.63 were securitized in GSMS 2012-GCJ9 and property No. 4.26 was securitized CSMS 2008-C1.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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245 Park Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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245 Park Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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245 Park Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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245 Park Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Fitch / DBRS / KBRA)(2):	BBB- / BB / BBB	Property Type - Subtype:	Office – CBD
Original Principal Balance(3):	$75,000,000	Net Rentable Area (SF)(6):	1,779,515
Cut-off Date Principal Balance(3):	$75,000,000	Location:	New York, NY
% of Pool by IPB:	9.2%	Year Built / Renovated:	1965 / 2006
Loan Purpose:	Acquisition	Occupancy(6)(7):	91.2%
Borrower:	245 Park Avenue Property LLC	Occupancy Date:	2/28/2017
Sponsor(4):	HNA Group	Number of Tenants:	19
Interest Rate:	3.66940%	2014 NOI(8):	$98,558,305
Note Date:	5/5/2017	2015 NOI(8):	$102,667,706
Maturity Date:	6/1/2027	2016 NOI(8):	$106,715,962
Interest-only Period:	120 months	TTM NOI (as of 3/2017)(8):	$107,676,675
Original Term:	120 months	UW Economic Occupancy:	91.5%
Original Amortization:	None	UW Revenues:	$177,756,680
Amortization Type:	Interest Only	UW Expenses:	$62,448,738
Call Protection(5):	L(25),Def(91),O(4)	UW NOI(8):	$115,307,942
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$109,564,903
Additional Debt:	Yes	Appraised Value / Per SF(6):	$2,210,000,000 / $1,242
Additional Debt Balance:	$1,005,000,000 / $120,000,000 /	Appraisal Date:	4/1/2017
	$568,000,000
Additional Debt Type:	Pari Passu / Subordinate Debt /
	Mezzanine Loans

Escrows and Reserves(9)				Financial Information(3)
	Initial	Monthly	Initial Cap		A-Notes	Whole Loan
Taxes:	$0	$3,878,518	N/A	Cut-off Date Loan / SF(6):	$607	$674
Insurance:	$227,000	$113,500	N/A	Maturity Date Loan / SF(6):	$607	$674
Replacement Reserves:	$47,738	$47,738	N/A	Cut-off Date LTV:	48.9%	54.3%
TI/LC:	$0	Springing	N/A	Maturity Date LTV:	48.9%	54.3%
Other:	$11,431,608	$0	N/A	UW NCF DSCR:	2.73x	2.45x
				UW NOI Debt Yield:	10.7%	9.6%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan(3)	$1,200,000,000		52.4%	Purchase Price	$2,210,000,000	96.4%
Mezzanine Loan A	236,500,000		10.3%	Closing Costs	70,356,233	3.1%
Mezzanine Loan B	221,000,000		9.6%	Upfront Reserves	11,706,346	0.5%
Mezzanine Loan C	110,500,000		4.8%
Sponsor Equity	524,062,579		22.9%
Total Sources	$2,292,062,579		100.0%	Total Uses	$2,292,062,579	100.0%

(1)	The 245 Park Avenue Whole Loan was co-originated by JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Barclays Bank PLC, Deutsche Bank AG, New York Branch and Société Générale.

(2)	Fitch and DBRS have confirmed that the 245 Park Avenue Mortgage Loan (as defined below), in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.

(3)	The 245 Park Avenue Mortgage Loan is part of a whole loan comprised of (i) one senior note with an outstanding principal balance as of the Cut-off Date of $75.0 million, (ii) a companion loan, which is pari passu with the 245 Park Avenue Mortgage Loan (such companion loan being comprised of 19 pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of $1.005 billion and (iii) a subordinate companion loan (such companion loan being comprised of five pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million. The A-Notes Financial Information presented in the chart above reflects the $1.08 billion aggregate Cut-off Date balance of the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loan, excluding the 245 Park Avenue Subordinate Companion Loan. The Whole Loan Financial Information presented in the chart above reflects the Cut-off Date balance of the $1.2 billion 245 Park Avenue Whole Loan, as defined in “The Loan” below, and excludes the related mezzanine loans.

(4)	For a full description of Sponsor, please refer to “The Loan Sponsor” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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245 Park Avenue

(5)	The lockout period will be at least 25 payments beginning with and including the first payment date of July 1, 2017. Defeasance of the full $1.2 billion 245 Park Avenue Whole Loan is permitted at any time after the earlier to occur of (i) July 1, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”). The lockout period shown above is based on the expected JPMCC 2017-JP7 closing date in July 2017. The actual lockout period may be longer.

(6)	Based on remeasured net rentable area of 1,779,515 square feet in accordance with current REBNY standards which is the basis for the square footage in future leasing. The property’s contractual square footage is 1,723,993 square feet as leased.

(7)	Current Occupancy includes HNA Capital USA LLC (an affiliate of the loan sponsor) and MIO Partners (together, approximately 2.7% of the remeasured net rentable area), which have executed leases but have not yet taken occupancy.

(8)	The increase in 2015 NOI from 2014 NOI was primarily due to contractual rent increases resulting in an increase in the weighted average base rent per square foot from approximately $68.87 to approximately $72.69 per square foot. The increase in 2016 NOI from 2015 NOI is primarily due to an increase in occupancy from 93.6% to 95.0% and an increase in in-place weighted average base rent per square foot from approximately $72.69 to approximately $74.66 per square foot. The increase in UW NOI from TTM NOI is primarily due to the inclusion of underwritten rent steps over underwritten rents in place, which rent steps equate to (i) for non-investment-grade tenants, base rent steps through April 2018, and (ii) for investment-grade tenants, the average base rent over the lesser of the loan term and lease term; with respect to the JPMorgan Chase Bank space subleased to Société Générale, the underwritten rent step is calculated using the average base rent over the loan term of the JPMorgan Chase Bank base rent of $61.50 per square foot to October 2022 and the base rent pursuant to Société Générale’s direct lease of $88.00 per square foot on a remeasured square footage that is 30,831 square feet higher than the current JPMorgan Chase Bank net rentable area through the remainder of the loan term.

(9)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 245 Park Avenue loan is secured by a first mortgage lien on the borrower’s fee interest in a 44-story, remeasured 1,779,515 square foot office building that occupies the entire city block between 46th and 47th Streets and Park and Lexington Avenues in Midtown Manhattan, New York. The whole loan has an outstanding principal balance as of the Cut-off Date of $1.2 billion (the “245 Park Avenue Whole Loan”). The 245 Park Avenue Whole Loan is comprised of (i) a senior loan, comprised of 20 pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $1.08 billion (one of which, Note A-2-A-3, with an outstanding principal balance as of the Cut-off Date of $75.0 million, will be contributed to the JPMCC 2017-JP7 Trust, the “245 Park Avenue Mortgage Loan”, and the remaining notes, collectively, the “245 Park Avenue Pari Passu Companion Loan”) and (ii) a subordinate companion loan, comprised of five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million (collectively, the “245 Park Avenue Subordinate Companion Loan”), each as described below. The 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loan are pari passu in right of payment with each other and are senior in right of payment to the 245 Park Avenue Subordinate Companion Loan as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The 245 Park Avenue Whole Loan” in the Preliminary Prospectus. The senior Note A-1-A (along with four other senior notes evidencing a portion of the 245 Park Avenue Pari Passu Companion Loan and all of the notes evidencing the 245 Park Avenue Subordinate Companion Loan) was contributed to the 245 Park Avenue Trust 2017-245P securitization that governs the servicing and administration of the 245 Park Avenue Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related trust and servicing agreement (the “245 Park Avenue Trust 2017-245P Trust and Servicing Agreement”), the directing certificateholder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement). However, the JPMCC 2017-JP7 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Consultation Termination Event). The 245 Park Avenue Whole Loan has a 10-year term and will be interest-only for the term of the loan.

Whole Loan Summary

The Borrower. The borrowing entity for the 245 Park Avenue Whole Loan is 245 Park Avenue Property LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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245 Park Avenue

The Loan Sponsor. The loan sponsor is HNA Group (“HNA”) and the nonrecourse carve-out guarantor is 181 West Madison Holding LLC, an affiliate of the loan sponsor. HNA is a China-based global Fortune 500 conglomerate with core divisions of aviation, hospitality, tourism, real estate, retail, finance, logistics, shipbuilding and eco-tech. In 2016, HNA had total assets of approximately $140.0 billion with revenues of approximately $87.0 billion. HNA Finance’s main business is leasing and insurance, and it also provides financial services such as securities, banking, futures, fund and investment banking. HNA Real Estate focuses on the development and management of central business district and urban real estate assets and, as of December 31, 2016, it had 34 real estate investments in over 40 cities. HNA owns more than $1.3 billion of United States commercial real estate including 850 Third Avenue, 1180 Sixth Avenue, the Cassa Hotel at 70 West 45th Street and two golf courses, Nicklaus Club-Monterey in Monterey California and Somers Pointe Country Club in Somers, New York. In 2016, HNA purchased a 25% stake in Hilton Worldwide Holdings Inc. from Blackstone Group LP for $6.5 billion.

The Property. The 245 Park Avenue property is a Class A office tower located along Park Avenue between 46th and 47th Streets that consists of 44 stories with remeasured 1,720,136 square feet of office space on 42 floors, remeasured 57,799 square feet of retail space and remeasured 1,580 square feet of lobby retail space in Midtown Manhattan, New York. The 245 Park Avenue property is one of 12 buildings that feature direct underground access to Grand Central Terminal, Metro North Transit and the 4, 5, 6, 7 and S subway lines. The property is located in the Park Avenue office submarket, adjacent to Grand Central Terminal, and within 0.6 miles of 5th Avenue, Rockefeller Center, Radio City Music Hall, St. Patrick’s Cathedral and the Museum of Modern Art. According to the appraisal, Park Avenue is widely considered to be one of the premier office corridors in the United States due to its central location, prestigious tenancy, proximity to Grand Central Station and other amenities. As of February 28, 2017, the property was 91.2% leased to 19 tenants based on the remeasured net rentable area of 1,779,515 square feet and the property has demonstrated average occupancy of 95.0% from 2007 to 2016.

The property’s largest tenant is Société Générale, a French multinational banking and financial services company, which utilizes the 245 Park Avenue property as its United States headquarters and leases 33.3% of the remeasured net rentable area through October 2032 across 12 floors. In 2010, Société Générale executed a sublease from JPMorgan Chase Bank for 562,347 contractual square feet through October 31, 2022. Additionally, in 2010, Société Générale executed a 10-year direct lease with the prior owner of 245 Park Avenue for 593,344 remeasured square feet which has a start date of November 1, 2022 at (i) approximately $88.00 per square foot for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 per square foot). Société Générale’s direct lease has a base year of 2013 and in addition, Société Générale subleases 36,425 contractual square feet to Brunswick Group and 36,425 contractual square feet to MIO Partners. As of April 28, 2017, Société Générale reported a market capitalization of approximately €40.8 billion, and it had revenues of €25.3 billion in 2016. Société Générale has offices in 67 countries, employing 145,700 people and serving approximately 31 million customers as of December 31, 2016. The second largest tenant, JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”), leases 13.4% of the remeasured net rentable area through October 2022. JPMorgan Chase Bank is the largest banking institution in the United States with a market capitalization of $308.9 billion as of May 5, 2017. JPMorgan Chase Bank operates in more than 60 countries, has more than 240,000 employees and serves consumers, small businesses, corporate, institutional and government clients. As of 2016, JPMorgan Chase Bank reported revenues of $95.7 billion and assets of $2.5 trillion. The JPMorgan Chase Bank space does not include the space subleased to Société Générale due to the fact that Société Générale has executed a direct lease which begins November 1, 2022. Of the 225,438 contractual square feet of JPMorgan Chase Bank space, a total of 189,686 contractual square feet is subleased through October 30, 2022. This includes 90,556 contractual square feet to Houlihan Lokey Inc., 49,133 contractual square feet to The Nemec Agency, 34,058 contractual square feet to Pierpont Capital Holdings LLC and 15,939 contractual square feet to JLL. The JPMorgan Chase Bank space also includes 17,813 contractual square feet of retail space that it leases at the property. The third largest tenant, Major League Baseball (“MLB”), leases 12.6% of the remeasured net rentable area through October 2022. MLB is a professional baseball league in North America and is currently headquartered at the 245 Park Avenue property. MLB reported record revenues in 2015, up $500 million from the prior year and approaching $9.5 billion. MLB had attendance of more than 73 million fans in 2016. MLB subleases 37,385 contractual square feet to the National Bank of Australia, 24,840 contractual square feet to Houlihan Lokey Inc. and 10,525 contractual square feet to Anthos USA Inc. through October 30, 2022. MLB’s lease expires in October 2022 and it has announced that it plans to vacate its space at the end of its lease term. In addition, MLB has signed a lease at another location and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration date. If MLB does not renew its lease 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises, a Cash Sweep Event (as defined below) will be triggered under the loan documents.

As of February 28, 2017, 65.1% of the property’s annual in-place base rent was attributed to investment grade tenants. The 245 Park Avenue property serves as the United States headquarters for Société Générale (33.3% of remeasured net rentable area, rated A2/A by Moody’s and S&P) and features other investment grade and institutional tenants including JPMorgan Chase Bank (13.4% of remeasured net rentable area, rated Aa3/A+/AA- by Moody’s, S&P and Fitch), MLB (12.6% of remeasured net rentable area), Angelo Gordon (6.4% of remeasured net rentable area) and Rabobank (6.3% of remeasured net rentable area, rated Aa2/A+/AA- by Moody’s, S&P and Fitch).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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245 Park Avenue

Midtown Manhattan is home to numerous national and multinational corporations, such as Bloomberg L.P., BlackRock, the Blackstone Group, Colgate-Palmolive, JPMorgan Chase Bank and NBC. The surrounding area offers a number of luxury hotels including the Waldorf Astoria, The Four Seasons and the New York Palace as well as Michelin starred restaurants such as Aquavit, The Modern and Le Bernardin.

According to the appraisal, as of the fourth quarter of 2016, the Park Avenue office submarket had approximately 21.8 million square feet of office inventory, direct weighted average Class A asking rents of $102.15 per square foot and a vacancy rate of 10.5%. The appraisal identified seven comparable Class A office buildings including 200 Park Avenue, 277 Park Avenue, 299 Park Avenue, 300 Park Avenue, 320 Park Avenue, 345 Park Avenue and 350 Park Avenue with current asking rents ranging from $85.00 per square foot to $125.00 per square foot which is in-line with the property. The comparable buildings had a weighted average occupancy of 97.0%. The property’s weighted average in place office rent of $80.72 per square foot is approximately $14.58 per square foot lower than the appraisal’s concluded weighted average in place market rent of $95.30 per square foot.

Historical and Current Occupancy(1)
2012	2013	2014	2015	2016	Current(2)
95.8%	93.6%	93.6%	93.6%	95.0%	91.2%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of February 28, 2017, is based on remeasured net rentable area of 1,779,515 and includes HNA Capital USA LLC (an affiliate of the loan sponsor) and MIO Partners (together, approximately 2.7% of the remeasured net rentable area), which have executed leases but have not yet taken occupancy.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)(3)	% of Total NRA(3)	Base Rent PSF(4)	% of Total Base Rent	Lease Expiration Date
Société Générale(5)(6)	A2 / A / NA	593,344	33.3%	$61.50	27.4%	10/31/2032
JPMorgan Chase Bank(5)(7)	Aa3 / A+ / AA-	237,781	13.4%	$52.42	9.4%	10/31/2022
MLB(8)	NA / NA / NA	224,477	12.6%	$124.75	21.8%	10/31/2022
Angelo Gordon	NA / NA / NA	113,408	6.4%	$81.00	7.3%	5/31/2026
Rabobank	Aa2 / A+ / AA-	112,662	6.3%	$138.00	12.0%	9/30/2026
Ares Capital	NA / BBB+ / BBB+	97,101	5.5%	$83.91	6.5%	5/31/2026
HNA Capital US LLC(9)	NA / NA / NA	38,382	2.2%	$74.00	2.3%	1/31/2026
Regus Business Centre	NA / NA / NA	38,383	2.2%	$84.00	2.6%	9/30/2021
WisdomTree Investments(10)	NA / NA / NA	37,924	2.1%	$73.00	2.2%	8/31/2029
The Norinchukin Bank	A1 / A / NA	37,342	2.1%	$99.00	2.9%	3/31/2022
(1)	Based on the underwritten rent roll dated February 28, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Based on remeasured net rentable square feet of 1,779,515.

(4)	Based on 1,723,993 contractual square feet.

(5)	JPMorgan Chase Bank subleases 562,347 contractual square feet to Société Générale through October 31, 2022. In 2010, Société Générale executed a 10-year direct lease with the prior owner for 593,344 remeasured square feet which has a start date of November 1, 2022 at (i) approximately $88.00 per square foot for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 per square foot). Société Générale’s direct lease has a base year of 2013 and two five-year renewal options and in addition, Société Générale subleases 36,425 contractual square feet to Brunswick Group and 36,425 contractual square feet to MIO Partners. The terms shown for Société Générale in the table above are based on JPMorgan Chase Bank’s direct lease.

(6)	Société Générale has the right to terminate either the highest floor or the highest two full floors that it leases (if such floors are contiguous) under either the related sublease described above or under its direct lease with the borrower, with notice by May 1, 2021. Société Générale may not exercise the option if all or any portion of the termination space is covered by a non-disturbance agreement granted by the borrower.

(7)	The JPMorgan Chase Bank space does not include the space subleased to Société Générale due to the fact that Société Générale has executed a direct lease which begins November 1, 2022. Of the 225,438 contractual square feet of JPMorgan Chase Bank space, a total of 189,686 contractual square feet is subleased through October 30, 2022. This includes 90,556 contractual square feet to Houlihan Lokey Inc., 49,133 contractual square feet to The Nemec Agency, 34,058 contractual square feet to Pierpont Capital Holdings LLC and 15,939 contractual square feet to JLL. The JPMorgan Chase Bank space also includes 17,813 contractual square feet of retail space that it leases at the property. The terms shown for JPMorgan Chase Bank in the table above are based on its direct lease. JPMorgan Chase Bank may not extend any portion of its lease currently subleased to Société Générale pursuant to its sublease agreement with Société Générale.

(8)	MLB subleases 37,385 contractual square feet to the National Bank of Australia, 24,840 contractual square feet to Houlihan Lokey Inc. and 10,525 contractual square feet to Anthos USA Inc. through October 30, 2022. MLB does not have any remaining renewal options. The terms shown for MLB in the table above are based on its direct lease. MLB has announced that it plans to vacate its space at the end of its lease term and that it signed a lease at another location and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration.

(9)	The HNA Capital US LLC space was originally leased to Heineken Americas Inc. from January 2010 through January 2026. On May 4, 2017, Heineken Americas Inc. assigned its space at the property to HNA Capital US LLC, an affiliate of the sponsor.

(10)	WisdomTree Investments has the right to terminate its lease effective as of August 20, 2024, with 12 months’ notice and the payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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245 Park Avenue

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring(3)	% of NRA Expiring(3)	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring(3)	Cumulative % of NRA Expiring(3)	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	153,915	8.9%	NAP	NAP	153,915	8.9%	NAP	NAP
2017 & MTM	0	0	0.0	$0	0.0%	153,915	8.9%	$0	0.0%
2018	2	13,352	0.8	1,282,100	1.0	167,267	9.7%	$1,282,100	1.0%
2019	0	0	0.0	0	0.0	167,267	9.7%	$1,282,100	1.0%
2020	1	22,502	1.3	1,597,404	1.3	189,769	11.0%	$2,879,504	2.3%
2021	1	38,382	2.2	3,224,088	2.6	228,151	13.2%	$6,103,592	4.8%
2022(4)	6	505,781	29.3	45,017,995	35.7	733,932	42.6%	$51,121,587	40.5%
2023	0	0	0.0	0	0.0	733,932	42.6%	$51,121,587	40.5%
2024	0	0	0.0	0	0.0	733,932	42.6%	$51,121,587	40.5%
2025	0	0	0.0	0	0.0	733,932	42.6%	$51,121,587	40.5%
2026	6	376,592	21.8	36,765,311	29.1	1,110,524	64.4%	$87,886,898	69.7%
2027	1	10,538	0.6	937,882	0.7	1,121,062	65.0%	$88,824,780	70.4%
2028 & Beyond(4)(5)	2	602,931	35.0	37,352,719	29.6	1,723,993	100.0%	$126,177,5000	100.0%
Total	19	1,723,993	100.0%	$126,177,500	100.0%

(1)	Based on the underwritten rent roll dated February 28, 2017 and includes rent steps through April 2018.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Based on 1,723,993 contractual square feet.

(4)	JPMorgan Chase Bank subleases 562,347 square feet to Société Générale through October 31, 2022. In 2010, Société Générale executed a direct lease with the prior owner that has a start date of November 1, 2022 and is for an initial term of 10 years, with two five-year extension options. The lease maturity of this space is reflected as 2032 in the table above.

(5)	2028 & Beyond includes 2,661 square feet of building office space.

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)	Underwritten	Per Square Foot(2)	%(3)
Rents in Place	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$126,177,500	$73.19	65.1%
Vacant Income	0	0	0	0	16,425,575	9.53	8.5%
Rent Steps	0	0	0	0	10,341,838	6.00	5.3
Gross Potential Rent(4)	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$152,944,913	$88.72	78.9%
Total Reimbursements(5)	31,667,499	34,635,748	37,032,022	37,903,249	40,918,609	23.73	21.1%
Net Rental Income	$150,404,076	$159,956,722	$165,737,056	$166,998,932	$193,863,523	$112.45	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(16,425,575)	(9.53)	(8.5)%
Other Income(6)	488,183	704,333	1,901,893	1,888,513	318,732	0.18	0.2%
Effective Gross Income	$150,892,259	$160,661,057	$167,638,950	$168,887,445	$177,756,680	$103.11	91.7%

Total Expenses	$52,333,954	$57,993,351	$60,922,988	$61,210,770	$62,448,738	$36.22	35.1%

Net Operating Income(7)(8)	$98,558,305	$102,667,706	$106,715,962	$107,676,675	$115,307,942	$66.88	64.9%

Total TI/LC, Capex/RR	0	0	0	0	5,743,040	3.33	3.2%

Net Cash Flow	$98,558,305	$102,667,706	$106,715,962	$107,676,675	$109,564,903	$63.55	61.6%
Average Annual Rent PSF(9)	$68.87	$72.69	$74.66	$74.88

(1)	TTM represents the trailing 12-month period ending March 31, 2017.

(2)	Based on 1,723,993 contractual square feet.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	The increase in Underwritten Gross Potential Rent from TTM Gross Potential Rent is primarily due to the inclusion of rent steps, which are underwritten to (i) for non-investment-grade tenants, rent steps through April 2018 and (ii) for investment-grade tenants, the average base rent over the lesser of the 245 Park Avenue Whole Loan term and the applicable lease term. With respect to the Société Générale subleased space, rent steps are underwritten based on the average of the JPMorgan Chase base rent of $61.50 per square foot through October 2022 and base rent pursuant to Société Générale’s direct lease of $88.00 per square foot through the remainder of the loan term.

(5)	Expense Recoveries are calculated on a tenant-by-tenant basis according to each tenant’s reimbursement methodology. Reimbursements for the JPMorgan Chase Bank space subleased to Société Générale are underwritten pursuant to the triple-net JPMorgan Chase Bank lease; upon the commencement of Société Générale’s direct modified gross lease in October 2022, the tenant is instead required to reimburse expenses over a base year of 2013.

(6)	Other Income consists of licensing fees, utility fees, generator fees and other miscellaneous items.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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245 Park Avenue

(7)	The increase in 2015 Net Operating Income from 2014 Net Operating Income was primarily due to contractual rent increases resulting in an increase in the weighted average base rent per square foot from approximately $68.87 to approximately $72.69 per square foot.

(8)	The increase in 2016 Net Operating Income from 2015 Net Operating Income is primarily due to an increase in occupancy from 93.6% to 95.0% and an increase in the weighted average base rent per square foot from approximately $72.69 to approximately $74.66 per square foot.

(9)	Average Annual Rent PSF is based on historical Rents in Place and 1,723,993 contractual leased square feet as of December 31 of each respective year.

Property Management. The property is managed by Brookfield Properties Management LLC (“Brookfield”) on an interim basis subject to a property management agreement which is in place until October 31, 2017. The borrower has indicated that it expects to replace Brookfield and select a long term property manager on or before the expiration of the current management agreement. Under the loan agreement, the loan sponsor may replace the property manager with a qualified manager, which will include certain preapproved parties or, among other criteria, a nationally recognized property management company having at least 7.5 million rentable square feet under management (excluding the property), including at least 5.0 million rentable square feet under management in office properties in New York City.

Escrows and Reserves. At origination, the borrower deposited $10,298,441 for outstanding tenant improvements and leasing commissions, $1,133,167 for free rent, $227,000 for insurance reserves and $47,738 for required repairs. In lieu of depositing any reserve amounts required under the loan documents in cash, the borrower may deliver to the lender one or more letters of credit for all or any portion of the deposit requirements. The amount of any such letter(s) of credit may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion delivered to the lender.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of annual estimated tax payments, which currently equates to $3,878,518 (approximately $26.15 per remeasured square foot annually).

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual insurance premiums, which currently equates to $113,500 (approximately $0.77 per remeasured square foot annually).

Replacement Reserves - On a monthly basis, the borrower is required to escrow $47,738 (approximately $0.32 per remeasured square foot annually) for ongoing replacement reserves.

Rollover Reserves - Commencing on May 1, 2025 and continuing on a monthly basis, the borrower is required to deposit $446,775 per month ($3.00 per remeasured square foot annually) with the lender for costs related to tenant improvements and leasing commissions. The borrower is also required to deposit any lease modification fees, settlement amounts for claims against third parties related to any lease, any rejection, termination, cancellation or surrender fee and any holdover rents or use and occupancy fees from any current or former tenants.

Lockbox / Cash Management. The 245 Park Avenue Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager were required at origination to deliver letters to all tenants at the property directing them to pay rents into a lockbox account. All funds in the lockbox account are required to be swept within one business day into the borrower’s operating account, unless a Cash Sweep Event (as defined below) is continuing, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (a) an event of default under the 245 Park Avenue Whole Loan or an event of default under the mezzanine loans, (b) the bankruptcy or insolvency of the borrower or property manager (in the case of the property manager, to the extent such action results in the cash or bank accounts associated with the property being subsumed in the action or that has a material adverse effect on the property or the value or security of the lender’s interests), (c) the debt service coverage ratio (as calculated in the loan documents) for the 245 Park Avenue Whole Loan and mezzanine loans based on underwritten net cash flow falling below 1.15x at the end of any quarter, based on the trailing three-month period or (d) MLB failing to renew all or substantially all of its premises at least 12 months before its lease expiration date or MLB vacating or abandoning all or substantially all of its premises (provided that any sweep, in the case of (d), will be capped at $85.00 per square foot with respect to the space leased by MLB) (a “Tenant Trigger Event”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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245 Park Avenue

A Cash Sweep Event may be cured upon the satisfaction of the following conditions: (i) with respect to a Cash Sweep Event caused solely by clause (a) above, the acceptance of a cure by the applicable lender of the related event of default, (ii) with respect to a Cash Sweep Event caused by clause (b) above, if the borrower replaces such manager within 60 days of such action in accordance with the loan documents, (iii) with respect to a Cash Sweep Event caused solely by clause (c) above, either (1) the achievement of a debt service coverage ratio for the 245 Park Avenue Whole Loan and mezzanine loans of at least 1.15x for six consecutive months based on the trailing three-month period or (2) the borrower effects a DSCR Cure (as defined below) or (iv) with respect to a Cash Sweep Event caused solely by a Tenant Trigger Event, the occurrence of a Tenant Trigger Cure (as defined below). Each Cash Sweep Event cure is also subject to the following: (x) no other event of default has occurred and is continuing, (y) a cure may not occur more than five times in the aggregate during the term of the loan (except that there are no limits on the number of times a DSCR Cure may occur and a DSCR Cure is excluded from the foregoing limit) and (z) the borrower may not cure a Cash Sweep Event caused by a bankruptcy or insolvency of the borrower.

A “DSCR Cure” means the satisfaction of the following conditions: (a) the borrower delivers a letter of credit with a notional amount which, if applied to the 245 Park Avenue Whole Loan and each mezzanine loan, would result in a debt service coverage ratio of at least 1.15x based upon the trailing three-month period immediately preceding the date of determination; and (b) no Cash Sweep Event resulting from a separate event has occurred which has not been cured; provided that (x) the amount of the letter of credit (together with the amount of any other letters of credit that have been delivered by the borrower under the loan documents) may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion and (y) the borrower has no reimbursement obligations with respect to such letter of credit.

A “Tenant Trigger Cure” means either (x) the replacement of MLB with one or more tenants approved by the lender if required under the loan documents leasing not less than 90% of the leasable area of the MLB space (including any portion of the space retained by MLB), which tenant(s) are in occupancy and paying full contractual rent, without right of offset or free rent credit, as evidenced by an estoppel certificate or (y) during the period of any Cash Sweep Event from and after a Tenant Trigger Event, excess cash flow has been deposited in the cash management account in an amount equal to or exceeding $85.00 per rentable square foot with respect to the space demised under the MLB lease.

Additional Debt. The $568.0 million mezzanine debt consists of a $236.5 million mezzanine loan A, a $221.0 million mezzanine loan B and a $110.5 million mezzanine loan C. The mezzanine loan A has a 5.00000% coupon, the mezzanine loan B has a 5.70000% coupon and the mezzanine Loan C has a 6.85000% coupon. The mezzanine loans are interest-only for the full term of the loans and are coterminous with the 245 Park Avenue Whole Loan. Including the 245 Park Avenue Subordinate Companion Loan and mezzanine loans, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 80.0%, 1.42x and 6.5%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement. The mezzanine loans have been or are expected to be sold to institutional investors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Gateway Net Lease Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Gateway Net Lease Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Gateway Net Lease Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Portfolio
Credit Assessment (DBRS)(2):	BBB(high)	Title(7):	Fee / Leasehold
Original Principal Balance(3):	$70,000,000	Property Type - Subtype:	Various / Various
Cut-off Date Principal Balance(3):	$70,000,000	Net Rentable Area (SF)(8):	5,296,943
% of Pool by IPB:	8.6%	Location:	Various
Loan Purpose:	Acquisition	Year Built / Renovated:	Various / Various
Borrowers(4):	Various	Occupancy(8):	100.0%
Sponsor(4):	ETCL Venture LP	Occupancy Date:	7/5/2017
Interest Rate(5):	3.56283%	Number of Tenants:	41
Note Date:	5/19/2017	2014 NOI(9):	N/A
Maturity Date:	6/5/2024	2015 NOI(9) :	N/A
Interest-only Period:	84 months	2016 NOI(9) :	N/A
Original Term:	84 months	TTM NOI(9):	N/A
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$79,004,104
Call Protection(6):	L(24),Grtr1%orYM(1),	UW Expenses:	$29,231,519
	DeforGrtr1%orYM(55),O(4)	UW NOI:	$49,772,586
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$45,081,162
Additional Debt:	Yes	Appraised Value / Per SF(10):	$785,215,000 / $148
Additional Debt Balance:	$283,000,000 / $170,000,000	Appraisal Date:	Various
Additional Debt Type:	Pari Passu / B-Notes

Escrows and Reserves(11)				Financial Information(3)
	Initial	Monthly	Initial Cap		A-Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$67	$99
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$67	$99
Replacement Reserves:	$0	Springing	$2,648,472	Cut-off Date LTV(10):	45.0%	66.6%
TI/LC:	$0	Springing	$7,945,415	Maturity Date LTV(10):	45.0%	66.6%
Other:	$10,720,000	Springing	N/A	UW NCF DSCR:	3.54x	2.04x
				UW NOI Debt Yield:	14.1%	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(3)	$353,000,000	42.5%	Purchase Price	$818,097,509	98.6%
B-Notes(3)	170,000,000	20.5	Upfront Reserves	10,720,000	1.3
Sponsor Equity	307,050,139	37.0	Closing Costs	1,232,630	0.1
Total Sources	$830,050,139	100.0%	Total Uses	$830,050,139	100.0%
(1)	The Gateway Net Lease Portfolio Whole Loan was co-originated by JPMCB and Bank of America, N.A. (“BANA”).
(2)	DBRS has confirmed that the Gateway Net Lease Portfolio loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.
(3)	The Gateway Net Lease Portfolio Mortgage Loan is part of a whole loan evidenced by seven senior pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $353.0 million (the “A-Notes”) and 10 subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $170.0 million (the “B-Notes”). The A-Notes Financial Information presented in the chart above reflects the Cut-off Date balance of the A-Notes, but excludes the related B-Notes. The Whole Loan Financial Information presented in the chart above reflects the Cut-off Date balance of the A-Notes and B-Notes evidencing the Gateway Net Lease Portfolio Whole Loan.
(4)	There is no nonrecourse carve-out guarantor for the Gateway Net Lease Portfolio Whole Loan. For a full description of the Borrowers and Sponsor, see “The Borrowers” and “The Loan Sponsor” below.
(5)	Interest Rate reflects the interest rate with respect to the Gateway Net Lease Portfolio A-Notes. The interest rate on the Gateway Net Lease Portfolio Subordinate Companion Loan is 5.40000%.
(6)	Defeasance of the full $523.0 million Gateway Net Lease Portfolio Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 19, 2020. The assumed lockout period of 25 payments is based on the expected JPMCC 2017-JP7 securitization’s closing date in July 2017. The actual lockout period may be longer. The borrowers are also permitted to prepay a portion of the Gateway Net Lease Portfolio Whole Loan after June 5, 2019 in connection with the release of an individual property and the payment of a yield maintenance premium.
(7)	The following properties are secured by the applicable borrowers’ leasehold interest: FedEx (Baltimore), GoDaddy, Sikorsky Aircraft R&D Facility and Hitachi. See “Ground Leases” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Gateway Net Lease Portfolio

(8)	Net Rentable Area (SF) and Occupancy include two properties, Baxalta (Barry Pointe) (16,686 square feet) and Baxalta (Casselberry) (16,694 square feet), which have not yet been completed.
(9)	The portfolio consists of 41 single tenant properties, many of which are recently constructed build-to-suit projects, each leased on a triple net basis. Due to the underlying structure of each lease as well as the lack of operating history for the majority of properties, no historical financial information is presented above.
(10)	Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “As Complete” appraised value for two properties, Baxalta (Barry Pointe) and Baxalta (Casselberry), which are under construction. These values assume each property is 100.0% leased upon completion of the construction. According to the sponsor, each property is expected to open in the fourth quarter of 2017. Based on the aggregate “as is” appraised value of $769.115 million, which excludes Baxalta (Barry Pointe) and Baxalta (Casselberry), the Cut-off Date LTV and Maturity Date LTV are 45.9%. Appraisal Dates are in February and March 2017, except for Baxalta (Barry Pointe) and Baxalta (Casselberry).
(11)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Gateway Net Lease Portfolio loan is secured by the borrowers’ fee or leasehold interests in a portfolio of 41 single tenant industrial and office properties located across 20 states, totaling 5,296,943 square feet (the “Gateway Net Lease Portfolio Properties”). The whole loan has an outstanding principal balance as of the Cut-off Date of $523.0 million (the “Gateway Net Lease Portfolio Whole Loan”) and is comprised of seven pari passu senior notes, each as described below, with an aggregate outstanding principal balance as of the Cut-off Date of $353.0 million (collectively, the “Gateway Net Lease Portfolio A-Notes”), and 10 subordinate B-Notes with an aggregate outstanding principal balance as of the Cut-off Date of $170.0 million (the “Gateway Net Lease Portfolio Subordinate Companion Loan”). Note A-1-2, with an outstanding principal balance as of the Cut-off Date of $70.0 million (the “Gateway Net Lease Portfolio Mortgage Loan”), is being contributed to the JPMCC 2017-JP7 Trust. Note A-1-1 and Note A-2-1 have been securitized as described below. Note A-1-3, Note A-1-4, Note A-2-2 and Note A-2-3 will not be included in the trust, are held by JPMCB or an affiliate or BANA or an affiliate and are expected to be contributed to one or more future securitization trusts. The Gateway Net Lease Portfolio Subordinate Companion Loans have been sold to a third party investor. Under the related intercreditor agreement, prior to a control appraisal period with respect to the Gateway Net Lease Portfolio Subordinate Companion Loans, the holder of the Gateway Net Lease Portfolio Subordinate Companion Loan evidenced by Note B-1-1 will have the right, under certain circumstances, to approve certain major decisions with respect to the Gateway Net Lease Portfolio Whole Loan, to exercise certain cure rights and to replace the related special servicer with or without cause. The holders of the Gateway Net Lease Portfolio Subordinate Companion Loans will also have the right to exercise certain purchase option rights with respect to the Gateway Net Lease Portfolio A-Notes under certain circumstances. After a control appraisal period occurs with respect to the Gateway Net Lease Portfolio Subordinate Companion Loans, the holder of Note A-1-1 will be entitled to exercise the rights of the controlling noteholder for the Gateway Net Lease Portfolio Whole Loan. The JPMCC 2017-JP7 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Consultation Termination Event). The Gateway Net Lease Portfolio Whole Loan has a seven-year term and will be interest-only for the entire loan term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$85,000,000	$85,000,000	DBJPM 2017-C6	No(1)
A-1-2	70,000,000	70,000,000	JPMCC 2017-JP7	No
A-1-3, A-1-4	92,100,000	92,100,000	JPMCB	No
A-2-1	45,000,000	45,000,000	BANK 2017-BNK5	No
A-2-2, A-2-3	60,900,000	60,900,000	BANA	No
B-Notes	170,000,000	170,000,000	Apollo(2)	Yes(3)
Total	$523,000,000	$523,000,000
(1)	The Gateway Net Lease Portfolio Whole Loan will be serviced pursuant to the DBJPM 2017-C6 pooling and servicing agreement.
(2)	The B-Notes are held by Athene Annuity and Life Company, Athene Annuity & Life Assurance Company, American Equity Investment Life Insurance Company, Midland National Life Insurance Company and American Equity Investment Life Insurance Company, which are managed by Apollo.
(3)	Note B-1-1 is the controlling note with respect to the Gateway Net Lease Portfolio Whole Loan, until the occurrence and continuance of a control appraisal period, after which Note A-1-1 will be the controlling note, as described above.

The Borrowers. The borrowers, ETCL Richmond, LLC; ETCL Westerville ADS, LLC; ETCL Fort Wayne, LLC; ETCL Ankeny, LLC; ETCL Grand Rapids, LLC; ETCL Mounds View, LLC; ETCL Springfield, LLC; ETCL Wausau, LLC; ETCL Mansfield, LLC; KIRCO ETCL CH Distribution II, LLC; ETCL Carrier, LLC; ETCL Fort Myers, LLC; ETCL Fort Myers Parking, LLC; ETCL Woodlands, LLC; ETCL Seguin Dist, LLC; ETCL Staunton, LLC; ETCL Stratford, LLC; ETCL Pompano, LLC; ETCL Pure Lafayette, LLC; ETCL Vegas, LLC; ETCL Tempe, LLC; ETCL H&E Columbia, LLC; ETCL H&E Greer, LLC; ETCL H&E New Orleans, LLC; ETCL H&E Oklahoma City, LLC; ETCL H&E San Antonio, LLC; ETCL Novi HB, LLC; ETCL Dallas I, LLC; ETCL New Braunfels, LLC; ETCL Salisbury, LLC; ETCL Toledo, LLC; ETCL Franklin Pro-Packaging, LLC; ETCL Franklin Trans-Packaging, LLC; ETCL Russellville, LLC; ETCL Fort Worth Ski, LLC; ETCL Longwood, LLC; ETCL Birmingham, LLC; ETCL Shakopee, LLC; ETCL Northpark, LLC and ETCL Sparrows Point, LLC, are each a single purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors in each borrower structure. Upon distribution of the initial reserve related to ongoing construction, ETCL Barry Pointe Plasma, LLC and ETCL Casselberry Plasma, LLC (individually and jointly the “Construction Borrower”) are required to deliver a joinder agreement, which will provide that the Construction Borrower is added to, and will be bound by the Gateway Net Lease Portfolio Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Gateway Net Lease Portfolio

Portfolio Summary
Property Name	Location	Net Rentable Area (NRA)	Year Built / Renovated	Allocated A Note Amount	% of ALA	Appraised Value	% of Appraised Value
BAE Facility	Fort Wayne, IN	333,750	2015 / NAP	$29,400,918	8.3%	$65,400,000	8.3%
FedEx Ground (Stratford)	Stratford, CT	225,198	2016 / NAP	28,320,994	8.0	63,000,000	8.0%
FedEx (Baltimore)	Edgemere, MD	306,016	2016 / NAP	26,073,403	7.4	58,000,000	7.4%
Harman Becker	Novi, MI	188,042	2015 / NAP	20,768,279	5.9	46,200,000	5.9%
GE Aviation (Lafayette)	Lafayette, IN	306,406	2015 / NAP	19,782,849	5.6	44,000,000	5.6%
GoDaddy	Tempe, AZ	150,000	2014 / NAP	17,535,258	5.0	39,000,000	5.0%
Carrier	San Antonio, TX	517,000	2014 / NAP	17,305,774	4.9	38,500,000	4.9%
Emerus	The Woodlands, TX	95,640	2000 / NAP	14,072,753	4.0	31,300,000	4.0%
Cardinal Health	Detroit, MI	275,951	2015 / NAP	13,688,031	3.9	30,450,000	3.9%
Tyco Electronics	Shakopee, MN	176,648	2014 / NAP	13,553,040	3.8	30,150,000	3.8%
FCA/Caterpillar	Seguin, TX	300,000	2012 / NAP	12,770,096	3.6	28,400,000	3.6%
FedEx Ground (Staunton)	Staunton, VA	225,198	2016 / NAP	10,745,239	3.0	23,900,000	3.0%
Quad Packaging (Proteus)	Franklin, WI	205,000	2006 / NAP	8,990,363	2.5	20,000,000	2.5%
Quad Packaging (Transpak)	Franklin, WI	218,000	2006 / NAP	8,902,620	2.5	19,800,000	2.5%
T-Mobile Call Center	Birmingham, AL	66,500	1996 / 2014	8,308,662	2.4	18,475,000	2.4%
Sikorsky Aircraft R&D Facility	Dallas, TX	150,975	2008 / NAP	8,045,430	2.3	17,900,000	2.3%
Vatterott College	Berkeley, MO	90,000	2007 / NAP	7,464,971	2.1	16,600,000	2.1%
Comcast	Fort Myers, FL	57,260	2008 / NAP	6,695,526	1.9	14,900,000	1.9%
Alfa Laval Plant	Richmond, VA	180,252	1990 / 2005	6,108,317	1.7	13,600,000	1.7%
LKQ (New Braunfels)	New Braunfels, TX	98,771	2016 / NAP	6,027,323	1.7	13,400,000	1.7%
Hitachi	Irving, TX	72,056	2000 / 2012	5,757,342	1.6	12,800,000	1.6%
Cameron International	Mansfield, PA	75,000	2013 / NAP	5,473,862	1.6	12,175,000	1.6%
Alliance Data Systems Office	Westerville, OH	100,800	1990 / 2005	5,190,382	1.5	11,550,000	1.5%
Synchrony Financial	Longwood, FL	67,775	1983 / NAP	4,832,658	1.4	10,750,000	1.4%
Baxalta (Barry Pointe)(1)	Kansas City, MO	16,686	2017 / NAP	3,705,488	1.0	8,250,000	1.1%
Baxalta (Casselberry)(1)	Casselberry, FL	16,694	2017 / NAP	3,530,000	1.0	7,850,000	1.0%
Baxalta (Mounds View)	Mounds View, MN	16,694	2015 / NAP	3,334,264	0.9	7,420,000	0.9%
Baxalta (Grand Rapids)	Grand Rapids, MI	16,694	2014 / NAP	3,327,514	0.9	7,400,000	0.9%
Gerdau	Las Vegas, NV	46,976	1986 / 2015	3,327,514	0.9	7,400,000	0.9%
Baxalta (Wausau)	Wausau, WI	16,694	2015 / NAP	3,239,771	0.9	7,200,000	0.9%
Baxalta (Springfield)	Springfield, MO	16,694	2015 / NAP	3,145,277	0.9	7,000,000	0.9%
LKQ (Salisbury)	Charlotte, NC	205,100	1960 / 2005	3,145,277	0.9	7,000,000	0.9%
Baxalta (Ankeny)	Ankeny, IA	16,694	2015 / NAP	2,969,790	0.8	6,600,000	0.8%
H&E Equipment Services (San Antonio)	San Antonio, TX	26,535	2015 / NAP	2,605,315	0.7	5,800,000	0.7%
H&E Equipment Services (New Orleans)	New Orleans, LA	18,808	2015 / NAP	2,450,076	0.7	5,450,000	0.7%
GE Aviation (Pompano)	Pompano Beach, FL	30,892	1985 / 2012	2,294,837	0.7	5,100,000	0.6%
Saint-Gobain Warehouse	Russellville, AL	102,950	2009, 2014 / NAP	2,065,354	0.6	4,600,000	0.6%
H&E Equipment Services (Columbia)	Columbia, SC	19,380	2015 / NAP	2,045,105	0.6	4,550,000	0.6%
H&E Equipment Services (Yukon)	Yukon, OK	19,608	2015 / NAP	2,018,107	0.6	4,490,000	0.6%
LKQ (Toledo)	Toledo, OH	207,998	1975, 2012 / 2013	2,011,358	0.6	4,475,000	0.6%
H&E Equipment Services (Greer)	Greer, SC	19,608	2015 / NAP	1,970,860	0.6	4,380,000	0.6%
Total		5,296,943		$353,000,000	100.0%	$785,215,000	100.0%
(1)	“As Complete” values were used for Baxalta (Barry Pointe) and Baxalta (Casselberry), which assume each property is 100.0% leased upon completion of the construction. Each such property is expected to open in the fourth quarter of 2017. Both the Cut-off Date LTV and Maturity Date LTV, based on the aggregate $769.115 million “As is” value, which excludes Baxalta (Barry Pointe) and Baxalta (Casselberry), are 45.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Gateway Net Lease Portfolio

The Loan Sponsor. The loan sponsor is ETCL Venture LP, a joint venture between China Life Insurance (Overseas) Company Limited (“China Life”) (94.6%) and ET II-CL 2016, LLC and ElmTree Managing Member II, LLC (collectively, “ElmTree”) (5.4%). At origination, China Life purchased 94.6% of ElmTree’s stake in the portfolio. There is no nonrecourse carve-out guarantor for the Gateway Net Lease Portfolio Whole Loan and the borrowers are the sole parties liable for any breach or violation of the nonrecourse carve-out provisions in the Whole Loan documents or the related environmental indemnity. Headquartered in Beijing, China, China Life and its subsidiaries comprise the largest commercial insurance group in mainland China with over 130,000 employees. Ranked number 54 on Fortune’s Global 500 Company list, China Life has approximately $361.6 billion in assets under management as of June 30, 2016. As of May 24, 2017, China Life had a market capitalization of approximately $111.6 billion and is the first insurance company to be triple-listed in New York, Hong Kong and Shanghai. ElmTree is a real estate investment firm led by managing principal and founder James Koman, focusing primarily on commercial real estate net lease, sale-leaseback and build-to-suit opportunities. ElmTree has completed in excess of $4.0 billion in commercial real estate transactions.

The Properties. The Gateway Net Lease Portfolio consists of 41 single tenant industrial and office properties totaling approximately 5.3 million square feet. The properties are located across 20 states, with the largest concentration in Texas (23.8% of net rentable area), Indiana (12.1%) and Michigan (9.1%). The properties were built between 1960 and 2017, and 24 of the properties (58.3% of net rentable area) were built-to-suit (including the two properties under construction) for the respective tenants. Eight properties were built prior to 2000, with seven having since been renovated. According to the borrower sponsor, approximately $249.9 million has been spent at the build-to-suit properties in additional to the landlord provided tenant improvements. Two properties, Baxalta (Barry Pointe) and Baxalta (Casselberry), are currently under construction and expected to open in the fourth quarter of 2017. At origination, $10,720,000 was reserved in connection with these two properties. The loan documents provide for release of the applicable reserve to the borrowers upon completion of these properties, among other conditions, as further described in “Escrows and Reserves” below. The properties are all leased on a triple net basis and range in size from approximately 16,686 square feet to 517,000 square feet. The weighted average remaining lease term for the portfolio is approximately 9.1 years. The portfolio consists of 26 industrial properties (approximately 82.3% of the net rentable area), eight suburban office properties (15.5%) and seven medical office properties (2.2%). As of June 5, 2017 the portfolio is 100.0% leased to 25 unique tenants.

BAE Facility. The largest property by allocated loan amount, BAE Facility, is a 333,750 square foot manufacturing facility situated on approximately 39.2 acres and located in Fort Wayne, Indiana. The property was constructed in 2015 on a build-to-suit basis and consists of a manufacturing component (approximately 86.5% of NRA) and an office component (approximately 13.5% of NRA). The manufacturing component of the property features 24-foot ceilings, two dock doors, LED lighting and air conditioning throughout approximately 93.6% of the area. The office component features a café, full commercial grade kitchen and an employee gym. The property contains 948 parking spaces resulting in a parking ratio of approximately 2.8 spaces per 1,000 square feet of net rentable area.

The BAE Facility property is currently 100.0% leased to BAE Systems Controls, Inc. (“BAE Systems”) on a triple net basis through August 2025 and its lease contains four remaining five-year extension options. BAE Systems is a subsidiary of BAE Systems PLC, a British multinational defense, security and aerospace company headquartered in London, United Kingdom and traded publicly on the London Stock Exchange (LSE:BA). BAE Systems uses the property for electronics manufacturing for the commercial aviation and defense industries. BAE Systems accounts for approximately 6.3% and 8.6% of the net rentable area and underwritten base rent, respectively, of the Gateway Net Lease Portfolio Properties.

The BAE Facility property is located in Fort Wayne, Indiana and is approximately 6.6 miles southwest of the Fort Wayne central business district. Access to the property is provided via Ardmore Avenue to the east and Airport Expressway to the south and the property benefits from its proximity to both Interstate 69 and Interstate 469, which are located approximately 5.0 miles east and 4.5 miles south, respectively. Fort Wayne International Airport is located less than 1.0 mile south of the Gateway Net Lease Portfolio Property and serves approximately 600,000 passengers per year. According to the appraisal, the property is located in the Fort Wayne industrial market. According to a market data provider, as of year-end 2016, the Fort Wayne industrial market consisted of 76 industrial facilities over 100,000 square feet and totaling approximately 20.8 million square feet with an overall vacancy rate of 4.7%. Additionally, the average age of the industrial properties identified was approximately 44.4 years as compared to the BAE Facility property, which was constructed in 2015. The appraisal identified six comparable single tenant industrial facilities ranging in size from 81,578 square feet to 393,817 square feet and constructed between 2000 and 2016. Base rents for the comparable triple-net leases ranged from $6.89 per square foot to $13.73 per square foot, with a weighted average of approximately $8.97 per square foot. The appraisal did not identify any properties currently under construction that would compete with the BAE Facility property, however noted the large inventory of available development land in the subject neighborhood.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Gateway Net Lease Portfolio

FedEx Ground (Stratford). The second largest property by allocated loan amount, FedEx Ground (Stratford), is a 225,198 square foot warehouse and distribution facility situated on approximately 28.2 acres and located in Stratford, Connecticut. The property was constructed in 2016 on a build-to-suit basis and consists of a warehouse component (approximately 88.8% of NRA) and an office component (approximately 11.2% of NRA). The distribution-warehouse component of the property features a clear height of approximately 26 feet, 61 loading docks and seven overhead drive-in steel doors, accommodates the turning radius of 18-wheel semi-trucks and has additional areas for equipment trailer storage and truck parking. The property contains 230 parking spaces resulting in a parking ratio of approximately 1.0 space per 1,000 square feet of net rentable area.

The FedEx Ground (Stratford) property is currently 100.0% leased to FedEx Corporation (“FedEx”) on a triple net basis through June 2026 and its lease contains two remaining five-year extension options. Founded in 1971 and based in Memphis, Tennessee, FedEx provides transportation, e-commerce and business services in the United States and internationally. According to Hoovers, FedEx is the world’s leading express transportation provider, delivering approximately 3.5 million packages daily to more than 220 countries and territories from about 1,800 FedEx locations. The fleet consists of approximately 650 aircrafts and more than 55,000 motor vehicles and trailers. FedEx Ground, which is at the property, provides small-package ground delivery in North America. FedEx Ground (Stratford) accounts for approximately 4.3% and 6.8% of the net rentable area and underwritten base rent, respectively, of the Gateway Net Lease Portfolio Properties.

The FedEx Ground (Stratford) property is located in Stratford, Connecticut within Fairfield County. Access to the property is provided via Interstate 95 to the north and west and benefits from its proximity to U.S. Route 1 and Route 130, which are located approximately 2.9 and 2.3 miles north, respectively, and Route 113 approximately 1.6 miles east. Interstate 95 provides access to New England to the east and north and New York to the west. The property is less than five miles from the Metro North Stratford Center Rail Station and the Bridgeport Transit center, which provide train access to New York City (approximately 48.9 miles southwest) and Stamford and New Haven, Connecticut. According to the appraisal, the property is located in the Stratford industrial market. According to a market data provider, the Stratford industrial market consisted of approximately 9.4 million square feet of industrial space located in 207 buildings with an overall vacancy rate of 19.2%. The appraisal identified six comparable triple net lease rentals at industrial facilities ranging in size from 50,000 square feet to 362,474 square feet and constructed between 1970 and 2016. These comparable rentals were either located in Fairfield County or were similar leases to FedEx in the tri-state area. The appraisal concluded market rent of $16.00 per square foot is in-line with the underwritten base rent of $16.31 per square foot. The appraisal did not identify any properties currently under construction that would compete with the FedEx Ground (Stratford) property.

FedEx (Baltimore). The third largest property by allocated loan amount, FedEx (Baltimore), is a 306,016 square foot warehouse and distribution facility situated on approximately 47.4 acres and located in Edgemere, Maryland. The property was constructed in 2016 and consists of a warehouse component (approximately 95.7%) and an office component (approximately 4.3%). The distribution-warehouse component of the property features a clear height of approximately 32 feet and is a sorting facility that can accommodate up to 450 trucks on site and has an additional service center, which can accommodate five trucks. The property contains 631 parking spaces resulting in a parking ratio of approximately 2.1 spaces per 1,000 square feet of net rentable area.

The FedEx (Baltimore) property is currently 100.0% leased to FedEx on a triple net basis through December 2031 and its lease contains two remaining five-year extension options. FedEx (Baltimore) accounts for approximately 5.8% and 6.8% of the net rentable area and underwritten base rent, respectively, of the Gateway Net Lease Portfolio Properties.

The FedEx (Baltimore) property is located in Edgemere, Maryland in the Sparrows Point area of Baltimore County, approximately 10.0 miles southeast of the Baltimore central business district. Access to the property is provided via the Baltimore Beltway (Interstate 695), which crosses the Baltimore Harbor less than 1.0 mile west of the property. Sparrows Point Terminal LLC purchased Sparrows Point in 2014 and entered an agreement with the State of Maryland and the U.S. Environmental Protection Agency to prepare industrially zoned land on the peninsula for new sites like the FedEx (Baltimore) property. Sparrows Point includes the Sparrows Point Peninsula with more than 3,000 acres of industrially zoned land. According to the appraisal, the property is located in the Baltimore County East submarket of the Baltimore industrial market. As of the fourth quarter of 2016, the Baltimore County East warehouse market consisted of approximately 14.3 million square feet of industrial space located in 140 buildings with an overall vacancy rate of approximately 9.9%. The appraisal identified five comparable triple net lease rentals by FedEx at industrial facilities ranging in size from 11,957 square feet to 371,778 square feet and constructed between 1970 and 2017. Base rents for the comparable triple-net leases ranged from $10.70 per square foot to $15.78 per square foot, with a weighted average of approximately $12.95 per square foot. The appraisal concluded market rent of $16.00 per square foot is above the underwritten base rent of $11.99 per square foot. The appraisal identified approximately 1,402,144 square feet of warehouse space currently under construction in the Baltimore industrial market that would compete with the FedEx (Baltimore) property.

The Gateway Net Lease Portfolio Properties are geographically diverse, located in 39 different cities across 20 states. The properties are located in Texas (23.8% of net rentable area), Indiana (12.1%), Michigan (9.1%), Maryland (5.8%) and Connecticut (4.3%) with 45.0% located across 15 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Gateway Net Lease Portfolio

The table below displays the tenancy for each of the Gateway Net Lease Portfolio Properties.

Tenant Summary
Tenant	Ratings(1) (Moody’s/S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
BAE Systems	Baa2/BBB/BBB	333,750	6.3%	$13.90	8.6%	8/31/2025
FedEx (Stratford)	Baa2/BBB/NR	225,198	4.3	$16.31	6.8	6/30/2026
FedEx (Baltimore)	Baa2/BBB/NR	306,016	5.8	$11.99	6.8	12/31/2031
Harman	A1/A+/A+	188,042	3.6	$19.56	6.8	10/31/2030
GE Aviation (Lafayette)	A1/AA-/AA-	306,406	5.8	$9.49	5.4	9/13/2030
GoDaddy	NR/NR/NR	150,000	2.8	$17.64	4.9	5/31/2025
Carrier(2)	A3/A-/A-	517,000	9.8	$4.58	4.4	9/30/2026
Emerus	NR/NR/NR	95,640	1.8	$24.25	4.3	12/31/2026
Cardinal Health(3)	NR/NR/NR	275,951	5.2	$6.90	3.5	4/30/2030
TE Connectivity	NR/A-/NR	176,648	3.3	$11.33	3.7	4/30/2024
FCA LLC(4)	NR/NR/NR	300,000	5.7	$6.25	3.5	8/31/2022
FedEx (Stauton)	Baa2/BBB/NR	225,198	4.3	$6.64	2.8	3/31/2026
QuadPackaging (Proteus)	NR/NR/NR	205,000	3.9	$6.04	2.3	12/16/2021
QuadPackaging (Transpak)(3)	NR/NR/NR	218,000	4.1	$5.63	2.3	12/16/2021
T-Mobile	Baa1/BBB+/BBB+	66,500	1.3	$18.50	2.3	2/28/2025
Sikorsky Aircraft(3)	Baa1/BBB+/BBB+	150,975	2.9	$8.40	2.4	1/31/2019
Vatterott College	NR/NR/NR	90,000	1.7	$16.14	2.7	12/31/2024
Comcast	A3/A-/A-	57,260	1.1	$19.87	2.1	6/30/2020
Alfa Laval	NR/BBB+/NR	180,252	3.4	$6.48	2.2	12/31/2021
LKQ Corporation (New Braunfels)	Ba2/BB/NR	98,771	1.9	$10.01	1.8	1/31/2034
Hitachi	NR/NR/NR	72,056	1.4	$12.99	1.7	4/30/2022
Cameron	NR/AA-/NR	75,000	1.4	$14.74	2.0	12/14/2023
Alliance Data	NR/NR/NR	100,800	1.9	$9.45	1.8	7/31/2024
Synchrony Financial	NR/BBB-/BBB-	67,775	1.3	$11.01	1.4	5/31/2025
Baxalta (Barry Pointe)	NR/BBB-/NR	16,686	0.3	$29.66	0.9	8/31/2032
Baxalta (Casselberry)	NR/BBB-/NR	16,694	0.3	$29.86	0.9	10/31/2032
Baxalta (Mounds View)	NR/BBB-/NR	16,694	0.3	$28.83	0.9	11/30/2030
Baxalta (Grand Rapids)	NR/BBB-/NR	16,694	0.3	$28.91	0.9	11/30/2030
Gerdau	NR/BBB-/NR	46,976	0.9	$13.31	1.2	3/31/2025
Baxalta (Wausau)	NR/BBB-/NR	16,694	0.3	$26.81	0.8	10/31/2030
Baxalta (Springfield)	NR/BBB-/NR	16,694	0.3	$27.03	0.8	11/30/2030
LKQ Corporation (Salisbury)	Ba2/BB/NR	205,100	3.9	$2.33	0.9	8/6/2030
Baxalta (Ankeny)	NR/BBB-/NR	16,694	0.3	$25.41	0.8	11/30/2030
H&E Equipment Services (San Antonio)	B3/BB-/NR	26,535	0.5	$15.81	0.8	11/30/2030
H&E Equipment Services (New Orleans)	B3/BB-/NR	18,808	0.4	$22.41	0.8	12/31/2030
GE Aviation (Pompano)	A1/AA-/AA-	30,892	0.6	$12.36	0.7	8/14/2022
Saint-Gobain(5)	Baa2/BBB/BBB	102,950	1.9	$3.73	0.7	9/1/2024
H&E Equipment Services (Columbia)	B3/BB-/NR	19,380	0.4	$17.10	0.6	12/31/2030
H&E Equipment Services (Yukon)	B3/BB-/NR	19,608	0.4	$16.53	0.6	6/30/2030
LKQ Corporation (Toledo)	Ba2/BB/NR	207,998	3.9	$1.56	0.6	6/17/2027
H&E Equipment Services (Greer)	B3/BB-/NR	19,608	0.4	$17.06	0.6	11/30/2030
Total / Wtd. Avg.		5,296,943	100.0%	$10.18	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Carrier has the right to terminate its lease on October 1, 2019 or October 1, 2021, with six months’ notice.
(3)	According to the borrower sponsor, Cardinal Health, Quad Packaging (Transpak) and Sikorsky Aircraft R&D Facility are planning to expand their respective spaces during the term of the Gateway Net Lease Portfolio Whole Loan. The expansion will be funded through the use of loan proceeds and the sale of seven properties which are part of the joint venture, but are unencumbered by the loan. The estimated cost of expansion is approximately $23.9 million. The tenants are expected to collectively spend up to $30.0 million as part of the expansions.
(4)	FCA LLC has the right to terminate its lease if the related service agreement for the property is terminated and not assumed by a transferee permitted under the related lease, with the payment of a termination fee.
(5)	Saint-Gobain has the right to terminate its lease any time after August 6, 2017, if the tenant’s annual sales have fallen by at least 20.0% compared to the annual sales for the first 12 months of the lease term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Gateway Net Lease Portfolio

Historical and Current Occupancy(1)
2014	2015	2016	Current(2)
N/A	N/A	N/A	100.0%
(1)	The portfolio consists of 41 single tenant properties, many of which are recently constructed build-to-suit projects, each leased on a triple net basis. Due to the underlying structure of each lease as well as the lack of operating history for the majority of properties, no Historical Occupancy information is presented above.

(2)	Current Occupancy is as of July 5, 2017 and includes Baxalta (Barry Pointe) (16,686 square feet) and Baxalta (Casselberry) (16,694 square feet), which have not yet been completed.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	NAP	NAP	NAP
2017 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0	$0	0.0
2019	1	150,975	2.9	1,268,452	2.4	150,975	2.9	$1,268,452	2.4
2020	1	57,260	1.1	1,137,828	2.1	208,235	3.9	$2,406,280	4.5
2021	3	603,252	11.4	3,634,593	6.7	811,487	15.3	$6,040,873	11.2
2022	3	402,948	7.6	3,193,478	5.9	1,214,435	22.9	$9,234,352	17.1
2023	1	75,000	1.4	1,105,181	2.0	1,289,435	24.3	$10,339,533	19.2
2024	4	470,398	8.9	4,790,695	8.9	1,759,833	33.2	$15,130,228	28.1
2025	5	665,001	12.6	9,887,409	18.3	2,424,834	45.8	$25,017,637	46.4
2026	4	1,063,036	20.1	9,852,497	18.3	3,487,870	65.8	$34,870,134	64.7
2027	1	207,998	3.9	324,000	0.6	3,695,868	69.8	$35,194,134	65.3
2028 & Beyond	18	1,601,075	30.2	18,736,562	34.7	5,296,943	100.0	$53,930,697	100.0
Total	41	5,296,943	100.0%	$53,930,697	100.0%
(1)	Based on each tenant’s lease.
(2)	Certain tenants have lease termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Gateway Net Lease Portfolio

Operating History and Underwritten Net Cash Flow(1)
	In-Place(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)(5)	$51,948,929	$53,930,697	$10.18	64.9%
Vacant Income	0	0	0	0.0
Gross Potential Rent	$51,948,929	$53,930,697	$10.18	64.9%
Total Reimbursements(6)	0	29,231,519	5.52	35.2
Net Rental Income	$51,948,929	$83,162,215	$15.70	100.0%
(Vacancy/Credit Loss)	0	(4,158,111)	(0.79)	(5.0)
Effective Gross Income	$51,948,929	$79,004,104	$14.92	95.0%

Total Expenses(6)	$0	$29,231,519	$5.52	37.0%

Net Operating Income(7)	$51,948,929	$49,772,586	$9.40	63.0%

Total TI/LC, Capex/RR	0	4,691,424	0.89	5.9

Net Cash Flow	$51,948,929	$45,081,162	$8.51	57.1%
(1)	The portfolio consists of 41 single tenant properties, many of which are recently constructed build-to-suit projects, each leased on a triple net basis. Due to the underlying structure of each lease as well as the lack of operating history for the majority of properties, no historical financial information is presented above.

(2)	In-Place Rents in Place based on each tenant’s lease.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Base Rent includes income from Baxalta (Barry Pointe) and Baxalta (Casselberry), which are under construction and are expected to open in the fourth quarter of 2017.

(5)	The increase in Underwritten Rents in Place from In-Place Rents in Place is a result of contractual rent steps underwritten through April 2017 for non-investment grade tenants and the straight line average rent through the sooner of lease expiration and the end of the loan term for investment grade rated tenants.

(6)	All leases are triple net. Underwritten Total Reimbursements and Underwritten Total Expenses are shown for illustrative purposes.

(7)	The decrease in Underwritten Net Operating Income from In-Place Net Operating Income is a result of an underwritten 5.0% vacancy factor, despite the portfolio being 100.0% leased on a triple net basis to single tenant users as of the Cut-off Date.

Property Management. The Gateway Net Lease Portfolio Properties are managed by ElmTree Funds, LLC, a Delaware limited liability company and an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers were required to deposit $10,720,000 into an escrow account in connection with the two properties under construction, Baxalta (Barry Pointe) and Baxalta (Casselberry). Under the Gateway Net Lease Portfolio Whole Loan documents, the borrowers are entitled to disbursements from the reserve upon satisfaction of the following terms and conditions, among others: (i) no event of default has occurred and is continuing on either the date of the request or the date of the advance, (ii) the net operating income for each of the two properties under construction provides for a debt yield (as calculated in the Gateway Net Lease Portfolio Whole Loan documents) of at least 9.8% based on the outstanding principal balance of the allocated Gateway Net Lease Portfolio Whole Loan amount for such property (including the amount requested for disbursement from the reserve), (iii) the owners of the properties deliver a joinder to the loan documents, reasonably acceptable organizational and authority documents, security documents, any amendments to the Gateway Net Lease Portfolio Whole Loan documents reasonably requested by the lender, title and survey updates and third party reports reasonably acceptable to the lender, (iv) the loan-to-value ratio based on the allocated loan amount for each property is not greater than 65.5% and (v) the applicable property is 100.0% occupied by tenants paying full and unabated rent pursuant to one or more leases approved by the lender in accordance with the Whole Loan documents.

Tax Escrows - The requirement for the borrowers to make monthly deposits into the tax escrow is waived so long as (a) no Cash Sweep Period (as defined below) is continuing or (b) provided that no event of default under the loan documents is continuing (and notwithstanding the existence of a Cash Sweep Period that is not caused by such event of default under the loan documents), the borrowers provide to the lender satisfactory evidence that such reserves are being paid directly by one or more tenants and such tenants are not in default under the terms of their respective leases, beyond applicable cure periods.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Insurance Escrows - The requirement for the borrowers to make deposits into the insurance escrow is waived so long as (a) no Cash Sweep Period (as defined below) is continuing, or (b) provided that no event of default under the loan documents is continuing (and notwithstanding the existence of a Cash Sweep Period that is not caused by such event of default under the loan documents) (1) the borrowers provide to the lender satisfactory evidence that such reserves are being paid directly by one or more tenants and such tenants are not in default under the terms of their respective leases, beyond applicable cure periods or (2) the borrowers provide satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - The requirement for the borrowers to make monthly deposits to the replacement reserve is waived so long as (a) no Cash Sweep Period is continuing or (b) provided that no event of default under the loan documents is continuing (and notwithstanding the existence of a Cash Sweep Period that is not caused by such event of default under the loan documents), the borrowers provide to the lender satisfactory evidence that such reserves are being paid directly by one or more tenants and such tenants are not in default under the terms of their respective leases, beyond applicable cure periods. In the event the borrowers are required to make deposits into the replacement reserve, on a monthly basis, the borrowers are required to deposit approximately $110,353 ($0.25 per square foot annually) for tenant improvements and leasing commission reserves. The reserve is subject to a cap of $2,648,472 ($0.50 per square foot).

TI/LC Reserves - The requirement for the borrowers to make monthly deposits to the tenant improvement and leasing commission reserve is waived so long as (a) no Cash Sweep Period is continuing or (b) provided that no event of default under the loan documents is continuing (and notwithstanding the existence of a Cash Sweep Period that is not caused by such event of default under the loan documents), the borrowers provide to the lender satisfactory evidence that such reserves are being paid directly by one or more tenants and such tenants are not in default under the terms of their respective leases, beyond applicable cure periods. In the event the borrowers are required to make deposits into the tenant improvement and leasing commission reserve, on a monthly basis, the borrowers are required to deposit approximately $331,059 ($0.75 per square foot annually) for tenant improvements and leasing commission reserves. The reserve is subject to a cap of $7,945,415 ($1.50 per square foot).

Lockbox / Cash Management. The Gateway Net Lease Portfolio Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrowers were required to deliver written instructions to tenants to deposit all revenues into a lockbox account controlled by the lender. All funds in the lockbox account are required to be transferred to an account controlled by the borrowers until the occurrence of a Cash Sweep Event (as defined below). Following the occurrence and during the continuance of a Cash Sweep Event, all funds are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed on each payment date in accordance with the loan documents. To the extent a Cash Sweep Event is continuing, all excess cash flow on deposit in the cash management account after payment of debt service, required reserves and operating expenses is required to be held in the excess cash flow subaccount as additional security for the loan. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of: (i) an event of default, (ii) any bankruptcy or insolvency action of a borrower or an affiliated property manager or (iii) the date that the debt yield (as calculated in the loan documents based on the Gateway Net Lease Portfolio Whole Loan) based on the trailing three-month period immediately preceding the date of determination is less than 8.5% for one calendar quarter (a “Debt Yield Trigger Event”). A “Cash Sweep Period” means the period during which a Cash Sweep Event is occurring until the occurrence of a cure or repayment or defeasance of the Gateway Net Lease Portfolio Whole Loan in full.

A Cash Sweep Event may be cured (a) with respect to clause (i) above, upon the acceptance by lenders of a cure of such event of default, (b) with respect to clause (ii) above, if the property manager is replaced with a qualified property manager in accordance with the loan documents or (c) with respect to clause (iii) above, upon the achievement of a debt yield of 8.5% or greater for one calendar quarter based upon the trailing three-month period immediately preceding the date of determination. Each cure is subject to the following conditions: (1) no event of default has occurred and is continuing and (2) the borrowers must pay all of the lender’s reasonable expenses incurred in connection with the cure (including actual, reasonable, out-of-pocket attorney’s fees and expenses).

Partial Releases. After June 5, 2019, the borrowers are permitted to obtain the release of individual properties, provided, among other terms and conditions, (a) no event of default has occurred and is continuing, (b) the borrowers prepay the Gateway Net Lease Portfolio Whole Loan by the applicable Adjusted Release Amount (as defined below) for such individual property (together with the payment of the yield maintenance premium, if applicable), (c) after giving effect to the release of such individual property, the debt yield (as calculated in the loan documents) for the then remaining properties is equal to or greater than (i) the greater of (A) the debt yield for all the properties then remaining immediately prior to giving effect to the release and (ii) 14.0% (collectively, the “Release Debt Yield”). The borrowers are also permitted to prepay a portion of the Gateway Net Lease Portfolio Whole Loan in order to satisfy the Release Debt Yield requirements set forth above, in each case in accordance with the loan documents (including the payment of the yield maintenance premium, if applicable).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Gateway Net Lease Portfolio

“Adjusted Release Amount” means, for each individual property, the sum of: (a) the allocated Gateway Net Lease Portfolio Whole Loan amount for such individual property shown in the loan documents and (b) 10.0% of the allocated Gateway Net Lease Portfolio Whole Loan amount for such individual property.

Ground Leases. Four of the properties are subject to ground leases: (i) the FedEx (Baltimore) property, which has a current annual base rent of $1,324,400 and expires on August 31, 2021, with 17 successive five-year extension options, (ii) the GoDaddy property, which has a current annual base rent of approximately $568,222 and expires on December 31, 2101, with no renewal options, (iii) the Sikorsky Aircraft R&D Facility property, which has a current annual base rent of approximately $275,748 and expires on February 21, 2049, with no renewal options and (iv) the Hitachi property, which has a current annual base rent of approximately $93,455 and expires on April 13, 2040, with no renewal options. Please see “Description of the Mortgage Pool— Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”, as well as representation and warranty number 36 and the exceptions thereto in the Preliminary Prospectus for additional information regarding the risks associated with these ground leases.

Environmental Insurance. At origination, the borrowers were required to obtain an environmental insurance policy. The policy was provided by Great American E&S Insurance Company, with individual claim limits of $5.0 million, an aggregate claim limit of $35.0 million and a $50,000 deductible. The policy names the lender as an additional insured and has an expiration date of May 19, 2027

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$65,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$65,000,000	Property Type - Subtype:	Industrial Warehouse / Distribution
% of Pool by IPB:	8.0%	Net Rentable Area (SF):	3,168,642
Loan Purpose:	Refinance	Location:	Various
Borrower:	Treeview Industrial I LLC	Year Built / Renovated:	Various / N/A
Sponsor:	Treeview Income Properties	Occupancy:	94.2%
	Holdco LLC	Occupancy Date:	Various
Interest Rate:	4.24400%	Number of Tenants:	26
Note Date:	7/6/2017	2014 NOI:	$9,461,517
Maturity Date:	8/1/2027	2015 NOI:	$10,020,978
Interest-only Period:	121 months	2016 NOI:	$10,789,744
Original Term:	121 months	TTM NOI (as of 3/2017):	$10,564,182
Original Amortization:	None	UW Economic Occupancy:	92.5%
Amortization Type:	Interest Only	UW Revenues:	$15,191,065
Call Protection(2):	L(24),Def(93),O(4)	UW Expenses:	$3,705,973
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$11,485,092
Additional Debt:	Yes	UW NCF:	$9,817,690
Additional Debt Balance:	$60,000,000	Appraised Value / Per SF:	$193,670,000 / $61
Additional Debt Type:	Pari Passu	Appraisal Date:	Various

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$39
Taxes:	$735,171	$136,297	N/A	Maturity Date Loan / SF:	$39
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.5%
Replacement Reserves:	$71,924	$71,924	$2,589,264	Maturity Date LTV:	64.5%
TI/LC:	$66,013	$66,013	$2,376,468	UW NCF DSCR:	1.83x
Other:	$764,981	$0	N/A	UW NOI Debt Yield:	9.2%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$125,000,000		100.0%	Payoff Existing Debt	$105,124,670	84.1%
				Upfront Reserves	1,963,499	1.6%
				Closing Costs	1,638,089	1.3%
				Return of Equity	16,273,742	13.0
Total Sources	$125,000,000		100.0%	Total Uses	$125,000,000	100.0%

(1)	The Treeview Industrial Portfolio loan is part of a whole loan evidenced by three pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $125.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $125.0 million Treeview Industrial Portfolio Whole Loan, as defined in “The Loan” below.

(2)	Defeasance of the full $125.0 million Treeview Industrial Portfolio Whole Loan is permitted at any time after two years from the closing date of the securitization that includes the last note to be securitized and (ii) September 1, 2020. The assumed lockout period of 24 payments is based on the expected JPMCC 2017-JP7 securitization closing date in July 2017. The actual lockout period may be longer. The borrower is also permitted to prepay a portion of the Treeview Industrial Portfolio Whole Loan after the expiration of the lockout period in connection with the release of an individual property.

(3)	The increase in UW NOI from TTM NOI is driven by the inclusion of Grand Import which has signed a lease for 93,746 square feet (accounting for 2.8% of the underwritten base rent) with a start date of October 1, 2017 but not yet taken occupancy and underwritten rent steps though August 31, 2018.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Loan. The Treeview Industrial Portfolio loan is secured by the borrower’s fee interests in a portfolio of 14 industrial and warehouse/distribution properties located across six states, totaling 3,168,642 square feet (the “Treeview Industrial Portfolio Properties”). The whole loan has an outstanding principal balance as of the Cut-off Date of $125.0 million (the “Treeview Industrial Portfolio Whole Loan”) and is comprised of three pari passu senior notes, each as described below. Note A-1, with an outstanding principal balance as of the Cut-off Date of $65.0 million, is being contributed to the JPMCC 2017-JP7 Trust (the “Treeview Industrial Portfolio Mortgage Loan”) and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the trustee under this securitization (or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder). Note A-2 and Note A-3, with an aggregate outstanding principal balance as of the Cut-off Date of $60.0 million, are expected to be contributed to one or more future securitization trusts. The Treeview Industrial Portfolio Whole Loan has a 10-year term and is interest-only for the entire term. The previously existing debt was securitized in the CSMB 2007-C5 transaction.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	JPMCC 2017-JP7	Yes
A-2	30,000,000	30,000,000	JPMCB	No
A-3	30,000,000	30,000,000	JPMCB	No
Total	$125,000,000	$125,000,000

The Borrower. The borrowing entity for the Treeview Industrial Portfolio loan is Treeview Industrial I LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Treeview Income Properties Holdco LLC, an affiliate of Treeview Real Estate Advisors LP (“Treeview”). Treeview Real Estate Advisors LP is a privately owned independent advisory firm headquartered in New York City that provides full-service investment advisory and real estate portfolio and asset management services to high net worth individuals, families and other private investors. Treeview Real Estate Advisors LP was founded in 2010 and currently operates and manages a geographically diverse portfolio consisting of over 10.0 million square feet of office, industrial, and residential properties across the United States.

Portfolio Summary
Property Name	Location	Net Rentable Area (NRA)	Year Built / Renovated	Allocated Whole Loan Amount	% of ALA	Appraised Value	% of Appraised Value
Eastgate	San Diego, CA	200,000	1995 / N/A	$20,298,704	16.2%	$31,450,000	16.2%
1405 Worldwide	Hebron, KY	525,000	2000 / N/A	16,910,210	13.5%	26,200,000	13.5%
1200 Worldwide	Hebron, KY	520,000	1998 / N/A	16,264,780	13.0%	25,200,000	13.0%
Landmark	Salt Lake City, UT	328,717	1999 / N/A	14,199,411	11.4%	22,000,000	11.4%
100 Corporate Lakes	Lawrenceville, GA	346,614	1996 / N/A	9,358,703	7.5%	14,500,000	7.5%
Design Road	Arlington, TX	201,600	1999 / N/A	8,229,204	6.6%	12,750,000	6.6%
2055 Global Way	Hebron, KY	207,222	2000 / N/A	7,164,248	5.7%	11,100,000	5.7%
Sabre Street	Hayward, CA	83,854	1974 / N/A	6,789,900	5.4%	10,520,000	5.4%
2205 Global Way	Hebron, KY	184,800	1998 / N/A	6,454,278	5.2%	10,000,000	5.2%
1280 Corporate Lakes	Lawrenceville, GA	164,383	1997 / N/A	5,163,422	4.1%	8,000,000	4.1%
11 Boulden Circle	New Castle, DE	122,516	1989 / N/A	5,034,337	4.0%	7,800,000	4.0%
1300 Corporate Lakes	Lawrenceville, GA	139,980	1997 / N/A	4,517,995	3.6%	7,000,000	3.6%
7 Boulden Circle	New Castle, DE	82,118	1989 / N/A	2,355,811	1.9%	3,650,000	1.9%
2 Boulden Circle	New Castle, DE	61,838	1989 / N/A	2,258,997	1.8%	3,500,000	1.8%
Total		3,168,642		$125,000,000	100.0%	$193,670,000	100.0%

The Properties. The Treeview Industrial Portfolio consists of 14 industrial warehouse/distribution properties totaling approximately 3.2 million square feet. The properties are located across six states, with the largest concentration in Kentucky (45.4% of net rentable area), Georgia (20.5% of net rentable area) and Utah (10.4%). The properties were built between 1974 and 2000 and range in size from approximately 61,838 square feet to 525,000 square feet. According to the sponsor, since 2014, it has invested approximately $1.4 million ($0.44 per square foot) in order to maintain and improve the properties including repairs to the façade, exterior and interior painting, power washing, roof repairs, parking lot repairs and replacement of warehouse doors at certain properties. As of March 1, 2017, the portfolio was 94.2% leased to 26 tenants across a wide-range of industries including logistics, e-commerce, manufacturing, technology, pharmaceuticals, distribution, engineering, healthcare and ceramics among others.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Eastgate. The largest property by allocated loan amount, Eastgate, is a one story, 200,000 square foot industrial warehouse/distribution center situated on approximately 10.54 acres and located in San Diego, CA. The property was constructed in 1995 and consists of a warehouse/distribution component (approximately 90.0% of NRA of the property) and an office component (approximately 10.0% of NRA of the property). The property features 56 dock-high loading doors and 13 grade-level loading doors. The property contains 208 parking spaces, resulting in a parking ratio of approximately 1.0 space per 1,000 square feet of net rentable area.

The Eastgate property is currently 100.0% leased to FedEx on a triple net basis through 2020. FedEx has been a tenant at the property since it was built in 1996 and has extended its lease multiple times. FedEx uses the Eastgate property for warehousing, package sorting and package distribution. FedEx accounts for approximately 6.3% and 15.2% of the net rentable area and underwritten base rent, respectively, of the Treeview Industrial Portfolio properties.

The Eastgate property accounts for approximately 16.2% of the allocated loan amount of the Treeview Industrial Portfolio properties.

The Eastgate property is located in the Miramar area of San Diego, California and is approximately 13.9 miles north of downtown San Diego. Access to the property is provided via Miramar Road to the south which connects to both Interstate 805 and Interstate 15, which are located approximately 2.0 miles west and 5.0 miles east from the property, respectively. San Diego International Airport is located approximately 15.0 miles south of the Eastgate property and serves approximately 20.0 million passengers per year. According the appraisal, as of the first quarter of 2017, the Central San Diego industrial market consisted of approximately 64.9 million square feet with an overall vacancy rate of 4.5%. The appraisal identified seven comparable industrial facilities ranging in size from 61,121 square feet to 366,080 square feet and constructed between 1979 and 2001. Base rents for the comparable triple-net leases ranged from $8.76 per square foot to $11.40 per square foot, with a weighted average of approximately $10.00 per square foot which is 7.0% above the underwritten base rent of $9.30 per square foot for the property. The appraisal did not identify any properties currently under construction that would compete with the Eastgate property. Additionally, the appraisal indicated that there is a lack of finished land for new industrial development and high site values in the submarket preclude any industrial redevelopment.

1405 Worldwide. The second largest property by allocated loan amount, 1405 Worldwide, is a 525,000 square foot industrial warehouse/distribution building situated on approximately 28.8 acres and located in Hebron, Kentucky. The property was constructed in 2000 and consists of a warehouse component (approximately 97.7% of NRA) and an office component (approximately 2.3% of NRA). The property features 25 dock-high doors alongside of the building along with 32 foot clear ceiling heights. The property contains 300 parking spaces resulting in a parking ratio of approximately 0.57 spaces per 1,000 square feet of net rentable area.

The 1405 Worldwide property is currently 100.0% leased to Wayfair on a triple net basis through March 2019 and its lease contains two remaining five-year extension options. Founded in 2002, Wayfair is an online home goods retailer offering over 8.0 million products from approximately 10,000 suppliers with more than 5,000 employees. Wayfair is publicly traded on the New York Stock Exchange and had a market capitalization of approximately $6.6 billion as of June 21, 2017 with revenue of more than $3.6 billion for the twelve months ended March 31, 2017. According to the appraisal, the 1405 Worldwide property accounts for over 25% of its United States leased fulfillment space. Wayfair accounts for approximately 16.6% and 13.7% of the net rentable area and underwritten base rent, respectively, of the Treeview Industrial Portfolio properties.

The 1405 Worldwide property accounts for approximately 13.5% of the allocated loan amount of the Treeview Industrial Portfolio properties.

The 1405 Worldwide property is located in Hebron, Kentucky and is part of the Park West International Industrial Park. Access to the property is provided via the adjacent Interstate 275 which provides access to Cincinnati, Ohio to the east and north and Lexington, Kentucky via Interstate 75 to the south. The 1405 Worldwide property is located approximately 2.5 miles from Cincinnati/Northern Kentucky International Airport and approximately 10.0 miles from the Cincinnati central business district. According to the appraisal, the property is located in the Cincinnati Industrial market which consists of approximately 282.5 million square feet of industrial space with an overall vacancy rate of 4.0%. The appraisal identified five comparable triple net lease properties at industrial facilities ranging in size from 345,600 square feet to 898,560 square feet and constructed between 1998 and 2016. The appraisal concluded market rent of $3.25 per square foot which is in-line with the underwritten base rent of $3.20 per square foot. The appraisal did not identify any properties currently under construction that would compete with the 1405 Worldwide property.

1200 Worldwide. The third largest property by allocated loan amount, 1200 Worldwide, is a 520,000 square foot industrial warehouse/distribution center situated on approximately 26.1 acres and located in Hebron, Kentucky. The property was constructed in 1998 and consists of a warehouse component (approximately 98.1%) and an office component (approximately 1.9%). The property features 35 dock doors on alongside of the building and 32 foot clear ceiling heights. The property contains 266 parking spaces, resulting in a parking ratio of approximately 0.51 spaces per 1,000 square feet of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The 1200 Worldwide property is currently 100.0% leased to Newgistics, Inc. on a triple net basis through October 2018 and its lease contains two remaining five-year extension options. Founded in 1999, Newgistics, Inc. is a privately-held provider of end-to-end e-commerce solutions offering technology-driven management of order fulfillment, parcel delivery and returns. Newgistics has a national fulfillment network which encompasses 1.2 million square feet of warehouse space throughout nine markets within the United States. Newgistics, Inc. accounts for approximately 16.4% and 11.8% of the net rentable area and underwritten base rent, respectively, of the Treeview Industrial Portfolio properties.

The 1200 Worldwide property accounts for approximately 13.0% of the allocated loan amount of the Treeview Industrial Portfolio properties.

The 1200 Worldwide property is located in Hebron, Kentucky and is part of the Park West International Industrial Park. Access to the property is provided via the adjacent Interstate 275 which provides access to Cincinnati to the east and north and Lexington via Interstate 75 to the south. The 1200 Worldwide property is located approximately 2.5 miles from Cincinnati/Northern Kentucky International Airport and approximately 10.0 miles from the Cincinnati central business district. According to the appraisal, the property is located in the Cincinnati industrial market which consists of approximately 282.5 million square feet of industrial space with an overall vacancy rate of 4.0%. The appraisal identified five comparable triple net lease properties at industrial facilities ranging in size from 345,600 square feet to 898,560 square feet and constructed between 1998 and 2016. The appraisal concluded market rent of $3.25 per square foot which is 17.3% above the underwritten base rent of $2.77 per square foot for the property. The appraisal did not identify any properties currently under construction that would compete with the 1200 Worldwide property.

The Treeview Industrial Portfolio Properties are diversified across seven different cities throughout six states. The properties are located in Kentucky (45.4% of net rentable area), Georgia (20.5%), Utah (10.4%), California (9.0%), Delaware (8.4%) and Texas (6.4%).

Historical and Current Occupancy(1)
2014	2015	2016	Current(2)
86.3%	93.1%	94.2%	94.2%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of March 1, 2017.

Tenant Summary(1)
Tenant	Ratings(2) (Fitch/Moody’s/S&P)	Net Rentable Area (NRA)	% of NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Wayfair	NA / NA / NA	525,000	16.6%	$3.20	14.0%	3/31/2019
Newgistics	NA / NA / NA	520,000	16.4%	$2.77	12.0%	10/31/2018
DSV Solutions(3)	NA / NA / NA	392,848	12.4%	$2.97	9.7%	Various
K&M Tire	NA / NA / NA	201,600	6.4%	$3.70	6.2%	11/30/2021
FedEx(4)	NA / Baa2/ BBB	200,000	6.3%	$9.10	15.2%	Various
Medline Industries	NA / NA / NA	190,000	6.0%	$4.53	7.2%	6/30/2019
Cascades Paperboard	NA / NA / NA	114,400	3.6%	$3.75	3.6%	12/31/2018
Mishimoto(5)	NA / NA / NA	109,139	3.4%	$3.36	3.2%	Various
Monoprice	NA / NA / NA	103,690	3.3%	$3.65	3.3%	7/31/2018
Answers in Genesis	NA / NA / NA	103,532	3.3%	$3.65	3.2%	6/30/2019

(1)	Based on the underwritten rent roll dated March 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	DSV leases 346,614 square feet through September 30, 2018, in addition to 46,234 square feet which is currently leased on a month-to-month basis.

(4)	FedEx Ground leases 150,980 square feet through October 31, 2020 and FedEx Express leases 49,020 square feet through August 30, 2021.

(5)	Mishmoto leases 82,118 square feet through February 28, 2024 and 27,021 square feet through October 31, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Treeview Industrial Portfolio

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	182,903	5.8%	NAP	NAP	182,903	5.8%	NAP	NAP
2017 & MTM	4	177,415	5.6%	$799,826	6.7%	360,318	11.4%	$799,826	6.7%
2018	7	1,168,418	36.9%	3,644,741	30.4%	1,528,736	48.2%	$4,444,566	37.1%
2019	5	905,777	28.6%	3,451,876	28.8%	2,434,513	76.8%	$7,896,442	65.9%
2020	4	295,001	9.3%	2,074,880	17.3%	2,729,514	86.1%	$9,971,323	83.2%
2021	4	328,890	10.4%	1,599,820	13.3%	3,058,404	96.5%	$11,571,143	96.5%
2022	0	0	0.0%	0	0.0%	3,058,404	96.5%	$11,571,143	96.5%
2023	0	0	0.0%	0	0.0%	3,058,404	96.5%	$11,571,143	96.5%
2024	2	110,238	3.5%	414,911	3.5%	3,168,642	100.0%	$11,986,053	100.0%
2025	0	0	0.0%	0	0.0%	3,168,642	100.0%	$11,986,053	100.0%
2026	0	0	0.0%	0	0.0%	3,168,642	100.0%	$11,986,053	100.0%
2027	0	0	0.0%	0	0.0%	3,168,642	100.0%	$11,986,053	100.0%
2028 & Beyond	0	0	0.0%	0	0.0%	3,168,642	100.0%	$11,986,053	100.0%
Total	26	3,168,642	100.0%	$11,986,053	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2017.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$9,647,231	$10,446,059	$11,281,465	$11,127,612	$12,259,044	$3.87	74.6%
Vacant Income	0	0	0	0	474,747	0.15	2.9%
Gross Potential Rent	$9,647,231	$10,446,059	$11,281,465	$11,127,612	$12,733,791	$4.02	77.5%
CAM Reimbursements	3,184,753	3,079,2206	3,131,503	3,036,002	3,688,982	1.16	22.5%
Storage Rental Income	62,990	21,893	17,015	37,712	0	0.00	0.0%
Net Rental Income	$12,894,974	$13,547,158	$14,429,983	$14,201,326	$16,422,773	$5.18	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,231,708)	(0.39)	(7.5)
Effective Gross Income	$12,894,974	$13,547,158	$14,429,983	$14,201,326	$15,191,065	$4.79	92.5%
Total Expenses	$3,433,457	$3,526,180	$3,640,239	$3,637,144	$3,705,973	$1.17	24.4%
Net Operating Income	$9,461,517	$10,020,978	$10,789,744	$10,564,182	$11,485,092	$3.62	75.6%
Total TI/LC, Capex/RR	0	0	0	0	1,667,402	0.53	11.0%
Net Cash Flow	$9,461,517	$10,020,978	$10,789,744	$10,564,182	$9,817,690	$3.10	64.6%
(1)	TTM represents the trailing 12-month period ended March 31, 2017.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The Treeview Industrial Portfolio Properties are managed by Colliers International, a Pennsylvania limited liability company, Colliers International Management – Atlanta, LLC, a Georgia limited liability company, Colliers International North Texas, LLC, a Texas limited liability company, Colliers International Real Estate Management Services (CA), Inc., a Delaware corporation, Colliers International Real Estate Management Services (VA), LLC., Delaware limited liability company and Colliers Parrish Asset Management, Inc., a California corporation.

Escrows and Reserves. At origination, the borrower was required to deposit $735,171 for tax reserves, $620,455 for outstanding tenant improvements and leasing commissions, $144,525 for outstanding free rent, $71,924 for replacement reserves and $66,013 for tenant rollover reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of annual estimated tax payments, which currently equates to $136,297.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Treeview Industrial Portfolio

Insurance Escrows – The requirement for the borrower to make deposits to the insurance escrow is waived so long as (i) no event of default has occurred and is continuing and (ii) the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $71,924 for ongoing replacement reserves (approximately $0.27 per square foot annually). Upon a release of an individual property as described in “Partial Releases” below, the monthly deposit is required to be reduced by an amount equal to 1/12 of the product of the square footage for the applicable individual property multiplied by $0.29. The replacement reserve is subject to a cap of $2,589,264 (approximately $0.82 per square foot).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $66,013 (approximately $0.25 per square foot annually) for tenant improvement and leasing commission reserves. In addition, the borrower is required to deposit all lease termination fees in the reserve and, during the existence of a Cash Sweep Event caused solely by a DSCR Trigger Event, the loan documents require that all excess cash flow be deposited into the reserve. Upon the release of an individual property, as set forth in the loan agreement, the rollover reserve monthly deposit shall be reduced by an amount equal to 1/12 of the product of the square footage for the applicable individual property multiplied by $0.25. The reserve is subject to a cap (exclusive of lease termination fees) of $2,376,468 (approximately $0.75 per square foot) or, if a Cash Sweep Event exists, the amount of excess cash flow deposited in the rollover reserve account during such Cash Sweep Event.

Lockbox / Cash Management. The Treeview Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to deliver written instructions to tenants to deposit all revenues into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept to or at the direction of the borrower unless a Cash Sweep Event (as defined below) is continuing, in which event such funds are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. During a Cash Sweep Event, except as described in “TI/LC Reserves” above all excess cash flow after payment of the debt service, required reserves and operating expenses are required to be held as additional collateral for the loan. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy or insolvency action of the borrower, its single purpose entity principal (if required by the loan documents) or a Property Manager Trigger Event (as defined below), or (iii) a DSCR Trigger Event (as defined below) has occurred and is ongoing.

A “DSCR Trigger Event” means the trailing three-month debt service coverage ratio as calculated in accordance with the loan documents is less than 1.55x.

A “Property Manager Trigger Event” means (i) any bankruptcy or insolvency action of any property manager that is not an affiliated manager (other than an involuntary bankruptcy action that is discharged or dismissed within 30 days following its filing) and the borrower has not replaced such manager with one or more qualified managers under one or more replacement management agreements within 60 days following the borrower’s knowledge of such filing (which period may be extended by an additional 30 days to the extent it has diligently found one or more otherwise reasonably acceptable replacement manager and the failure to finalize such replacement is due solely to a delay in servicer approval or confirmation by rating agencies) or (ii) any bankruptcy action of an affiliated property manager.

A Cash Sweep Event may be cured by the following: if the Cash Sweep Event is caused solely by (a) clause (i) above, the acceptance by the lender of a cure of such event of default, (b) clause (ii) above, only with respect to the property manager, the borrower replaces such property manager with a qualified manager under a replacement management agreement, (c) clause (ii) above, solely with respect to an involuntary bankruptcy petition against the borrower or its principal in which none of the borrower, principal, guarantor nor any of their members or affiliates solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in, colluded in or joined in such involuntary petition, the discharge, stay or dismissal of any such proceeding within 90 days of such filing without any material adverse consequences to the Treeview Industrial Portfolio Whole Loan or the Treeview Industrial Portfolio Properties, as determined by the lender in its sole discretion and (d) clause (iii) above, the debt service coverage ratio based on the trailing three-month period is 1.55x or greater.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Treeview Industrial Portfolio

Partial Release. After the lockout period, the borrower is permitted to obtain the release of one or more individual properties from the lien of the applicable security instrument through a partial defeasance of the Treeview Industrial Portfolio Whole Loan at any time after the expiration of the lockout period if, among other conditions, (i) no event of default has occurred and is continuing, (ii) the borrower defeases a portion of the Treeview Industrial Portfolio Whole Loan in an amount equal to or greater than 115% of the allocated loan amount for such property, (iii) after giving effect to the release, the debt service coverage ratio (as calculated in the loan documents) of the remaining property(ies) based on the trailing 12-month period equals or is greater than the greater of (a) 1.84x and (b) the debt service coverage ratio for all of the properties (including the individual properties requested to be released) immediately preceding the release based on the trailing-12 month period, (iv) after giving effect to the release, the loan to value ratio for the properties then remaining subject to the liens of the security instruments is at least equal to 64.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Starwood Capital Group Hotel Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Starwood Capital Group Hotel Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Starwood Capital Group Hotel Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB/SMF VI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(2):	$60,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(2):	$60,000,000	Property Type - Subtype:	Hotel – Various
% of Pool by IPB:	7.4%	Net Rentable Area (Rooms):	6,366
Loan Purpose:	Refinance	Location:	Various
Borrowers(3):	Various	Year Built / Renovated:	Various / Various
Sponsor(4):	SCG Hotel Investors Holdings, L.P.	Occupancy / ADR / RevPAR:	74.6% / $119.07 / $88.81
Interest Rate:	4.48600%	Occupancy / ADR / RevPAR Date:	3/31/2017
Note Date:	5/24/2017	Number of Tenants:	N/A
Maturity Date:	6/1/2027	2014 NOI:	$68,551,763
Interest-only Period:	120 months	2015 NOI:	$74,006,639
Original Term:	120 months	2016 NOI:	$74,469,397
Original Amortization:	None	TTM NOI (as of 3/2017):	$72,574,924
Amortization Type:	Interest Only	UW Occupancy / ADR / RevPAR:	74.6% / $118.83 / $88.67
Call Protection:	L(12),Grtr1%orYM(105),O(3)	UW Revenues:	$213,600,210
Lockbox / Cash Management:	Soft Springing / Springing	UW Expenses:	$142,270,818
Additional Debt:	Yes	UW NOI:	$71,329,392
Additional Debt Balance:	$517,270,000	UW NCF:	$71,329,392
Additional Debt Type:	Pari Passu	Appraised Value / Per Room(5):	$956,000,000 / $150,173
		Appraisal Date:	4/23/2017

Escrows and Reserves(6)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$90,680
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$90,680
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	60.4%
FF&E Reserves:	$0	4% of Gross Revenues	N/A	Maturity Date LTV(5):	60.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.72x
Other:	$12,268,991	Springing	N/A	UW NOI Debt Yield:	12.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$577,270,000	100.0%	Payoff Existing Debt	$425,033,863	73.6%
		%	Return of Equity	130,991,748	22.7%
		%	Upfront Reserves	12,268,991	2.1%
		%	Closing Costs	8,975,399	1.6%
Total Sources	$577,270,000	100.0%	Total Uses	$577,270,000	100.0%

(1)	The Starwood Capital Group Hotel Portfolio (“SCG Hotel Portfolio”) Whole Loan was co-originated by JPMCB, Bank of America, N.A., Barclays Bank PLC and Deutsche Bank AG, New York Branch. JPMCB sold Notes A-15, A-16-1 and A-16-2 to Starwood Mortgage Funding II LLC, and subsequently transferred Note A-16-1 to SMF VI.

(2)	The SCG Hotel Portfolio loan is part of a whole loan evidenced by 18 pari passu notes with an aggregate original principal balance of approximately $577.3 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $577.3 million SCG Hotel Portfolio Whole Loan, as defined in “The Loan” below.

(3)	For a full description of the borrowers, please refer to “The Borrowers” below.

(4)	For a full description of the sponsor, please refer to “The Loan Sponsor” below.

(5)	Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the appraised value of $956.0 million, which reflects an 8.1% premium attributable to the aggregate value of the SCG Hotel Portfolio properties as a whole. The sum of the values of each of the properties on an individual basis is $889.2 million, which represents a Cut-off Date LTV of 64.9%. The sum of the individual appraised values of $889.2 million includes valuations of nine properties based on their hypothetical “as renovated” values, which assume that property improvement plans required by each respective franchise agreement have been completed. At origination, the borrowers were required to reserve the full estimated cost of the property improvement plans or other renovations or capital improvements, which was estimated by the loan sponsors to be approximately $5.9 million. The aggregate “as is” value for each individual property as of April 23, 2017 is $884.7 million, which represents a Cut-off Date LTV and Maturity Date LTV of 65.3%.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Starwood Capital Group Hotel Portfolio

The Loan. The SCG Hotel Portfolio loan is secured by a first mortgage lien on the borrowers’ fee or leasehold interests in a hotel portfolio consisting of 65 properties and 6,366 rooms located across 21 states throughout the continental United States. The whole loan was co-originated by JPMCB, Deutsche Bank AG, New York Branch (“DBNY”), Bank of America, N.A. (“BANA”) and Barclays Bank PLC (“Barclays”) and has an outstanding principal balance as of the Cut-off Date of approximately $577.3 million (the “SCG Hotel Portfolio Whole Loan”). The SCG Hotel Portfolio Whole Loan is comprised of 18 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $577.3 million. Two of those notes, Note A-2-1 and Note A-16-1, will be contributed to the JPMCC 2017-JP7 Trust (collectively, the “SCG Hotel Portfolio Mortgage Loan”) and the remaining notes (collectively, the “SCG Hotel Portfolio Pari Passu Companion Loan”) are currently held by the parties described in the “Whole Loan Summary” chart below. The SCG Hotel Portfolio Mortgage Loan and the SCG Hotel Portfolio Pari Passu Companion Loan are pari passu in right of payment with each other as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The controlling Note A-1 and non-controlling Note A-7, with an aggregate outstanding principal balance as of the Cut-off Date of $80.0 million, were contributed to the DBJPM 2017-C6 securitization. Note A-1 is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement (the “SCG Hotel Portfolio Pooling and Servicing Agreement”), the controlling class representative under the SCG Hotel Portfolio Pooling and Servicing Agreement). However, the JPMCC 2017-JP7 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Consultation Termination Event). The SCG Hotel Portfolio Whole Loan has a 10-year term and will be interest-only for the term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-7	$80,000,000	$80,000,000	DBJPM 2017-C6	Yes
A-2-1, A-16-1(1)	60,000,000	60,000,000	JPMCC 2017-JP7	No
A-3	72,500,000	72,500,000	BANK 2017-BNK5	No
A-4	59,317,500	59,317,500	BANA	No
A-5, A-6, A-17	131,817,500	131,817,500	Barclays	No
A-8, A-10, A-11, A-12, A-13	91,817,500	91,817,500	DBNY	No
A-2-2, A-9, A-14	46,817,500	46,817,500	JPMCB	No
A-15, A-16-2	35,000,000	35,000,000	SMF VI	No
Total	$577,270,000	$577,270,000
(1)	The $45.0 million non-controlling Note A-2-1 is being contributed by JPMCB and the $15.0 million non-controlling Note A-16-1 is being contributed by SMF VI.

The Borrowers. The borrowing entities for the SCG Hotel Portfolio Whole Loan are 92 single purpose, Delaware limited liability companies and 36 single purpose, Delaware limited partnerships, each structured to be bankruptcy remote.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is SCG Hotel Investors Holdings, L.P., an affiliate of Starwood Capital Group (“SCG”). SCG is a private alternative investment firm with a core focus on global real estate, energy infrastructure and oil and gas. SCG has raised over $40 billion of equity capital since its inception in 1991 and currently manages approximately $51 billion in assets. SCG has invested in various categories of real estate on a global basis. Over the past 26 years, SCG and its affiliates have acquired over $86.5 billion of assets across various major real estate asset classes. The aggregate recourse to the guarantor related to bankruptcy or insolvency actions may not exceed an amount equal to 20% of the principal balance of the SCG Hotel Portfolio Whole Loan outstanding at the time of the occurrence of such event, plus reasonable third-party costs incurred by the lender in connection with the enforcement of its rights. For additional information, see “Description of the Mortgage Pool–Non-Recourse Carveout Limitations” in the Prospectus.

The borrowing entities, loan sponsor and nonrecourse carve-out guarantor under the SCG Hotel Portfolio Whole Loan are affiliates of (i) SMF VI, a sponsor and mortgage loan seller and (ii) Starwood Mortgage Funding II LLC, who currently holds Note A-15 and A-16-2.

The Property. The SCG Hotel Portfolio Whole Loan is secured by the fee simple or leasehold and operating leasehold interests in 65 hotel properties located across 21 states, totaling 6,366 rooms (each a “Property” and together, the “SCG Hotel Portfolio Properties”). A summary of each individual portfolio property is provided below:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Starwood Capital Group Hotel Portfolio

Portfolio Summary
Property Name	City / State	Rooms	Year Built / Renovated	Allocated Loan Amount	%	Appraised Value(1)	UW NCF	%	TTM Occupancy	TTM RevPAR Penetration(2)
Larkspur Landing Sunnyvale(3)	Sunnyvale, CA	126	2000 / NAP	$34,068,063	5.9%	$52,100,000	$4,171,961	5.8%	83.8%	105.3%
Larkspur Landing Milpitas(3)	Milpitas, CA	124	1998 / NAP	28,706,103	5.0%	43,900,000	3,562,157	5.0%	85.7%	111.6%
Larkspur Landing Campbell(3)	Campbell, CA	117	2000 / NAP	25,240,446	4.4%	38,600,000	3,199,426	4.5%	84.3%	93.3%
Larkspur Landing San Francisco(3)	South San Francisco, CA	111	1999 / NAP	20,793,943	3.6%	31,800,000	2,426,585	3.4%	84.9%	83.6%
Larkspur Landing Pleasanton(3)	Pleasanton, CA	124	1997 / NAP	20,336,214	3.5%	31,100,000	2,438,362	3.4%	82.9%	87.8%
Larkspur Landing Bellevue(3)	Bellevue, WA	126	1998 / NAP	18,112,963	3.1%	27,700,000	2,173,526	3.0%	78.8%	108.6%
Larkspur Landing Sacramento(3)	Sacramento, CA	124	1998 / NAP	13,535,680	2.3%	20,700,000	1,816,912	2.5%	83.0%	110.0%
Hampton Inn Ann Arbor North	Ann Arbor, MI	129	1988 / 2015	13,208,731	2.3%	20,200,000	1,836,126	2.6%	73.9%	123.7%
Larkspur Landing Hillsboro(3)	Hillsboro, OR	124	1997 / NAP	13,208,731	2.3%	20,200,000	1,708,763	2.4%	74.1%	77.6%
Larkspur Landing Renton(3)	Renton, WA	127	1998 / NAP	13,077,951	2.3%	20,000,000	1,694,132	2.4%	80.3%	103.3%
Holiday Inn Arlington Northeast Rangers Ballpark	Arlington, TX	147	2008 / 2013	12,554,833	2.2%	19,200,000	1,537,247	2.2%	78.3%	100.5%
Residence Inn Toledo Maumee	Maumee, OH	108	2008 / 2016	12,424,054	2.2%	19,000,000	1,468,871	2.1%	81.7%	142.7%
Residence Inn Williamsburg	Williamsburg, VA	108	1999 / 2012	11,900,936	2.1%	18,200,000	1,358,744	1.9%	73.0%	158.8%
Hampton Inn Suites Waco South	Waco, TX	123	2008 / 2013	10,985,479	1.9%	16,800,000	1,414,791	2.0%	77.7%	116.2%
Holiday Inn Louisville Airport Fair Expo	Louisville, KY	106	2008 / NAP	10,789,310	1.9%	16,500,000	1,388,767	1.9%	72.9%	102.1%
Courtyard Tyler	Tyler, TX	121	2010 / 2016	10,593,141	1.8%	16,200,000	1,253,360	1.8%	58.8%	125.6%
Hilton Garden Inn Edison Raritan Center(4)	Edison, NJ	132	2002 / 2014	10,593,141	1.8%	16,200,000	1,317,397	1.8%	78.1%	135.7%
Hilton Garden Inn St Paul Oakdale	Oakdale, MN	116	2005 / 2013	10,462,361	1.8%	16,000,000	1,689,847	2.4%	80.0%	141.9%
Residence Inn Grand Rapids West	Grandville, MI	90	2000 / 2017	10,331,582	1.8%	15,800,000	1,106,127	1.6%	72.6%	115.2%
Peoria, AZ Residence Inn	Peoria, AZ	90	1998 / 2013	10,266,192	1.8%	15,700,000	1,158,027	1.6%	80.8%	145.9%
Hampton Inn Suites Bloomington Normal	Normal, IL	128	2007 / 2015	10,200,802	1.8%	15,600,000	1,396,943	2.0%	70.8%	123.5%
Courtyard Chico	Chico, CA	90	2005 / 2015	10,004,633	1.7%	15,300,000	1,439,185	2.0%	84.6%	157.5%
Hampton Inn Suites Kokomo	Kokomo, IN	105	1997 / 2013	9,677,684	1.7%	14,800,000	1,255,566	1.8%	77.9%	158.5%
Hampton Inn Suites South Bend	South Bend, IN	117	1997 / 2014	9,677,684	1.7%	14,800,000	1,232,210	1.7%	69.9%	113.2%
Courtyard Wichita Falls	Wichita Falls, TX	93	2009 / 2017	9,219,956	1.6%	14,100,000	1,095,610	1.5%	77.4%	106.0%
Hampton Inn Morehead	Morehead City, NC	118	1991 / 2017	8,958,397	1.6%	13,700,000	1,094,065	1.5%	66.6%	139.7%
Residence Inn Chico	Chico, CA	78	2005 / 2014	8,696,838	1.5%	13,300,000	1,208,180	1.7%	88.0%	166.0%
Courtyard Lufkin	Lufkin, TX	101	2009 / 2017	8,304,499	1.4%	12,700,000	738,285	1.0%	64.9%	105.9%
Hampton Inn Carlisle	Carlisle, PA	97	1997 / 2014	8,239,109	1.4%	12,600,000	1,116,905	1.6%	76.1%	175.6%
Springhill Suites Williamsburg	Williamsburg, VA	120	2002 / 2012	8,239,109	1.4%	12,600,000	876,108	1.2%	71.7%	106.8%
Fairfield Inn Bloomington	Bloomington, IN	105	1995 / 2015	8,173,720	1.4%	12,500,000	1,271,230	1.8%	87.1%	106.3%
Waco Residence Inn	Waco, TX	78	1997 / 2012	7,977,550	1.4%	12,200,000	912,234	1.3%	82.0%	112.5%
Holiday Inn Express Fishers	Fishers, IN	115	2000 / 2012	7,454,432	1.3%	11,400,000	951,428	1.3%	67.1%	90.5%
Larkspur Landing Folsom(3)	Folsom, CA	84	2000 / NAP	7,258,263	1.3%	11,100,000	858,864	1.2%	86.4%	98.1%
Springhill Suites Chicago Naperville Warrenville	Warrenville, IL	128	1997 / 2013	6,865,924	1.2%	10,500,000	667,822	0.9%	67.1%	96.1%
Holiday Inn Express & Suites Paris	Paris, TX	84	2009 / NAP	6,800,535	1.2%	10,400,000	798,480	1.1%	72.6%	126.5%
Toledo Homewood Suites	Maumee, OH	78	1997 / 2014	6,800,535	1.2%	10,400,000	944,205	1.3%	82.2%	123.0%
Grand Rapids Homewood Suites	Grand Rapids, MI	78	1997 / 2013	6,604,365	1.1%	10,100,000	739,572	1.0%	84.1%	113.7%
Cheyenne Fairfield Inn and Suites	Cheyenne, WY	60	1994 / 2013	6,146,637	1.1%	9,400,000	753,591	1.1%	74.6%	117.6%
Fairfield Inn Laurel	Laurel, MD	109	1988 / 2013	6,146,637	1.1%	9,400,000	657,471	0.9%	79.9%	139.2%
Courtyard Akron Stow	Stow, OH	101	2005 / 2014	6,015,858	1.0%	9,200,000	886,115	1.2%	65.9%	98.4%
Larkspur Landing Roseville(3)	Roseville, CA	90	1999 / NAP	5,688,909	1.0%	8,700,000	786,149	1.1%	79.5%	96.9%
Towneplace Suites Bloomington	Bloomington, IN	83	2000 / 2013	5,688,909	1.0%	8,700,000	850,105	1.2%	89.1%	101.3%
Hampton Inn Danville	Danville, PA	71	1998 / 2013	5,623,519	1.0%	8,600,000	728,609	1.0%	80.0%	222.0%
Holiday Inn Norwich	Norwich, CT	135	1975 / 2013	5,558,129	1.0%	8,500,000	752,132	1.1%	56.7%	116.3%
Hampton Inn Suites Longview North	Longview, TX	91	2008 / 2013	5,492,740	1.0%	8,400,000	650,443	0.9%	63.8%	129.8%
Springhill Suites Peoria Westlake	Peoria, IL	124	2000 / 2013	5,492,740	1.0%	8,400,000	470,046	0.7%	63.3%	89.1%
Hampton Inn Suites Buda	Buda, TX	74	2008 / NAP	5,427,350	0.9%	8,300,000	853,603	1.2%	74.5%	139.5%
Shawnee Hampton Inn	Shawnee, OK	63	1996 / 2013	5,427,350	0.9%	8,300,000	618,775	0.9%	77.6%	146.0%
Racine Fairfield Inn	Racine, WI	62	1991 / 2016	5,296,570	0.9%	8,100,000	603,823	0.8%	68.6%	154.1%
Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam, PA	75	1996 / 2013	5,165,791	0.9%	7,900,000	687,279	1.0%	75.6%	184.0%
Holiday Inn Express & Suites Terrell	Terrell, TX	68	2007 / 2013	4,904,232	0.8%	7,500,000	605,485	0.8%	84.0%	183.5%
Westchase Homewood Suites	Houston, TX	96	1998 / 2016	4,746,774	0.8%	9,800,000	379,742	0.5%	63.4%	142.9%
Holiday Inn Express & Suites Tyler South	Tyler, TX	88	2000 / 2015	4,708,062	0.8%	7,200,000	599,880	0.8%	65.9%	132.5%
Holiday Inn Express & Suites Huntsville	Huntsville, TX	87	2008 / 2013	4,511,893	0.8%	6,900,000	689,387	1.0%	65.5%	243.3%
Hampton Inn Sweetwater	Sweetwater, TX	72	2009 / NAP	4,119,555	0.7%	6,300,000	400,369	0.6%	62.9%	132.2%
Comfort Suites Buda Austin South	Buda, TX	72	2009 / NAP	3,465,657	0.6%	5,300,000	541,569	0.8%	76.8%	109.7%
Fairfield Inn & Suites Weatherford	Weatherford, TX	86	2009 / 2016	3,269,488	0.6%	5,000,000	311,718	0.4%	63.4%	91.1%
Holiday Inn Express & Suites Altus	Altus, OK	68	2008 / 2013	2,649,352	0.5%	4,600,000	211,948	0.3%	67.4%	151.2%
Comfort Inn & Suites Paris	Paris, TX	56	2009 / NAP	2,354,031	0.4%	3,600,000	251,060	0.4%	67.4%	146.2%
Hampton Inn Suites Decatur	Decatur, TX	74	2008 / 2013	2,252,646	0.4%	3,600,000	180,212	0.3%	64.6%	228.4%
Holiday Inn Express & Suites Texarkana East	Texarkana, AR	88	2009 / NAP	2,086,036	0.4%	4,100,000	166,883	0.2%	66.5%	100.5%
Mankato Fairfield Inn	Mankato, MN	61	1997 / 2016	1,869,354	0.3%	3,600,000	149,548	0.2%	58.0%	100.2%
Candlewood Suites Texarkana	Texarkana, TX	80	2009 / 2014	1,445,301	0.3%	2,600,000	115,624	0.2%	75.0%	110.1%
Country Inn & Suites Houston Intercontinental Airport East(5)	Humble, TX	62	2001 / 2017	1,372,592	0.2%	3,200,000	109,807	0.2%	54.1%	86.8%
Total / Weighted Average		6,366		$577,270,000	100.0%	$889,200,000	$71,329,392	100.0%	74.6%	123.3%
Total w/ Portfolio Premium						$956,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Starwood Capital Group Hotel Portfolio

(1)	The Portfolio Appraised Value of $956.0 million reflects a premium attributed to the aggregate value of the SCG Hotel Portfolio Properties as a whole. The sum of the values of each of the properties as of April 23, 2017 on an individual basis was $889.2 million. The sum of the individual appraised values of $889.2 million includes valuations of nine properties based on their hypothetical “as renovated” values, which assume that proposed property improvement plans required by each respective franchise agreement have been completed. At origination, the borrowers were required to reserve the full estimated cost of the property improvement plans or other renovations or capital improvements, which was estimated by the loan sponsors to be approximately $5.9 million.

(2)	TTM RevPAR Penetration is based on data provided by a third party hotel research report.

(3)	The Larkspur Landing properties operate pursuant to a licensing agreement with an affiliate of the borrower sponsor.

(4)	Hilton Garden Inn Edison Raritan Center is subject to a ground lease, which commenced in September 2001 for a term of 75 years with current annual ground rent equal to $275,517.

(5)	Country Inn & Suites Houston Intercontinental Airport East was out of service due to flood damage from May 2016 through January 2017. The borrowers used insurance proceeds of nearly $1.1 million to renovate the property, which is currently back online and in ramp up.

The SCG Hotel Portfolio Properties are comprised of 65 hotels offering a range of amenities, spanning the limited service, full service and extended stay varieties. The hotels range in size from 56 to 147 rooms with an average count of 98 rooms. The portfolio benefits from geographic diversity, in addition to an overall granular property mix. No individual portfolio property accounts for greater than 2.3% of total rooms or 5.8% of underwritten net cash flow. Further, the top 10 properties based on allocated loan amount account for only 19.4% of total rooms and 35.1% of underwritten net cash flow. All 65 hotels in the SCG Hotel Portfolio are operated pursuant to management agreements with one of Hersha (39 hotels), First Hospitality (nine hotels), TMI (nine hotels), Schulte (six hotels) or Pillar (two hotels). The hotels range in age from seven to 42 years old with an average age of approximately 16 years, while 59.0% of the portfolio based on underwritten net cash flow has been renovated since 2012.

Approximately $84.8 million ($13,319 per room) of capital expenditures have been made since 2012 in order to update the portfolio and maintain competitiveness within each asset’s market. Additionally, the borrowers have budgeted for approximately $28.8 million ($4,519 per room) in capital expenditures through 2019, of which approximately $5.9 million ($924 per room) is related to brand mandated property improvement plans or other renovations or capital improvements required by the related franchise agreements. The $5.9 million in capital expenditures related to brand mandated property improvement plans/renovations were reserved at origination. At origination, the borrowers reserved approximately $6.4 million ($5,000 per Larkspur Landing branded room) for any future capital work or FF&E associated with the Larkspur Landing properties. The Larkspur Landing properties operate pursuant to licensing agreements with an affiliate of the loan sponsor, which may be terminated upon 60 days’ notice, as further described below.

Historically, the portfolio as a whole has outperformed its competitive set with occupancy, ADR and RevPAR penetration rates each in excess of 100.0% for 2014 through the trailing 12-month period ending March 31, 2017. Additionally, on a more granular level, the vast majority of the portfolio has outperformed on an individual basis, with 80.1% of the portfolio based on room count achieving a RevPAR penetration in excess of 100.0% for the trailing 12-month period ending March 31, 2017. Further, dividing the portfolio by property sub-type, the portfolio has outperformed across the limited service, extended stay and full service sectors.

A summary detailing the composition of the portfolio by property sub-type is provided below:

Property Type(1)
Property Type	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Per Room	RevPAR Penetration Index(2)
Extended Stay	22	2,244	35.2%	$35,078,267	49.2%	$441,700,000	$196,836	112.5%
Limited Service	40	3,734	58.7%	32,572,979	45.7%	403,300,000	108,007	131.5%
Full Service	3	388	6.1%	3,678,146	5.2%	44,200,000	113,918	106.4%
Total / Weighted Average	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173	123.3%
(1)	The “as portfolio” appraised value of $956.0 million for the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “as is” value of the individual properties. The sum of the value of the “as is” and “as renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. The sum of the individual appraised values of $889.2 million includes valuations of nine properties based on their hypothetical “as renovated” values, which assume that proposed property improvement plans required by the franchise agreements have been completed. At origination, the borrowers were required to reserve the full estimated cost of the property improvement plans or other renovations or capital improvements, which was estimated by the loan sponsors to be approximately $5.9 million. Additionally, the aggregate “as is” value for each individual property as of April 23, 2017 is $884.7 million.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers and competitive set data provided by a third party research report. The individual property sub-types and the SCG Hotel Portfolio weighted averages are weighted based on total room count.

A summary of both historical and budgeted capital expenditures at the SCG Hotel Portfolio Properties is provided below:

Historical & Budgeted Capital Expenditures(1)
	2012	2013	2014	2015	2016	2017 Budget	2018 Budget	2019 Budget	Total
Capital Expenditures	$15,974,481	$28,295,183	$14,870,099	$10,258,955	$15,388,521	$11,852,877	$5,093,750	$11,818,750	$113,552,617
Per Room	$2,509	$4,445	$2,336	$1,612	$2,417	$1,862	$800	$1,857	$17,837
(1)	Based on actual and budgeted capital expenditures as provided by the loan sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Starwood Capital Group Hotel Portfolio

A summary of franchise agreement expirations during the term of the loan is provided below:

Franchise Expiration Rollover
Year	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Cumulative Rooms Expiring	Cumulative % of Rooms Expiring	Cumulative UW NCF Expiring	Cumulative % of UW NCF Expiring
2017	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	1	90	1.8%	1,158,027	2.5%	90	1.8%	$1,158,027	2.5%
2019	3	337	6.6%	2,892,322	6.2%	427	8.4%	$4,050,349	8.7%
2020	0	0	0.0%	0	0.0%	427	8.4%	$4,050,349	8.7%
2021	1	62	1.2%	603,823	1.3%	489	9.6%	$4,654,173	10.0%
2022	21	2,025	39.8%	18,055,211	38.8%	2,514	49.4%	$22,709,384	48.8%
2023	0	0	0.0%	0	0.0%	2,514	49.4%	$22,709,384	48.8%
2024	0	0	0.0%	0	0.0%	2,514	49.4%	$22,709,384	48.8%
2025	4	378	7.4%	4,634,247	10.0%	2,892	56.8%	$27,343,631	58.8%
2026	1	128	2.5%	1,396,943	3.0%	3,020	59.3%	$28,740,574	61.8%
2027	2	140	2.8%	1,022,042	2.2%	3,160	62.1%	$29,762,616	64.0%
2028 & Beyond	21	1,929	37.9%	16,729,941	36.0%	5,089	100.0%	$46,492,556	100.0%
Total(1)	54	5,089	100.0%	$46,492,556	100.0%
(1)	The above Franchise Expiration Rollover is exclusive of the Larkspur Landing properties, which operate pursuant to a licensing agreement with an affiliate of the loan sponsor. The Larkspur Landing brand/flag is owned by an affiliate of Starwood Capital Group. At origination, the borrowers reserved approximately $6.4 million for any future capital work or FF&E expenditures associated with the Larkspur Landing properties.

The SCG Hotel Portfolio benefits from strong brand and flag affiliations, as well as related customer loyalty programs. Approximately 60.2% (based on room count) and 53.0% (based on underwritten net cash flow) of the portfolio properties are associated with Marriott or Hilton affiliated flags, providing the portfolio with institutional quality brand affiliations across the majority of the portfolio. Approximately 20.1% (based on room count) and 34.8% (by underwritten new cash flow) of the portfolio properties are associated with the Larkspur Landing brand, all of which are located on the west coast. Larkspur Landing is an upscale select-service and extended-stay brand. The Larkspur Landing properties operate pursuant to a licensing agreement between the related operating companies (as licensee) and an affiliate of Starwood Capital Group (as licensor), which effectively owns the licensing rights to the Larkspur Landing brand/flag. The Larkspur Landing licensing agreement for each individual property, as applicable, calls for an annual license fee in the amount of $10 and may be terminated upon 60 days’ notice of termination by either the licensor or the licensee. Per the terms of the loan documents, the Larkspur Landing licensing agreements may not be terminated by the licensor during the term of the loan unless the borrowers replace the Larkspur Landing flag with a qualified franchisor (as defined in the loan documents).

In the event of any franchise or license agreement expiration, termination or cancellation in violation of the loan documents, an excess cash flow sweep will be triggered, as further described in “Lockbox / Cash Management” herein. Additionally, there is a recourse carve-out for any losses resulting from the material amendment or modification or expiration, cancellation or termination of any franchise or license agreement without the prior written consent of the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Starwood Capital Group Hotel Portfolio

The SCG Hotel Portfolio Properties are operated under six brands and 14 flags, a summary of which is provided below:

Flag Breakdown
Brand	# Hotels	Rooms	% of Rooms	Allocated Loan Amount ($)	Allocated Loan Amount ($)/Room	Appraised Value(1)	LTV(1)	UW NCF	% UW NCF
Larkspur Landing
Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Total Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Marriott
Residence Inn	6	552	8.7%	$61,597,152	$111,589	$94,200,000	65.4%	$7,212,183	10.1%
Courtyard	5	506	7.9%	44,138,087	$87,229	67,500,000	65.4%	5,412,556	7.6%
Fairfield Inn & Suites	6	483	7.6%	30,902,406	$63,980	48,000,000	64.4%	3,747,382	5.3%
SpringHill Suites	3	372	5.8%	20,597,773	$55,370	31,500,000	65.4%	2,013,975	2.8%
TownePlace Suites	1	83	1.3%	5,688,909	$68,541	8,700,000	65.4%	850,105	1.2%
Total Marriott	21	1,996	31.4%	$162,924,327	$81,625	$249,900,000	65.2%	$19,236,201	27.0%
Hilton
Hampton Inn & Suites	14	1,337	21.0%	$104,456,837	$78,128	$159,900,000	65.3%	$13,465,895	18.9%
Hilton Garden Inn	2	248	3.9%	21,055,502	$84,901	32,200,000	65.4%	3,007,244	4.2%
Homewood Suites	3	252	4.0%	18,151,674	$72,030	30,300,000	59.9%	2,063,519	2.9%
Total Hilton	19	1,837	28.9%	$143,664,013	$78,206	$222,400,000	64.6%	$18,536,658	26.0%
IHG
Holiday Inn Express	7	598	9.4%	$33,114,542	$55,375	$52,100,000	63.6%	$4,023,491	5.6%
Holiday Inn	3	388	6.1%	28,902,272	$74,490	44,200,000	65.4%	3,678,146	5.2%
Candlewood	1	80	1.3%	1,445,301	$18,066	2,600,000	55.6%	115,624	0.2%
Total IHG	11	1,066	16.7%	$63,462,115	$59,533	$98,900,000	64.2%	$7,817,261	11.0%
Choice
Comfort Inn	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Total Choice	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Carlson
Country Inn & Suites	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total Carlson	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total	65	6,366	100.0%	$577,270,000	$90,680	$956,000,000	60.4%	$71,329,392	100.0%
(1)	The “as portfolio” appraised value of $956.0 million of the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “as is” value of the individual properties. The sum of the value of the “as is” and “as renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. Additionally, the aggregate “as is” value for each individual property as of April 23, 2017 is $884.7 million.

The SCG Hotel Portfolio Properties are located across 21 states and 55 cities, covering a broad geographical area with no individual state accounting for more than 16.8% of the portfolio’s total rooms or 30.7% of underwritten net cash flow. California represents the largest exposure to a single state, with 10 properties totaling 30.7% of underwritten net cash flow. No other state accounts for more than 18.8% of total underwritten net cash flow, which is represented by 20 properties located in Texas.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Starwood Capital Group Hotel Portfolio

A summary demonstrating exposure across all states in the SCG Hotel Portfolio is provided below:

Regional Breakdown
Region	# Hotels	Rooms	% of Rooms	TTM Occupancy(1)	TTM ADR(1)	TTM RevPAR(1)	TTM RevPAR Penetration(1)	UW NCF	% of UW NCF
California	10	1068	16.8%	84.2%	$145.73	$122.71	108.5%	$21,907,781	30.7%
Texas	20	1753	27.5%	70.2%	$105.64	$74.18	131.2%	13,438,906	18.8%
Indiana	5	525	8.2%	77.4%	$107.72	$83.34	114.0%	5,560,538	7.8%
Washington	2	253	4.0%	79.6%	$122.62	$97.56	105.9%	3,867,658	5.4%
Michigan	3	297	4.7%	76.2%	$130.98	$99.85	118.5%	3,681,825	5.2%
Ohio	3	287	4.5%	76.3%	$121.84	$92.95	121.8%	3,299,191	4.6%
Illinois	3	380	6.0%	67.1%	$105.14	$70.56	103.1%	2,534,810	3.6%
Pennsylvania	3	243	3.8%	77.1%	$123.04	$94.83	191.7%	2,532,793	3.6%
Virginia	2	228	3.6%	72.3%	$119.08	$86.15	131.4%	2,234,852	3.1%
Minnesota	2	177	2.8%	72.4%	$122.88	$88.92	127.6%	1,839,395	2.6%
Oregon	1	124	1.9%	74.1%	$115.72	$85.79	77.6%	1,708,763	2.4%
Kentucky	1	106	1.7%	72.9%	$135.94	$99.11	102.1%	1,388,767	1.9%
New Jersey	1	132	2.1%	78.1%	$126.40	$98.76	135.7%	1,317,397	1.8%
Arizona	1	90	1.4%	80.8%	$120.72	$97.54	145.9%	1,158,027	1.6%
North Carolina	1	118	1.9%	66.6%	$108.23	$72.10	139.7%	1,094,065	1.5%
Oklahoma	2	131	2.1%	72.3%	$95.08	$68.74	148.7%	830,723	1.2%
Wyoming	1	60	0.9%	74.6%	$118.88	$88.74	117.6%	753,591	1.1%
Connecticut	1	135	2.1%	56.7%	$131.41	$74.49	116.3%	752,132	1.1%
Maryland	1	109	1.7%	79.9%	$97.48	$77.87	139.2%	657,471	0.9%
Wisconsin	1	62	1.0%	68.6%	$115.68	$79.34	154.1%	603,823	0.8%
Arkansas	1	88	1.4%	66.5%	$75.50	$50.18	100.5%	166,883	0.2%
Total / Wtd. Avg.	65	6,366	100.0%	74.6%	$119.07	$88.81	123.3%	$71,329,392	100.0%
(1)	TTM Occupancy, TTM ADR and TTM RevPAR are based on borrower-provided operating statements dated as of March 31, 2017. TTM RevPAR Penetration is based on data provided by a third party hotel research report. The minor variances between the underwriting, the hotel research report and the above table with respect to Occupancy, ADR and RevPAR at the SCG Hotel Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Starwood Capital Group Hotel Portfolio

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	73.7%	74.8%	74.7%	74.6%	74.6%
ADR	$112.28	$116.76	$119.48	$119.07	$118.83
RevPAR	$82.80	$87.29	$89.23	$88.81	$88.67

Room Revenue	$192,509,535	$202,927,905	$206,707,091	$205,120,564	$206,046,538	$32,367	96.5%
Food and Beverage Revenue	4,481,265	5,413,425	5,367,185	5,436,865	5,449,118	856	2.6%
Other Departmental Revenue	2,518,145	1,839,946	2,161,754	2,093,187	2,104,554	331	1.0%

Total Revenue	$199,508,945	$210,181,276	$214,236,030	$212,650,616	$213,600,210	$33,553	100.0%

Room Expense	$43,419,428	$44,601,150	$46,539,452	$46,836,463	$47,702,619	$7,493	23.2%
Food and Beverage Expense	3,731,961	4,181,990	3,877,875	3,826,532	3,826,294	601	70.2%
Other Departmental Expense	2,076,802	754,103	883,759	857,468	857,390	135	40.7%
Departmental Expenses	$49,228,191	$49,537,243	$51,301,086	$51,520,462	$52,386,303	$8,229	24.5%

Departmental Profit	$150,280,754	$160,644,033	$162,934,944	$161,130,154	$161,213,908	$25,324	75.5%

Operating Expenses	$56,768,412	$60,404,169	$61,876,151	$62,127,172	$62,263,971	$9,781	29.1%
Gross Operating Profit	$93,512,342	$100,239,865	$101,058,793	$99,002,982	$98,949,936	$15,544	46.3%

Management Fee	$6,387,948	$6,809,293	$6,853,190	$6,818,728	$7,967,134	$1,252	3.7%
Property Taxes	8,481,331	8,752,425	8,874,165	8,811,094	8,818,912	1,385	4.1%
Property Insurance	1,772,892	1,800,134	1,821,444	1,812,439	1,809,568	284	0.8%
Ground Rent	261,733	287,860	284,102	292,098	292,098	46	0.1%
Other Expenses	76,316	0	0	0	0	0
FF&E	7,980,358	8,583,513	8,756,495	8,693,699	8,732,831	1,372	4.1%
Total Other Expenses	$24,960,579	$26,233,225	$26,589,396	$26,428,058	$27,620,544	$4,339	12.9%

Net Operating Income	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	$11,205	33.4%
Net Cash Flow	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	$11,205	33.4%
(1)	TTM represents the trailing 12-month period ending March 31, 2017.

(2)	Country Inn & Suites Houston Intercontinental Airport East was out of service due to flood damage from May 2016 through January 2017. The borrowers used insurance proceeds of nearly $1.1 million to renovate the property, which is currently back online and in ramp up.

(3)	Per Room values based on 6,366 rooms.

(4)	% of Total Revenue column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The SCG Hotel Portfolio Properties are subject to operating agreements (“Operating Agreements”) with affiliates of SCG Hotel Investors Holdings, L.P. (the “Operators”) pursuant to which the Operators are responsible for the management of the SCG Hotel Portfolio Properties. The Operators subcontract such management responsibilities under management agreements with the following five managers: Hersha Hospitality Management, L.P. (“Hersha”), First Hospitality Group, Inc. (“First Hospitality”), Schulte Hospitality Group, Inc. (“Schulte”), TMI Property Management, L.L.C. (“TMI”) and Pillar Hotels and Resorts, LLC (“Pillar”).

Management Company Distribution
Management Company	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Per Room
Hersha	39	3,859	60.6%	$44,857,243	62.9%	$565,900,000	$146,644
First Hospitality	9	981	15.4%	12,107,023	17.0%	137,400,000	$140,061
TMI	9	666	10.5%	6,259,518	8.8%	87,600,000	$131,532
Schulte	6	692	10.9%	5,458,243	7.7%	69,700,000	$100,723
Pillar	2	168	2.6%	2,647,365	3.7%	28,600,000	$170,238
Total	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173
(1)	The “as portfolio” appraised value of $956.0 million of the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “as is” value of the individual properties. The sum of the value of the “as is” and “as renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. Additionally, the aggregate “as is” value for each individual property as of April 23, 2017 is $884.7 million.

Escrows and Reserves. At origination, the borrower deposited $6,385,000 into a Larkspur Landing capital work reserve account and $5,883,991 into a capital work reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Starwood Capital Group Hotel Portfolio

Tax Escrows – During the continuance of a Trigger Period (as defined below), the borrowers will be required to deposit 1/12 of annual estimated taxes on a monthly basis.

Insurance Escrows – During the continuance of a Trigger Period, the borrowers will be required to deposit 1/12 of annual estimated insurance premiums on a monthly basis. In addition, the requirement for the borrowers to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrowers provide satisfactory evidence that the SCG Hotel Portfolio Properties are insured under a blanket policy meeting the requirements of the loan documents.

FF&E Reserves - On a monthly basis, the borrowers are required to escrow 1/12 of the greater of 4.0% of gross revenue for the calendar month that is two months prior to the applicable payment date and the amount required under the franchise agreement for FF&E work. For any future capital work required under any franchise agreement after the origination date of the loan, the borrowers are required to make deposits into a reserve account in an amount equal to 100.0% of any future capital work required pursuant to a replacement franchise agreement mandated property improvement plan less any amounts then on deposit in the FF&E reserve account (provided that a capital work guaranty or a letter of credit may be provided by the guarantor in lieu of such deposits).

Ground Rent Reserve – During the continuance of a Trigger Period, the borrowers will be required to deposit 1/12 of the ground rent that the lender reasonably estimates will be payable under the ground lease encumbering the single ground leased property on a monthly basis.

Lockbox / Cash Management. The SCG Hotel Portfolio Whole Loan is structured with a soft springing lockbox and springing cash management. At origination the borrowers were required to establish seven lender-controlled lockbox accounts. Prior to the occurrence of a Cash Management Trigger Period (as defined below), all sums payable to the borrowers under the related property management agreements, after the property managers have paid all amounts required to be paid under such agreements, are required to be deposited into the applicable lender-controlled lockbox account within two business days of receipt. Upon the occurrence and during the continuance of a Cash Management Trigger Period, the borrowers or managers are required to (i) deliver tenant direction letters to all tenants instructing them to deposit all rents and payments directly into the applicable lender-controlled lockbox account and (ii) cause all credit card companies or clearing banks to deliver all receipts directly into the applicable lender-controlled lockbox account. All funds in the lockbox account are required to be swept each business day into the applicable lender-controlled cash management account and then to the applicable borrower operating account, unless a Trigger Period (as defined below) has occurred and is continuing, in which case such funds are required to be swept each business day into a lender-controlled cash management account and disbursed on each payment date in accordance with the loan documents. Upon the occurrence and during the continuance of a Trigger Period, all excess cash flow is required to be swept into the applicable cash management account and held by the lender as additional collateral for the SCG Hotel Portfolio Whole Loan.

A “Cash Management Trigger Period” will commence upon the date that the debt service coverage ratio (as calculated in the loan documents) for the SCG Hotel Portfolio Whole Loan falls below 2.00x. A Cash Management Trigger Period will cease to exist upon the date that the debt service coverage ratio is at least 2.00x for two consecutive calendar quarters.

A “Trigger Period” will commence upon (i) an event of default under the loan documents, (ii) any bankruptcy or insolvency action of the property managers or involuntary bankruptcy or insolvency action of the borrowers, (iii) any termination, expiration or cancellation of a franchise agreement or Larkspur Landing license agreement in violation of the loan documents or (iv) the date that the debt service coverage ratio (as calculated in the loan documents) for the SCG Hotel Portfolio Whole Loan falls below 1.75x.

A Trigger Period will cease to exist upon: (a) with respect to clause (i) above, a cure of the event of default being accepted by the lender in its sole and absolute discretion; (b) with respect to clause (ii) above caused by the bankruptcy or insolvency action of a property manager, the borrowers entering into a replacement management agreement with a qualified manager within 60 days of the initial bankruptcy or insolvency action (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), and with respect to clause (ii) above caused by the involuntary bankruptcy or insolvency action of a borrower, the dismissal, discharge or stay of such action; (c) with respect to clause (iii) above, the borrowers entering into a replacement franchise agreement with a qualified franchisor within 60 days of the existing franchise agreement expiration, cancellation or termination date (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion); and (d) with respect to clause (iv) above, the debt service coverage ratio being at least 1.75x for two consecutive calendar quarters, which may be achieved at any time (x) by the underwritten net cash flow increasing to achieve such debt service coverage ratio threshold or (y) by a prepayment of principal or deposit of cash in an amount determined by the lender such that the debt service coverage ratio is at least 1.75x for two consecutive calendar quarters (provided such prepayment is to be accompanied by applicable yield maintenance charges). In addition, to the extent a Trigger Period is caused by an individual property, the borrowers may cure such Trigger Period by releasing such property in accordance with the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Starwood Capital Group Hotel Portfolio

Partial Release. After June 1, 2018, the borrower may obtain the release of an individual property or multiple properties from the collateral subject to the satisfaction of certain terms and conditions including, without limitation: (i) no event of default has occurred and is continuing (unless the event of default is non-monetary and would be cured by the release of the property and such non-monetary default is not the result of the willful misconduct, negligence or bad faith actions or omissions of a borrower party), (ii) the remaining collateral has a debt service coverage ratio that is equal to or greater than (a) 2.65x and (b) the debt service coverage ratio in place immediately prior to the release, (iii) payment of a Release Price (as defined below), together with the related yield maintenance premium associated with the Release Price, (iv) satisfaction of customary REMIC requirements, (v) payment of all interest which would have accrued on the portion of the outstanding principal balance being prepaid through, but not including, the next occurring monthly payment date and (vi) payment of all other costs and expenses of lender in connection with the release, provided the debt service coverage ratio test in (ii) above may be satisfied with an additional prepayment of principal (with the related yield maintenance premium, as applicable) or a cash deposit with lender in an amount reasonably determined by the lender to meet such test. The “Release Price” is an amount equal to, (a) if less than $57,727,000 has been prepaid to date, 105% of the allocated loan amount of each such individual property, (b) if less than $86,590,500 has been prepaid to date, 110% of the allocated loan amount of each such individual property, (c) if less than $115,454,000 has been prepaid to date, 115% of the allocated loan amount of each such individual property and (d) (x) for all amounts prepaid in excess of $115,454,000 or (y) if any such release is to be conveyed to an affiliate of the borrowers, principals, operating companies or guarantors, 120% of the allocated loan amount of each such individual property.

Permitted Mezzanine Debt. From and after the date that is the earlier of (i) May 24, 2018 and (ii) the date that all notes comprising of the SCG Hotel Portfolio Whole Loan have been securitized, the owners of the borrowers are permitted to obtain a mezzanine loan secured by the direct or indirect ownership interests in the borrower upon satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed 64.9%, (iii) the combined debt service coverage ratio (as calculated in the mortgage loan documents) is not less than 2.65x, (iv) in the event that the mezzanine loan bears a floating rate of interest, the borrowers obtain an interest rate cap agreement from a provider reasonably acceptable to the mortgage lender containing a strike price that provides for a debt service coverage ratio of not greater than 1.75x (as determined by the mortgage lender), (v) the lenders enter into an intercreditor agreement reasonably acceptable to the mortgage lender and (vi) delivery of a rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 of 130

Structural and Collateral Term Sheet	JPMCC 2017-JP7

First Stamford Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 130

Structural and Collateral Term Sheet	JPMCC 2017-JP7

First Stamford Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57 of 130

Structural and Collateral Term Sheet	JPMCC 2017-JP7

First Stamford Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 130

Structural and Collateral Term Sheet	JPMCC 2017-JP7

First Stamford Place

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$60,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	7.4%	Net Rentable Area (SF):	810,471
Loan Purpose:	Refinance	Location:	Stamford, CT
Borrower:	ESRT First Stamford Place	Year Built / Renovated:	1986 / 2015
	SPE, L.L.C.	Occupancy:	90.8%
Sponsor:	Empire State Realty OP, L.P.	Occupancy Date:	5/1/2017
Interest Rate(1):	4.08780%	Number of Tenants:	52
Note Date:	6/5/2017	2014 NOI:	$17,997,472
Maturity Date:	7/1/2027	2015 NOI:	$19,350,728
Interest-only Period:	120 months	2016 NOI:	$21,441,056
Original Term:	120 months	TTM NOI: (as of 3/2017)	$20,442,412
Original Amortization:	None	UW Economic Occupancy:	91.6%
Amortization Type:	Interest Only	UW Revenues:	$34,742,601
Call Protection(3):	L(24),Def(92),O(4)	UW Expenses:	$13,991,349
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$20,751,251
Additional Debt:	Yes	UW NCF:	$18,446,561
Additional Debt Balance:	$104,000,000 / $16,000,000	Appraised Value / Per SF:	$285,000,000 / $352
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraisal Date:	5/3/2017

Escrows and Reserves(4)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$202
Taxes:	$2,486,098	$334,939	N/A	Maturity Date Loan / SF:	$202
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.5%
Replacement Reserves:	$0	$15,458	$556,493	Maturity Date LTV:	57.5%
TI/LC:	$0	$168,848	N/A	UW NCF DSCR:	2.71x
Other:	$9,387,178	$0	N/A	UW NOI Debt Yield:	12.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$164,000,000	65.9%	Payoff Existing Debt	$234,583,792	94.2%
Mezzanine Loan	16,000,000	6.4	Upfront Reserves	11,873,276	4.8
Sponsor Equity	68,968,545	27.7	Closing Costs	2,511,477	1.0
Total Sources	$248,968,545	100.0%	Total Uses	$248,968,545	100.0%
(1)	The First Stamford Place Whole Loan was co-originated by JPMCB and Wells Fargo Bank, National Association (“Wells Fargo”).

(2)	The First Stamford Place loan is part of a whole loan evidenced by five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $164.0 million. The Financial Information presented in the chart above reflects the aggregate Cut-off Date balance of the $164.0 million First Stamford Place Whole Loan, as defined in “The Loan” below.

(3)	The lockout period will be at least 24 payments beginning with and including the first payment date of August 1, 2017. Defeasance of the full $164.0 million First Stamford Place Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not expired by August 1, 2020, the borrower is also permitted to prepay the First Stamford Place Whole Loan with the payment of a yield maintenance premium after such date and prior to the expiration of the REMIC Prohibition Period, except that any portion of the First Stamford Place Whole Loan that has been securitized for a period of more than two years from the related startup date is required to be defeased.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The First Stamford Place loan is secured by a first mortgage lien on the borrower’s fee interest in a three-building, 810,471 square foot Class A office complex located in Stamford, Connecticut. The whole loan has an outstanding principal balance as of the Cut-off Date of $164.0 million (the “First Stamford Place Whole Loan”), and is comprised of five pari passu notes, each as described below. Note A-1-A, with an outstanding principal balance as of the Cut-off Date of $60.0 million, is being contributed to the JPMCC 2017-JP7 Trust and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the trustee under this securitization (or, prior to the occurrence and continuance of a Control Termination Event under the PSA, the Directing Certificateholder). However, the holders of the remaining notes will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The First Stamford Place Whole Loan has a 10-year term and is interest-only for the entire term. The previous debt secured by the property was securitized in MSC 2007-IQ15.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 130

Structural and Collateral Term Sheet	JPMCC 2017-JP7

First Stamford Place

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$60,000,000	$60,000,000	JPMCC 2017-JP7	Yes
A-1-B	27,400,000	27,400,000	JPMCB	No
A-1-C	27,400,000	27,400,000	JPMCB	No
A-2-A	30,000,000	30,000,000	Wells Fargo	No
A-2-B	19,200,000	19,200,000	Wells Fargo	No
Total	$164,000,000	$164,000,000

The Borrower. The borrowing entity for the First Stamford Place Whole Loan is ESRT First Stamford Place SPE, L.L.C., a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor for the First Stamford Place Whole Loan is Empire State Realty OP, L.P., an affiliate of Empire State Realty Trust, Inc. (“Empire”) (NYSE: ESRT). Headquartered in New York, New York, Empire is a real estate investment trust that owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area. Empire’s portfolio consists of 14 office properties and six standalone retail properties totaling approximately 10.1 million rentable square feet. Nine of the office properties are located in Manhattan, four are in Fairfield County, Connecticut and two are in Westchester County, New York.

The Property. The First Stamford Place property is an 810,471 square foot Class A office complex located in the central business district (“CBD”) of Stamford, Connecticut. Constructed in 1986, the property consists of two seven-story buildings and one four-story building situated on approximately 9.82 acres. The property features a cafeteria, a café with extended hours, a hair salon, a fitness center, a conference center, a day care center, a dry cleaning service, a shoe shine service and a car wash and detailing area. Tenants at the property also have access to a tennis court and swimming pool at the adjacent Hilton Stamford Hotel. The property is currently undergoing an approximately $750,000 renovation to the plaza of one building and according to property management, the sponsor plans to spend at least $850,000 to upgrade the plazas of the other two buildings by 2018. Capital expenditures include upgrades to the lobby, corridors, restrooms and parking garage, among other interior and exterior renovations. Additionally, the property features a subterranean parking garage with 1,853 parking spaces, resulting in a parking ratio of approximately 2.29 per 1,000 square feet of space.

As of May 1, 2017, the property was 90.8% leased to 52 tenants. The property has experienced recent leasing momentum, signing 17 new and renewal leases (17.2% of net rentable area) since June 2015. The largest tenant, Legg Mason & Co., LLC (“Legg Mason”), leases 137,583 square feet (17.0% of the net rentable area) through September 2024 and has been a tenant at the property since 1997. Founded in 1899, Legg Mason (NYSE: LM) is a diversified asset management firm headquartered in Baltimore, Maryland. Legg Mason serves individual and institutional investors across six continents and had approximately $728.0 billion of assets under management as of March 31, 2017. Legg Mason accounts for approximately 20.0% of the underwritten base rent at the property and its lease does not contain any renewal options. Legg Mason subleases 47,015 square feet to United Rentals, Inc. and 10,884 square feet to Northern Fund, each through September 2024. The second largest tenant, Odyssey Reinsurance Company (“Odyssey Reinsurance”), leases 101,619 square feet (12.5% of the net rentable area) through September 2022 and has been a tenant at the property since 1997. Odyssey Reinsurance is the flagship reinsurer of OdysseyRe Holdings Corp., an international multi-line reinsurer and specialty insurer founded in 1900. Odyssey Reinsurance is headquartered at the property, where it underwrites casualty, property, surety, accident and health, marine and aviation insurance. Odyssey Reinsurance accounts for approximately 13.0% of the underwritten base rent at the property and its lease contains two five-year renewal options. Odyssey Reinsurance subleases 3,259 square feet to Fresh Nation LLC through May 2018. The third largest tenant, Partner Reinsurance Company of the U.S. (“Partner Reinsurance”), leases 56,690 square feet (7.0% of the net rentable area) through January 2029 and has been a tenant since January 2017. Partner Reinsurance is a subsidiary of Partner Re Ltd., an international reinsurer, servicing more than 2,000 clients in more than 150 countries. Partner Reinsurance accounts for approximately 7.9% of the underwritten base rent at the property and its lease contains two remaining five-year extension options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 130

Structural and Collateral Term Sheet	JPMCC 2017-JP7

First Stamford Place

The First Stamford Place property is located in the central business district of Stamford, Connecticut. The property benefits from being located directly adjacent to Interstate 95, which provides access to New York City, Boston and Hartford, and is approximately 0.3 miles from the Stamford Metro North Train Station, which has direct service to Grand Central Station and access to both Amtrak and Acela Express. The property is located approximately 25.1 miles and 30.0 miles north of LaGuardia Airport and Midtown Manhattan, respectively, and is also located within a 50.0 mile radius of Kennedy International Airport, Newark Liberty International Airport, Westchester County Airport and Bradley International Airport in Hartford, Connecticut. The property is located in a Connecticut Enterprise Zone, which, as it relates to the property, allows a qualified business the opportunity to receive a credit on the state corporate business tax. According to the appraisal, the 2016 estimated population within a one-, three- and five-mile radius of the property was 29,870, 123,088 and 174,836, respectively, and the average household income within a one-, three- and five-mile radius of the property was $77,410, $128,920 and $149,203, respectively.

According to the appraisal, the property is located in the Stamford central business district submarket of the greater Fairfield County market. According to CBRE Research, as of the first quarter of 2017, the Stamford central business district submarket consisted of approximately 9.7 million square feet of office space with an overall vacancy rate of 33.2% and average rents of $42.79 per square foot. However, a significant amount of office vacancy in the Stamford central business district is situated in three buildings (677 Washington Boulevard, 695 East Main Street and 1 Elmcroft Road) that comprise 16.1% of the total submarket office inventory. According to the appraisal, 677 Washington Boulevard, 695 East Main Street and 1 Elmcroft Road are not directly competitive with the property since they were designed as corporate headquarters with very large floor plans, long corridors and are inefficiently designed for a multi-tenant building, while the property caters to small and medium sized tenants. The appraisal identified five properties as directly competitive with the First Stamford Place property, which have a weighted average vacancy of 7.8%. The appraisal identified six comparable office leases in the Stamford market in six buildings ranging in size from approximately 133,000 square feet to 590,440 square feet. Asking rents for the comparable leases ranged from $40.00 per square foot to $59.00 per square foot, with a weighted average of approximately $45.57 per square foot. The weighted average underwritten base rent for office space at the First Stamford Place is $42.32, which is in-line with the appraisal’s concluded weighted average office rent of $42.54 per square foot for the property.

Historical and Current Occupancy(1)
2014	2015	2016	Current(2)
91.4%	95.5%	96.1%	90.8%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of May 1, 2017.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Legg Mason(3)(4)(5)	Baa1 / BBB / NA	137,583	17.0%	$43.88	20.0%	9/30/2024
Odyssey Reinsurance(6)	A3 / A- / NA	101,619	12.5%	$38.95	13.0%	9/30/2022
Partner Reinsurance(7)	NA / A- / BBB+	56,690	7.0%	$42.50	7.9%	1/31/2029
Elizabeth Arden, Inc.	NA / B+ / NA	39,775	4.9%	$41.00	5.4%	10/31/2021
Ernst & Young U.S. LLP	NA / NA / NA	35,661	4.4%	$42.00	4.9%	5/31/2020
Crane Company	Baa2 / BBB / NA	32,801	4.0%	$39.96	4.3%	6/30/2018
Citibank N.A.(8)	Baa1 / BBB+ / A	30,590	3.8%	$51.00	5.1%	7/31/2018
Novitex Enterprise Solutions, Inc.(9)	NA / A / NA	22,429	2.8%	$41.00	3.0%	7/31/2021
Aircastle Advisors LLC(10)	Ba1 / BB+ / NA	19,214	2.4%	$39.00	2.5%	12/31/2022
National Indemnity Company	Aa2 / AA / A+	16,851	2.1%	$33.00	1.8%	10/31/2020

(1)	Based on the underwritten rent roll dated May 1, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Legg Mason occupies 136,958 square feet at an underwritten base rent of $44.00 per square foot and 625 square feet of storage space at $18.50 per square foot.

(4)	Legg Mason subleases 47,015 square feet to United Rentals, Inc. and 10,884 square feet to Northern Fund at $29.00 and $24.00 per square foot, respectively. Each sublease is through September 2024.

(5)	Legg Mason has the right to contract its space by not less than 20,000 square feet and up to 30,000 square feet by February 28, 2019 with 19 months’ notice and payment of a termination fee equal to unamortized leasing costs plus brokerage fee to re-lease the space.

(6)	Odyssey Reinsurance subleases 3,259 square feet to Fresh Nation LLC at $30.00 per square foot through May 2018.

(7)	Partner Reinsurance has the right to terminate its lease on or after January 31, 2027 with 12 months’ notice and payment of a termination fee equal to approximately $2.3 million.

(8)	Citibank N.A. subleases its entire space to Cenevo Corporation at $25.50 per square foot through June 30, 2018.

(9)	Novitex Enterprise Solutions, Inc. has the right to terminate its lease on July 31, 2019 with 14 months’ notice and payment of a termination fee equal to unamortized leasing costs.

(10)	Aircastle Advisors LLC has the right to terminate its lease on December 31, 2019 with 15 months’ notice and payment of a termination fee equal to approximately $542,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

First Stamford Place

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	74,759	9.2%	NAP	NAP	74,759	9.2%	NAP	NAP
2017 & MTM	2	2,849	0.4	$161,371	0.5%	77,608	9.6%	$161,371	0.5%
2018	12	119,904	14.8	4,844,693	16.0	197,512	24.4%	$5,006,064	16.5%
2019	5	25,476	3.1	763,378	2.5	222,988	27.5%	$5,769,442	19.0%
2020	8	76,263	9.4	3,154,821	10.4	299,251	36.9%	$8,924,263	29.4%
2021	9	96,428	11.9	4,078,634	13.4	395,679	48.8%	$13,002,897	42.8%
2022	4	125,686	15.5	4,927,938	16.2	521,365	64.3%	$17,930,835	59.1%
2023	4	25,385	3.1	1,057,809	3.5	546,750	67.5%	$18,988,643	62.6%
2024	3	159,993	19.7	7,028,627	23.2	706,743	87.2%	$26,017,270	85.7%
2025	2	23,756	2.9	979,020	3.2	730,499	90.1%	$26,996,290	88.9%
2026	0	0	0.0	0	0.0	730,499	90.1%	$26,996,290	88.9%
2027	2	21,822	2.7	947,935	3.1	752,321	92.8%	$27,944,225	92.1%
2028 & Beyond(3)	1	58,150	7.2	2,409,325	7.9	810,471	100.0%	$30,353,550	100.0%
Total	52	810,471	100.0%	$30,353,550	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2017.

(2)	Certain tenants may have termination or contractions options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	2028 and Beyond includes 1,460 square feet for a conference room, which does not have base rent attributable to it.

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(2)	$27,553,719	$28,798,659	$30,588,461	$29,951,724	$30,353,550	$37.45	81.0%
Vacant Income	0	0	0	0	3,135,221	3.87	8.4%
Gross Potential Rent	$27,553,719	$28,798,659	$30,588,461	$29,951,724	$33,488,771	$41.32	89.3%
Total Reimbursements	4,142,764	4,306,506	4,421,671	4,208,928	4,000,245	4.94	10.7%
Net Rental Income	$31,696,483	$33,105,165	$35,010,132	$34,160,653	$37,489,016	$46.26	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(3,135,221)	(3.87)	(8.4)
Other Income	264,219	424,523	435,492	388,806	388,806	0.48	1.0%
Effective Gross Income	$31,960,702	$33,529,688	$35,445,624	$34,549,458	$34,742,601	$42.87	92.7%

Total Expenses	$13,963,230	$14,178,960	$14,004,568	$14,107,046	$13,991,349	$17.26	40.3%

Net Operating Income	$17,997,472	$19,350,728	$21,441,056	$20,442,412	$20,751,251	$25.60	59.7%

Total TI/LC, Capex/RR	0	0	0	0	2,304,691	2.84	6.6%
Net Cash Flow	$17,997,472	$19,350,728	$21,441,056	$20,442,412	$18,446,561	$22.76	53.1%

(1)	TTM reflects the trailing 12-month period ending March 31, 2017.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

Property Management. The property is managed by ESRT Management, L.L.C., a Delaware limited liability company and an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $5,248,949 for outstanding tenant improvements and leasing commissions related to four tenants, approximately $4,138,229 for outstanding free rent related to seven tenants and approximately $2,486,098 for tax reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $334,939.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists under the loan documents or the mezzanine loan documents and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

First Stamford Place

Replacement Reserves - On a monthly basis, the borrower is required to escrow $15,458 (approximately $0.23 per square foot annually) for replacement reserves. The reserve is subject to a cap of $556,493.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $168,848 (approximately $2.50 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

Lockbox / Cash Management. The First Stamford Place Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants upon the origination of the loan instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. Prior to the occurrence of a Cash Sweep Event (as defined below), all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Upon the occurrence and during the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed on each payment date during the term of the loan in accordance with the loan documents. During a Cash Sweep Event, except as described below, all excess cash flow after payment of mortgage and mezzanine debt service, required reserves and operating expenses is required to be held as additional collateral for the loan. The lender has been granted a first priority security interest in the cash management account. To the extent that a Cash Sweep Event is caused solely by a DSCR Trigger Event, the lender is required to release funds from the excess cash flow subaccount in an amount sufficient (as reasonably determined by the borrower) to enable Empire to satisfy distribution requirements applicable to real estate investment trusts and to otherwise avoid the imposition of federal and state income and excise taxes with respect to any taxable year, up to a maximum amount of $100,000 annually (and in no event more than 1/12 of such capped amount for each month of the period during such Cash Sweep Event).

A “Cash Sweep Event” means the occurrence of (i) an event of default under the loan documents or the mezzanine loan, (ii) any bankruptcy or insolvency action of the borrower or property manager or (iii) the date on which the debt service coverage ratio (as calculated in the loan documents and including the mezzanine loan), based on the trailing three months, is less than 1.35x for two consecutive calendar quarters (a “DSCR Trigger Event”).

A Cash Sweep Event may be cured by (a) with respect to clause (i) above, a cure of the related event of default, (b) with respect to clause (ii) above, only with respect to the property manager, the borrower replacing the property manager with a qualified manager under a new management agreement within 60 days after such bankruptcy or insolvency action, (c) with respect to clause (ii) above, only with respect to an involuntary bankruptcy or insolvency action of the borrower that is not solicited, consented to or otherwise acquiesced or joined in by the borrower, guarantor or any of their affiliates, upon the dismissal, stay or discharge of such action within 90 days of the date of filing or (d) with respect to clause (iii) above, (x) the achievement of a debt service coverage ratio equal to or greater than 1.35x for two consecutive calendar quarters based on the trailing three month period or (y) the borrower depositing cash or a letter of credit reasonably acceptable to the lender in an amount that if used to pay down the First Stamford Place Whole Loan, would result in the achievement of the foregoing debt service coverage ratio (each of the foregoing (a) through (d), a “Cash Sweep Event Cure”). Each Cash Sweep Event Cure is also subject to the following limitations: (1) a Cash Sweep Event Cure may occur no more than five times during the term of the loan, except that the borrower is not limited in the number of times it may cure a DSCR Trigger Event; (2) the borrower pays all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure and (3) the borrower may not cure a voluntary bankruptcy or insolvency action of the borrower.

Additional Debt. There is a $16.0 million mezzanine loan that is coterminous with the First Stamford Place Whole Loan. The mezzanine loan has a 6.25000% coupon and is interest-only until the payment date occurring on August 1, 2022. On and after such date, the mezzanine loan documents require the mezzanine borrower to make amortizing payments in accordance with a schedule attached to the mezzanine loan agreement. Including the mezzanine loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 63.2%, 1.73x and 11.5%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement. The mezzanine loan has been sold to a third party investor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

211 Main Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

211 Main Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

211 Main Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

211 Main Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$45,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$45,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	5.5%	Net Rentable Area (SF):	417,266
Loan Purpose:	Acquisition	Location:	San Francisco, CA
Borrower:	BPP 211 Main Owner LLC	Year Built / Renovated:	1973 / 1998
Sponsor:	Blackstone Property Partners	Occupancy:	100.0%
	Lower Fund 1 L.P.	Occupancy Date:	7/6/2017
Interest Rate(1):	3.55470%	Number of Tenants:	1
Note Date:	3/28/2017	2014 NOI:	$9,753,604
Maturity Date:	4/6/2024	2015 NOI:	$9,822,319
Interest-only Period:	84 months	2016 NOI(2):	$9,770,862
Original Term:	84 months	TTM NOI:	N/A
Original Amortization:	None	UW Economic Occupancy:	98.0%
Amortization Type:	Interest Only	UW Revenues:	$19,906,520
Call Protection:	Grtr1%orYM(27),DeforGrtr1%or	UW Expenses:	$4,533,300
	YM(50),O(7)	UW NOI(2):	$15,373,221
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$15,289,768
Additional Debt:	Yes	Appraised Value / Per SF:	$294,000,000 / $705
Additional Debt Balance:	$125,219,000 / $25,000,000	Appraised Dark Value / Per SF(3):	$197,000,000 / $472
Additional Debt Type:	Pari Passu / B-Notes	Appraisal Date:	3/13/2017

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		A-Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$408	$468
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$408	$468
Replacement Reserves:	$0	Springing	$183,597	Cut-off Date LTV:	57.9%	66.4%
TI/LC:	$0	Springing	$1,251,798	Maturity Date LTV:	57.9%	66.4%
Other:	$0	$0	N/A	UW NCF DSCR:	2.49x	2.07x
				UW NOI Debt Yield:	9.0%	7.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A-Notes(1)	$170,219,000	56.3%	Purchase Price	$292,881,810	96.9%
B-Notes(1)	25,000,000	8.3%	Closing Costs	9,400,010	3.1%
Sponsor Equity	107,062,820	35.4%
Total Sources	$302,281,820	100.0%	Total Uses	$302,281,820	100.0%
(1)	The 211 Main Street loan is part of a whole loan evidenced by three pari passu senior notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $170.2 million (the “A-Notes”) and three subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $25.0 million (the “B-Notes”). The A-Notes Financial Information presented in the chart above reflects the aggregate Cut-off Date balance of the A-Notes, but excludes the related B-Notes. The Whole Loan Financial Information presented in the chart above reflects the aggregate Cut-off Date balance of the A-Notes and B-Notes evidencing the 211 Main Street Whole Loan. The Interest Rate above reflects the interest rate on the A-Notes only. The interest rate on the B-Notes is 4.90000% per annum.

(2)	The increase in UW NOI from 2016 NOI is driven by a straight line average of Charles Schwab’s future rent inclusive of rent steps over the course of the loan term. Charles Schwab renewed its lease in October 2016 and, beginning in May 2018 through April 2028, is required to pay contractual base rent of $37.78 per square foot with 3.0% annual increases.

(3)	The appraisal concluded a “Go Dark” value of $197.0 million, which assumes the property is 100.0% vacant and factors in market rent, downtime, expenses and lease-up costs.

(4)	Initial Escrows and Reserves excludes a guaranty delivered by the loan sponsor for certain outstanding tenant improvements required by the Charles Schwab lease. For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

211 Main Street

The Loan. The 211 Main Street loan is secured by a first mortgage lien on the fee interest in a 417,266 square foot Class A office building located in San Francisco, California. The whole loan has an outstanding principal balance as of the Cut-off Date of approximately $195.2 million (the “211 Main Street Whole Loan”) and is comprised of three pari passu senior notes, each as described below, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $170.2 million (collectively, the “211 Main Street A-Notes”) and three subordinate B-Notes with an aggregate outstanding principal balance as of the Cut-off Date of $25.0 million (the “211 Main Street Subordinate Companion Loans”). Note A-1, with an outstanding principal balance as of the Cut-off Date of $45.0 million, is being contributed to the JPMCC 2017-JP7 Trust (the “211 Main Street Mortgage Loan”). Note A-2 and Note A-3, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $125.2 million (the “211 Main Street Pari Passu Companion Loans”), were contributed to the DBJPM 2017-C6 and JPMCC 2017-JP6 trusts, respectively. The 211 Main Street Subordinate Companion Loans have been sold to a third party investor. Under the related intercreditor agreement, prior to a control appraisal period with respect to the 211 Main Street Subordinate Companion Loans, under certain circumstances, the holder of the 211 Main Street Subordinate Companion Loan evidenced by Note B-1 will have the right to approve certain major decisions with respect to the 211 Main Street Whole Loan, to exercise certain cure rights and to replace the related special servicer with or without cause. The holders of the 211 Main Street Subordinate Companion Loans will also have the right to exercise purchase option rights with respect to the 211 Main Street Whole Loan under certain circumstances. After the occurrence and during the continuance of a control appraisal period with respect to the 211 Main Street Subordinate Companion Loans, the holder of Note A-2 will be entitled to exercise the rights of the controlling noteholder for the 211 Main Street Whole Loan. The JPMCC 2017-JP7 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Consultation Termination Event). The 211 Main Street Whole Loan has a seven-year term and will be interest-only for the entire loan term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$45,000,000	JPMCC 2017-JP7	No
A-2	60,000,000	60,000,000	DBJPM 2017-C6	No(1)(2)
A-3	65,219,000	65,219,000	JPMCC 2017-JP6	No
B-1, B-2, B-3	25,000,000	25,000,000	Apollo(3)	Yes(2)
Total	$195,219,000	$195,219,000
(1)	The 211 Main Street Whole Loan will be serviced pursuant to the DBJPM 2017-C6 pooling and servicing agreement.

(2)	Note B-1 is the controlling note with respect to the 211 Main Street Whole Loan until the occurrence and continuance of a control appraisal period after which Note A-2 will be the controlling note, as described above.

(3)	The B-Notes are held by Athene Annuity and Life Company and American Equity Investment Life Insurance Company, which are managed by Apollo.

The Borrower. The borrowing entity for the 211 Main Street Whole Loan is BPP 211 Main Owner LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor for the 211 Main Street Whole Loan is Blackstone Property Partners Lower Fund 1 L.P., an affiliate of The Blackstone Group L.P. (“Blackstone”). Blackstone is a global alternative asset manager, with total assets under management of approximately $366.6 billion as of December 31, 2016. Specifically, Blackstone’s real estate group, founded in 1991, is a large real estate investment manager, with approximately $102.0 billion of total assets under management as of December 31, 2016. Blackstone was founded in 1985 by Stephen Schwarzman and Peter Peterson and has grown to employ over 2,200 employees across 30 cities around the world. The liability of the guarantor under the full recourse carve-out provisions in the loan documents is capped at 15% of the then current outstanding principal balance of the 211 Main Street Whole Loan plus enforcement costs in accordance with enforcing of the guaranty. In addition, the guarantor is not a party to the environmental indemnity agreement. The 211 Main Street Whole Loan documents require that the borrower obtain (and the borrower did obtain at origination) an environmental insurance policy meeting the requirements of the 211 Main Street Whole Loan documents, which has a term expiring on March 28, 2026 and includes policy limits of $5.0 million for each pollution condition and $5.0 million in the aggregate, with a $50,000 deductible.

The Property. The 211 Main Street property is a 17-story, 417,266 square foot, Class A office building located in the San Francisco central business district. The property was originally constructed in 1973 and most recently renovated in 1998 and is situated on approximately 0.72 acres. The property features views of downtown San Francisco and the San Francisco – Oakland Bay Bridge, as well as a penthouse boardroom, executive level offices on the top three floors, a full kitchen, cafeteria and dining hall on the ninth floor, a large ground floor conference room and an auditorium. Additionally, the property features an on-site parking garage with 42 parking spaces resulting in a parking ratio of approximately 0.10 per 1,000 square feet of space. There are three additional parking garages located within a one-block radius of the property. Pedestrian access to the property is provided via Main Street to the southwest and Howard Street to the northwest and vehicle access is provided via Spear Street to the northeast.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

211 Main Street

As of July 6, 2017, the property was 100.0% leased to a single tenant, Charles Schwab & Co., Inc. (“Charles Schwab”). Charles Schwab (NYSE: SCHW) has been a tenant at the property since April 1998 and renewed its lease in October 2016 for an extension term starting in May 2018 for a 10-year period through April 2028. Charles Schwab’s lease contains two consecutive options to extend the lease for the entire premises, with different extension periods applying to different floors, ranging from five years to 14 years when fully exercised. Additionally, the lease contains two partial extension options ranging from seven-year to 14-year periods, contingent on how many floors Charles Schwab elects to renew. The property currently serves as Charles Schwab’s global headquarters, and since 1998, Charles Schwab has reportedly invested over $25.0 million ($60.00 per square foot) in capital improvements to the property. Major capital improvement projects have included the renovation of the second and third floors to trading floors, construction of an auditorium, penthouse expansion, lobby renovation and general updates to the building mechanics. As part of the October 2016 renewal, the lease includes a provision that requires approximately $18.2 million ($44.00 per square foot) in additional capital expenditures to be invested in the property, of which approximately $6.0 million ($14.00 per square foot) is required to be paid for by Charles Schwab and approximately $12.2 million ($29.00 per square foot) is required to be paid for by the borrower. At origination, the loan sponsor provided a guaranty for all outstanding tenant improvement obligations, which is capped as described below under “Escrows and Reserves”.

The 211 Main Street property is located in the central business district of San Francisco, California. Within walking distance of the property are the Union Square shopping district, Treasure Island, Westfield San Francisco Centre shopping mall, Rincon Park and AT&T Park, home of the San Francisco Giants major league baseball team. The property also benefits from its proximity to major public transportation lines, including the Embarcadero BART train station, which is located two blocks northwest, Interstate Highway 80 and the San Francisco – Oakland Bay Bridge, located approximately three blocks southeast. Additionally, the property is located approximately 14.4 miles north of San Francisco International Airport and approximately 9.2 miles west of the Oakland central business district. The property is expected to benefit from the completion of the Transbay Transit Center, a mass-transit hub that is expected to connect eight Bay Area counties through 11 transportation systems including the BART, AC Transit, Amtrak, Caltrain and California’s planned high speed rail system. According to the Transbay Joint Powers Authority, the larger development, which is located approximately 0.5 miles northeast of the property, is expected to include 4,400 residential units, approximately 100,000 square feet of new retail space and an approximately 1.4 million square foot office tower. Additionally, the project is expected to feature City Park, a 5.4-acre rooftop public park with a variety of activities and amenities including an open air amphitheater, gardens, open grass areas and restaurant and café. The Transbay Transit Center consists of two primary components, with the first phase expected to be completed in the fall of 2017. The first phase will include construction of the above-ground portion of the new Transit Center, the below-grade rail levels and the bus ramp connecting the Transit Center to the San Francisco – Oakland Bay Bridge. A timeline has not been provided yet for the construction of phase two, which includes the downtown rail extension.

According to the appraisal, the property is located in the South Financial District office submarket of the greater San Francisco – Redwood City – South San Francisco market. According to CoStar, as of year-end 2016, the South Financial District Class A office submarket consisted of 50 buildings totaling approximately 21.5 million square feet of office space with an overall vacancy rate of 5.4% and average rents of $60.90 per square foot. The appraisal identified seven comparable office leases in the San Francisco market ranging in size from approximately 25,524 square feet to 91,950 square feet. Base rents for the comparable leases ranged from $60.00 per square foot to $70.00 per square foot, with a weighted average of approximately $66.37 per square foot. The comparable leases identified by the appraisal are all on a modified gross basis. Per Charles Schwab’s recently executed 10-year lease extension, Charles Schwab is required to pay $37.78 per square foot on a triple-net basis beginning in May 2018. The appraisal adjusted the rent to a modified gross basis to conform to market convention and has adjusted the Charles Schwab rent to $63.65 per square foot, which is in-line with the comparable modified gross office leases identified by the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

211 Main Street

Historical and Current Occupancy(1)
2014	2015	2016	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of July 6, 2017.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Charles Schwab	A2 / A / A	417,266	100.0%	$38.25	100.0%	4/30/2028

(1)	Based on the underwritten rent roll dated July 6, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF represents the straight-line average of Charles Schwab’s rent steps over the course of the loan term. The initial rent under the extension term starting in May 2018 is $37.78 per square foot, and the rent under the current term is $23.40 per square foot.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2017 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028 & Beyond	1	417,266	100.0	15,962,095	100.0	417,266	100.0%	$15,962,095	100.0%
Total	1	417,266	100.0%	$15,962,095	100.0%

(1)	Based on the underwritten rent roll dated July 6, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

211 Main Street

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$9,694,906	$9,775,848	$9,775,848	$15,962,095	$38.25	78.6%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$9,694,906	$9,775,848	$9,775,848	$15,962,095	$38.25	78.6%
Total Reimbursements	2,140,357	2,210,209	2,231,186	4,350,681	10.43	21.4
Net Rental Income	$11,835,263	$11,986,057	$12,007,034	$20,312,776	$48.68	100.0%
(Vacancy/Credit Loss)	0	0	0	(406,256)	(0.97)	(2.0)
Effective Gross Income	$11,835,263	$11,986,057	$12,007,034	$19,906,520	$47.71	98.0%

Total Expenses	$2,081,659	$2,163,738	$2,236,172	$4,533,300	$10.86	22.8%

Net Operating Income	$9,753,604	$9,822,319	$9,770,862	$15,373,221	$36.84	77.2%

Total TI/LC, Capex/RR	0	0	0	83,453	0.20	0.4
Net Cash Flow	$9,753,604	$9,822,319	$9,770,862	$15,289,768	$36.64	76.8%

(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	The increase in Underwritten Rents in Place from 2016 Rents in Place is due to underwriting a straight line average of Charles Schwab’s future rent over the course of the loan term. Charles Schwab renewed its lease in October 2016 and, starting in May 2018 through the lease expiration in April 2028, the tenant is required to pay base rent at a rate of $37.78 per square foot with 3.0% annual increases. The rent under the current term is $23.40 per square foot.

Property Management. The property is managed by Equity Office Management, L.L.C., a Delaware limited liability company and an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the lender did not require the borrower to deposit into escrow any reserves. The guarantor delivered a guaranty which (i) guarantees the borrower’s outstanding tenant improvement and leasing commission allowances under the Charles Schwab lease as of the origination date and (ii) requires the guarantor to deposit with the lender any such amounts that remain outstanding upon the consummation of any remedial or enforcement action by the lender or transfer as the result of the exercise of the lender’s remedies. The guaranty is subject to a cap of approximately $12,191,209, which cap is required to be decreased on a dollar-for-dollar basis by any amounts on deposit in the excess cash flow account as of the date of determination (and during the continuance of an event of default, the date of determination is required to be the date that is immediately prior to the event of default).

Tax Escrows - The requirement for the borrower to make deposits to the real estate tax escrow is waived so long as no Cash Trap Event (as defined below) has occurred and is continuing. In addition, to the extent the borrower provides invoices or other evidence that property taxes have been paid by Charles Schwab under its lease, the monthly deposit is required to be reduced on a dollar-for-dollar basis by such amounts paid.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as (i) no Cash Trap Event has occurred and is continuing or (ii) no event of default has occurred and is continuing and the property is insured as part of a blanket policy (which insures significant other real property not subject to the lien of the loan documents and owned or managed, directly or indirectly, by the guarantor, any parallel partnerships and alternative investment vehicles comprising the real estate fund commonly known as Blackstone Property Partners, any property manager or any their respective affiliates, in an amount reasonably acceptable to the lender) in accordance with the loan documents or otherwise reasonably acceptable to the lender. In addition, to the extent the borrower provides invoices or other evidence that insurance premiums have been paid by Charles Schwab under its lease, the monthly deposit is required to be reduced on a dollar-for-dollar basis by such amounts paid.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no Cash Trap Event has occurred and is continuing. In the event the borrower is required to make deposits into the replacement reserve, on a monthly basis, the borrower is required to deposit approximately $7,650 ($0.22 per square foot annually) for replacement reserves. The reserve is subject to a cap of approximately $183,597 ($0.44 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits to the tenant improvement and leasing commission reserve is waived so long as no Cash Trap Event has occurred and is continuing. In the event the borrower is required to make deposits into the tenant improvement and leasing commission reserve, on a monthly basis, the borrower is required to deposit approximately $52,158 ($1.50 per square foot annually) for tenant improvements and leasing commission reserves. The reserve is subject to a cap of $1,251,798 ($3.00 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

211 Main Street

Lockbox / Cash Management. The 211 Main Street Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept each business day into the borrower’s operating account, unless a Cash Trap Event is continuing, in which event such funds are required to be swept not less than twice per week into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. The lender has been granted a first priority security interest in the cash management account. During a Cash Trap Event, so long as no event of default has occurred and is continuing and no bankruptcy or insolvency action of the borrower has occurred, the lender is required, upon the written request of the borrower to disburse within three business days (and not more frequently than weekly) excess cash flow from the excess cash flow reserve subaccount to pay costs and expenses in connection with the ownership, management and/or operation of the property, including, without limitation: (i) operating expenses; (ii) emergency repairs and / or life safety repairs; (iii) capital expenditures; (iv) replacements; (v) fees and costs associated with the 211 Main Street Whole Loan and legal expenses (other than legal expenses arising in connection with the enforcement of the borrower’s rights under the 211 Main Street Whole Loan documents or any defense of any enforcement by the lender of its rights); (vi) audit, tax and accounting expenses (up to a maximum amount of $250,000); (vii) debt service shortfalls; (viii) leasing costs; (ix) voluntary prepayments of the 211 Main Street Whole Loan in the amount necessary to achieve a Debt Yield Cure (as defined below); (x) shortfalls in any restoration of the property after a casualty or condemnation; (xi) shortfalls in any reserves; (xii) marketing costs for vacant space at the property; (xiii) distributions to any real estate investment trust that is affiliated with the guarantor and owns a direct or indirect equity interest in the borrower (subject to a maximum amount of $40,000 annually); and (xiv) such other items as reasonably approved by the lender. In addition, notwithstanding anything else to the contrary in the 211 Main Street Whole Loan documents or the existence of an event of default under the 211 Main Street Whole Loan documents, prior to the occurrence of (a) the initiation of (1) judicial or non-judicial foreclosure proceedings, (2) proceedings for the appointment of a receiver or (3) similar remedies permitted by the 211 Main Street Whole Loan documents relating to all or a material portion of the property or (b) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies, the lender is required to apply amounts on deposit in the cash management account to the payment of taxes and insurance premiums.

A “Cash Trap Event” means the occurrence of (i) an event of default or (ii) the date on which the debt yield (as calculated in the 211 Main Street Whole Loan documents) falls below (a) 4.50% on any date prior to June 30, 2018 or (b) 7.00% on any date on or after July 1, 2018, in each case for the calendar quarter immediately preceding the date of determination and based on the trailing 12 month period immediately preceding such date.

A Cash Trap Event may be cured by the following: if the Cash Trap Event has occurred (i) solely as a result of an event of default, the lender has accepted a cure by the borrower of such event of default or (ii) solely as a result of either (a) or (b) of clause (ii) above, the occurrence of a Debt Yield Cure.

A “Debt Yield Cure” means no event of default is continuing under the 211 Main Street Whole Loan documents and either (i) the achievement of a debt yield that is not less than 4.50% on any date prior to June 30, 2018 or 7.00% on any date on or after July 1, 2018, in each case for one calendar quarter immediately preceding the date of determination based on the trailing 12 month period, or (ii) the borrower making, in its sole discretion, voluntary prepayments in accordance with the loan documents in an amount necessary to achieve the required debt yield provided in clause (i).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

211 Main Street

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

West Town Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

West Town Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

West Town Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

West Town Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

West Town Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS)(2):	A(low)	Title:	Fee / Leasehold
Original Principal Balance(3):	$30,000,000	Property Type - Subtype:	Retail – Super Regional Mall
Cut-off Date Principal Balance(3):	$30,000,000	Net Rentable Area (SF)(5):	772,503
% of Pool by IPB:	3.7%	Location:	Knoxville, TN
Loan Purpose:	Refinance	Year Built / Renovated:	1972 / 2013
Borrower:	West Town Mall, LLC	Occupancy(6):	93.1%
Sponsor:	Simon Property Group, L.P.	Occupancy Date:	5/31/2017
Interest Rate:	4.37000%	Number of Tenants:	114
Note Date:	6/29/2017	2014 NOI:	$23,453,621
Maturity Date:	7/1/2022	2015 NOI:	$23,756,289
Interest-only Period:	30 months	2016 NOI:	$23,421,699
Original Term:	60 months	TTM NOI (as of 5/2017):	$23,327,649
Original Amortization:	360 months	UW Economic Occupancy:	92.6%
Amortization Type:	IO-Balloon	UW Revenues(6)(7):	$29,380,915
Call Protection(4):	L(24),Def(29),O(7)	UW Expenses:	$6,799,826
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$22,581,089
Additional Debt:	Yes	UW NCF(6):	$21,032,929
Additional Debt Balance:	$93,900,000 / $86,100,000	Appraised Value / Per SF:	$375,000,000 / $485
Additional Debt Type:	Pari Passu / Subordinate Debt	Appraisal Date:	5/24/2017

Escrows and Reserves(8)				Financial Information(3)
	Initial	Monthly	Initial Cap		Pari Passu Debt	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$160	$272
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$149	$261
Replacement Reserves	$0	Springing	$463,503	Cut-off Date LTV:	33.0%	56.0%
TI/LC:	$80,469	$80,469	$3,862,515	Maturity Date LTV:	30.7%	53.7%
Other:	$0	$0	N/A	UW NCF DSCR:	2.40x	1.67x
				UW NOI Debt Yield:	18.2%	10.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$210,000,000	99.1%	Payoff Existing Debt	$211,109,475	99.6%
Sponsor Equity	1,907,898	0.9	Closing Costs	717,955	0.3
			Upfront Reserves	80,469	0.0
Total Sources	$211,907,898	100.0%	Total Uses	$211,907,898	100.0%
(1)	The West Town Mall Whole Loan was co-originated by JPMCB and Column Financial, Inc.
(2)	DBRS has confirmed that the West Town Mall loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.
(3)	The West Town Mall loan is part of a whole loan comprised of (i) the mortgage loan (comprised of one senior note with an outstanding principal balance as of the Cut-off Date of $30.0 million), (ii) three senior companion loans, each of which is pari passu with respect to the West Town Mall Mortgage Loan with an aggregate outstanding principal balance as of the Cut-off Date of $93.9 million and (iii) a subordinate companion loan (comprised of two pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of $86.1 million. The Pari Passu Debt Financial Information presented in the chart above reflects the $123.9 million aggregate Cut-off Date Balance of the West Town Mall Mortgage Loan and the West Town Mall Pari Passu Companion Loan, excluding the West Town Mall Subordinate Companion Loan. The Whole Loan Financial Information presented in the chart above reflects the Cut-off Date balance of the $210.0 million West Town Mall Whole Loan, as defined in the “The Loan” below.
(4)

Defeasance of the full $210.0 million West Town Mall Whole Loan is permitted after the earlier to occur of (i) August 1, 2020 and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not expired by August 1, 2020, the borrower is permitted to prepay the West Town Mall Whole Loan in whole, but not in part, with the payment of a yield maintenance premium prior to the expiration of the REMIC Prohibition Period.

(5)	Net Rentable Area (SF) is not inclusive of square footage associated with the Dillard’s, Sears Retail and Sears Auto (collectively, “Sears”), JCPenney and Longhorn Steakhouse boxes. The Dillard’s, JCPenney and Sears Auto land and improvements are tenant-owned with no attributable base rent. Sears Retail and Longhorn Steakhouse own their respective improvements, but not the underlying land, which is ground leased from the borrower at an underwritten base rent of $0 and $147,500, respectively.
(6)	Occupancy, UW Revenues, UW NOI and UW NCF include space leased by eight tenants accounting for a combined 41,072 square feet and approximately $1.3 million in underwritten base rent, for which the tenants have signed leases but are not yet in occupancy or paying rent.
(7)	UW Revenues includes $1,860,530 in underwritten base rent associated with in-line temporary tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

West Town Mall

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below. In lieu of an upfront reserve, the borrower delivered a guaranty from Simon (as defined below) for the planned property renovation in an amount equal to $15.75 million. The planned renovation will include a full interior renovation and updated exterior entrances. The renovation is scheduled to begin in July 2017 with completion slated for April 2018.

The Loan. The West Town Mall loan is secured by a first mortgage lien on 772,503 square feet of an approximately 1.3 million square foot super regional mall located in Knoxville, Tennessee. The whole loan was co-originated by JPMCB and Column Financial, Inc. and has an outstanding principal balance as of the Cut-off Date of $210.0 million (the “West Town Mall Whole Loan”). The West Town Mall Whole Loan is comprised of (i) four pari passu senior notes, Note A-1-A, Note A-1-B, A-2-A and A-2-B with an aggregate outstanding principal balance as of the Cut-off Date of $123.9 million (one of which, Note A-2-A, will be contributed to the JPMCC 2017-JP7 Trust (the “West Town Mall Mortgage Loan” and the remaining notes, collectively, the “West Town Mall Pari Passu Companion Loan”) and (ii) two subordinate B-Notes with an aggregate outstanding principal balance as of the Cut-off Date of $86.1 million (the “West Town Mall Subordinate Companion Loan”), each as described below. Note A-2-A, with an outstanding principal balance as of the Cut-off Date of $30.0 million, is being contributed to the JPMCC 2017-JP7 Trust. The West Town Mall Mortgage Loan and the West Town Mall Pari Passu Companion Loan are pari passu in right of payment with each other and are generally senior in right of payment to the West Town Mall Subordinate Companion Loan as and to the extent described in the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The West Town Mall Whole Loan” in the Preliminary Prospectus. The senior Note A-1-A is being contributed to the West Town Mall Trust 2017-KNOX trust that governs the servicing and administration of the West Town Mall Whole Loan and is the controlling note under the related co-lender agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related trust and servicing agreement (the “West Town Mall Trust 2017-KNOX Trust and Servicing Agreement”), the directing certificateholder under the West Town Mall Trust 2017-KNOX Trust and Servicing Agreement). However, the JPMCC 2017-JP7 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Consultation Termination Event). The West Town Mall Whole Loan has a five-year term and, subsequent to a 30-month interest only period, the West Town Mall Mortgage Loan and the West Town Mall Pari Passu Companion Loan will amortize in accordance with the amortization schedule set forth on Annex F to the Preliminary Prospectus. The principal payments that would otherwise have been paid to the West Town Mall Subordinate Companion Loan are allocated to the scheduled amortization of the West Town Mall Mortgage Loan and West Town Mall Pari Passu Companion Loan.

Whole Loan Summary

The Borrower. The borrowing entity for the West Town Mall Whole Loan is West Town Mall, LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsors. The borrower is owned by a 50/50 joint venture between affiliates of Simon Property Group, L.P. (“Simon”) and Teachers Insurance and Annuity Association of America, for the benefit of its separate real estate account (“TIAA” and, together with Simon, the “Loan Sponsor”). Simon is a wholly-owned subsidiary of Simon Property Group Inc., a publicly traded REIT (NYSE: SPG, S&P: A) that is focused on retail property ownership and management. Simon is the largest publicly traded owner, operator and developer of retail assets in the world. TIAA, formerly TIAA-CREF (Teachers Insurance and Annuity Association-College Retirement Equities Fund), is a Fortune 100 financial services organization that is the leading provider of retirement financial services for the academic, research, medical, cultural and governmental industries. As of March 31, 2017, TIAA serves over 5 million active and retired employees participating at more than 15,000 institutions and has $938 billion in combined assets under management with holdings in more than 50 countries. Simon Property Group has owned the West Town Mall since 1996 via the acquisition of DeBartolo Realty Corporation, which owned the shopping mall at the time of Simon’s acquisition. Simon serves as the nonrecourse carve-out guarantor and loan sponsor for the West Town Mall Whole Loan, subject to the borrower’s right to replace the guarantor with a replacement guarantor in accordance with the loan documents. The liability of Simon under the nonrecourse carve-out guaranty is capped at $42.0 million plus reasonable collection costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Property. West Town Mall is an approximately 1.3 million square foot, super regional mall located in Knoxville, Tennessee. Approximately 772,503 square feet of the West Town Mall serve as collateral for the West Town Mall Whole Loan. West Town Mall was originally constructed in 1972 and underwent expansions and renovations in 1985, 1998 and 2013. Furthermore, the property is anticipated to undergo a renovation at an estimated cost of $15.75 million commencing in July 2017 with an expected completion in April 2018. Upgrades are expected to include improvements and repairs to the floors, lighting, ceilings, skylights, paint, restrooms, furniture, landscaping and signage. In addition to the aforementioned general improvements, the renovation plan includes the renovation of four out of five mall entrances, the construction of a new entrance from the parking garage and a renovation of the food court. The property is located on an approximately 96.0 acre parcel and is Tennessee’s largest enclosed mall. The property benefits from several large scale anchors, as detailed below, in addition to a diverse mix of both national and local in-line retail tenants. The property contains 6,648 parking spaces split between an indoor parking garage and surface parking lots surrounding the property, resulting in an overall parking ratio of 5.0 spaces per 1,000 square feet based on the total mall square footage of approximately 1.3 million square feet.

The mall includes several anchor tenants, both non-owned and collateral. Non-owned anchors include Dillard’s, JCPenney and Sears Auto, each of which owns its own underlying land and improvements, as well as Sears Retail, which owns its improvements, but not the underlying land, which is ground leased from the borrower with no attributable underwritten base rent. The Dillard’s and JCPenney land and improvements, as well as the Sears improvements, are not collateral for the West Town Mall Whole Loan. The largest collateral anchor tenant at the property is Belk (39.6% of net rentable area). Belk occupies two separate spaces at the property, Belk Women’s Store and Belk Men Home & Kids. Most recently, in June 2017 Belk executed a 15-year renewal through January 2033 with two, five-year extension options. Belk Women’s Store has been a tenant at the property since 1987, while Belk Men Home & Kids has been a tenant at the property since 1994. Belk has committed to invest approximately $6.0 million on both spaces (approximately $20 per square foot) on store upgrades as part of its renewal. In addition, Belk has committed to a 10-year operating covenant, in which Belk is required to regularly and continuously operate a fashion department store in not less than 60.0% of both the Belk Women’s Store and Belk Men Home & Kids store and has agreed to not open a new fashion department store within nine miles of the property. Collectively, the two stores achieved approximately $30.0 million in sales for the trailing 12-month period ending February 28, 2017, resulting in total sales per square foot of approximately $98 and an occupancy cost of approximately 5.0%.

Non-Owned Anchors
Tenant	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	Most Recent Sales(2)	Most Recent Sales PSF(2)
Dillard’s(3)	Baa3 / BBB- / BBB-	233,094	$33,200,000	$142
Sears(3)	Caa2 / CCC+ / C	182,140	$10,700,000	$59
JCPenney(3)	NA / B+ / NA	147,282	$14,500,000	$99
(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(2)	Dillard’s, Sears and JCPenney based on the loan sponsor’s 2015 estimate.
(3)	The Dillard’s, JCPenney and Sears Auto land and improvements, as well as the Sears Retail improvements, are not part of the collateral.

Collateral Anchors
Tenant	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	Most Recent Sales(2)	Most Recent Sales PSF(2)
Belk Women’s Store	NA / NA / NA	162,501	$19,252,000	$118
Belk Men Home & Kids	NA / NA / NA	143,278	$10,731,000	$75
Regal Cinema(3)	B3 / B+ / B+	76,580	$2,652,000	$294,667
(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(2)	Most Recent Sales and Most Recent Sales PSF are as of December 31, 2016.
(3)	Most Recent Sales PSF for Regal Cinemas reflects sales per screen based on a total of nine screens.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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As of May 31, 2017, the property was 93.1% leased to 114 tenants. The overall mall, inclusive of the non-owned collateral tenants, is 96.0% occupied (96.7% including temporary tenants). The property’s tenant offering is diverse with a range of high-end and mass market tenants, in addition to numerous restaurant options and a nine-screen Regal Cinema. In addition to its anchors, the property’s in-line tenants include national retailers such as Apple, Swarovski, Sephora Forever 21, Coach, Foot Locker, Pottery Barn and Victoria’s Secret. Forty such retailers operate exclusively at West Town Mall in the Knoxville market. The property features an exclusive Apple prototype space, which Apple has indicated to the loan sponsor was built-out at an estimated cost between $8.0 and $9.0 million. Currently, there is only one other prototype Apple store in the United States, which is located in San Francisco, California. Other than the collateral anchors, no individual tenant occupies more than 2.0% of net rentable area or accounts for more than 3.5% of underwritten base rent. The property has achieved success both in attracting and maintaining high quality in-line tenants, as evidenced by recent leasing activity including 20 new and renewal leases signed since June 1, 2016 accounting for 45.4% of net rentable area and 20.8% of underwritten base rent. For the trailing 12-month period ending February 28, 2017, tenants that reported sales reported total sales of approximately $199.4 million ($277 per square foot) and comparable sales for tenants less than 10,000 square feet of $520 per square foot with an average occupancy cost of 9.7%. Excluding Apple, In-Line Tenants reported comparable sales of $430 per square foot with an average occupancy cost of 11.9%.

Historical and Current Occupancy(1)(2)
	2014	2015	2016	Current(3)
Occupancy w/o Temporary Tenants	93.8%	92.7%	90.4%	93.1%
Occupancy w/ Temporary Tenants	98.0%	99.1%	97.3%	96.7%
(1)	Occupancies are as of December 31 of each respective year.
(2)	Includes collateral tenants only.
(3)	Current Occupancy is as of May 31, 2017 and includes space leased by eight tenants accounting for a combined 41,072 square feet and approximately $1.3 million in underwritten base rent, for which the tenants have signed leases but are not yet in occupancy.

Historical In-line Sales and Occupancy Costs(1)
	2014	2015	2016(2)	TTM(2)(3)
In-line Sales PSF(4)	$482	$526	$554	$520
Occupancy Cost(5)	11.0%	10.0%	9.5%	9.7%
(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet that reported full year sales.
(2)	2016 and TTM In-line Tenant sales include a sponsor estimate for Apple sales of approximately $29.9 million and $30.4 million, respectively. Apple relocated to a larger 8,880 square foot suite at the Property (from it’s original 5,043 square foot suite) and thus, is not considered a comparable tenant for the comparable tenant sales analysis. However, the above 2016 and TTM sales figures include the Sponsor provided estimates.
(3)	TTM In-line Sales PSF and Occupancy Costs are based on the trailing 12-month period ending February 2017.
(4)	In-line Sales PSF excluding Apple is $400, $434, $462 and $430 for 2014, 2015, 2016 and TTM, respectively.
(5)	Occupancy Cost excluding Apple is 13.2%, 12.1%, 11.5% and 11.9% for 2014, 2015, 2016 and TTM, respectively.

West Town Mall is located within the Knoxville, Tennessee retail market at the southwestern quadrant of Kingston Pike and Morrell Road, just south of Interstate 40 and Interstate 75 in the Knoxville metro area. The property is located approximately 6.0 miles west of the Knoxville central business district and the University of Tennessee. As of year-end 2016, the population within a five-, 10- and 25-mile radius was 126,498, 363,364 and 779,787, respectively, with estimated average household income of approximately $83,709, $71,300 and $67,828, respectively. According to the appraisal, the property serves an approximately 10.0 mile primary trade area and over 10.0 million people visit the property each year. The mall not only draws visitors from the city of Knoxville, but also Alcoa and Louisville to the south and Oak Ridge, Farragut and Lenoir City to the west. According to the appraisal, both the population and number of households in the property’s primary trade area are projected to experience moderate growth between 2016 and 2021. As of 2016, household income levels in the property’s primary trade area were approximately 109.0% percent of the Knoxville core-based statistical area average and approximately 110.6% percent of the Tennessee state average. West Town Mall serves as the sole location in the Knoxville market for 40 national retailers and demonstrated strong sales per square foot relative to the competitive set. According to Green Street Advisors, West Town Mall has a Green Street Mall Grade of A-, while four out of five properties identified as the property’s primary competition within a 27 mile radius has a Green Street Mall Grade of B or lower. The fifth property identified by Green Street Advisors was not rated. The appraisal shows the property’s current primary competition consists of five properties as detailed in the table below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Competitive Set Summary(1)(2)
Property	Proximity (Miles)	Property Type	Year Built / Renovated	Total GLA	Estimated Occupancy	Sales Per Square Foot	Anchor Tenants
West Town Mall(3)	NAP	Super Regional Mall	1972 / 2013	1,341,519	96.7%	$454	Dillard’s, Sears, Belk Women’s Store, JCPenney, Belk Men Home & Kids, Regal Cinema
Primary Competitive Set
Pinnacle/Promenade Turkey Creek	7.5	Lifestyle Center	2006 / NAP	657,264	99.0%	NAV	Belk, Regal Cinema, hhgregg, Best Buy, Marshall’s, Bed Bath & Beyond
Pavilion of Turkey Creek	7.5	Power Center	2000 / NAP	657,771	100.0%	NAV	Walmart, Target, Hobby Lobby, Ross, OfficeMax, DSW, Old Navy, PetSmart
Knoxville Center(4)	11.5	Super Regional Center/Mall	1984 / 1997	959,091	67.0%	$250	Sears, JCPenney, Belk, Gold’s Gym, Regal Cinema
Foothills Mall	12.5	Power Center	1983 / 2006	463,591	92.0%	$275	JCPenney, Belk, Sears, Carmike Cinemas, Goody’s, T.J.Maxx
College Square(4)	50.0	Super Regional Center/Mall	1988 / 2016	476,745	83.0%	$265	Belk, Kohl’s, Dick’s Sporting Goods, Carmike Cinemas, T.J.Maxx, Planet Fitness
(1)	Based on the appraisal.
(2)	According to the appraisal, secondary competition includes Hamilton Place Mall (1,167,665 square feet), Mall at Johnson City (568,310 square feet) and Kingsport Town Center (530,446 square feet), where are all located 90 miles or more from West Town Mall.
(3)	Total GLA and Estimated Occupancy for West Town Mall are calculated inclusive of temporary tenants and gross leasable area attributable to Dillard’s, Sears, JCPenney and Longhorn Steakhouse. The Dillard’s, JCPenney and Sears Auto land and improvements are tenant owned with no attributable base rent. Sears Retail and Longhorn Steakhouse own their respective improvements, but not the underlying land, which is ground leased from the borrower at an underwritten base rent of $0 and $147,500, respectively. Collateral occupancy for West Town Mall as of May 31, 2017, exclusive of non-owned anchors and temporary tenants, is 93.1%.
(4)	Knoxville Center, College Square and Kingsport Town Center each have a vacant anchor space. Additionally, JCPenney is scheduled to close its location at Knoxville Center in September 2017.

Collateral Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Most Recent Sales PSF(3)	Lease Expiration Date
Belk Women’s Store	NA / NA / NA	162,501	21.0%	$6.15	5.5%	$118	1/31/2033
Belk Men Home & Kids	NA / NA / NA	143,278	18.5	$3.49	2.7%	$75	1/31/2033
Regal Cinema(4)	B3 / B+ / B+	76,580	9.9	$9.91	4.1%	$294,667	11/30/2028
Anchor Tenants		382,359	49.5%	$5.91	12.3%	$85
Victoria’s Secret	NA / NA / NA	15,181	2.0%	$44.00	3.6%	$508	1/31/2018
Shoe Dept. Encore	NA / NA / NA	12,081	1.6	$19.45	1.3%	NAP	6/30/2023
Pottery Barn	Ba1 / BB+ / BB+	11,135	1.4	$27.00	1.6%	$320	1/31/2019
Non-Anchors > 10,000 Sq. Ft.(5)		38,397	5.0%	$31.35	6.5%	$428
In-Line Tenants < 10,000 Sq. Ft.		298,627	38.7%	$49.73	80.4%	$562
Total / Weighted Average Occupied		719,383	93.1%	$25.66	100.0%	$291
Vacant		53,120	6.9%
Total / Weighted Average		772,503	100.0%
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Most Recent Sales PSF is as of February 28, 2017 and excludes sales for tenants who reported during the 2016 calendar year but have been underwritten as vacant.
(4)	Most Recent Sales PSF for Regal Cinemas reflects sales per screen based on a total of nine screens. Additionally, Regal Cinema, which has a current lease expiration of November 2018, is being underwritten as having a lease expiration of November 2028 per its letter of intent with Simon Property Group.
(5)	Non-Anchors > 10,000 Sq. Ft. excludes Forever 21, which historically has occupied over 10,000 square feet at the property. Forever 21 recently downsized into two individual smaller suites.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	53,120	6.9%	NAP	NAP	53,120	6.9%	NAP	NAP
2017 & TTM	2	7,323	0.9	$295,020	1.6%	60,443	7.8%	$295,020	1.6%
2018	19	62,643	8.1	2,519,855	13.8	123,086	15.9%	2,814,875	15.4%
2019	20	70,137	9.1	3,214,678	17.6	193,223	25.0%	6,029,553	32.9%
2020	12	18,328	2.4	1,079,162	5.9	211,551	27.4%	7,108,715	38.8%
2021	14	26,021	3.4	1,756,091	9.6	237,572	30.8%	8,864,806	48.4%
2022	5	12,704	1.6	672,403	3.7	250,276	32.4%	9,537,209	52.1%
2023	9	33,033	4.3	1,156,272	6.3	283,309	36.7%	10,693,480	58.4%
2024	9	17,666	2.3	1,518,815	8.3	300,975	39.0%	12,212,295	66.7%
2025	6	19,078	2.5	1,027,995	5.6	320,053	41.4%	13,240,290	72.3%
2026	2	9,407	1.2	492,139	1.9	329,460	42.6%	13,732,430	74.4%
2027	7	22,787	2.9	1,073,010	5.9	352,247	45.6%	14,805,440	80.2%
2028 & Beyond(4)	9	420,256	54.4	3,656,503	20.0	772,503	100.0%	18,461,943	100.0%
Total	114	772,503	100.0%	$18,461,943	100.0%
(1)	Based on the underwritten rent roll dated May 31, 2017.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Lease Rollover Schedule is not inclusive of the square footage associated with the Dillard’s, Sears, JCPenney and Longhorn Steakhouse boxes. The Dillard’s and JCPenney land and improvements are tenant owned with no attributable base rent. Sears and Longhorn Steakhouse own their respective improvements, but not the underlying land, which is leased from the borrower at an underwritten base rent of $0 and $147,500, respectively. Underwritten ground rent for the Longhorn Steakhouse ground lease is included in the above Lease Rollover Schedule, reflecting the January 2026 ground lease expiration.
(4)	Regal Cinema, which has a current lease expiration of November 2018, has been underwritten with a November 2028 lease expiration per its letter of intent with Simon.

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$19,676,029	$20,007,423	$19,757,464	$19,679,344	$18,461,939	$23.90	58.2%
Vacant Income	0	0	0	0	2,345,065	3.04	7.4
Gross Potential Rent	$19,676,029	$20,007,423	$19,757,464	$19,679,344	$20,807,004	$26.93	65.6%
Total Reimbursements	10,608,285	10,412,574	10,654,186	10,431,094	10,918,975	14.13	34.4
Net Rental Income	$30,284,314	$30,419,997	$30,411,650	$30,110,438	$31,725,980	$41.07	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,345,065)	(3.04)	(7.4)
Effective Gross Income	$30,284,314	$30,419,997	$30,411,650	$30,110,438	$29,380,915	$38.03	92.6%

Total Expenses	$6,830,693	$6,663,708	$6,989,951	$6,782,789	$6,799,826	$8.80	23.1%

Net Operating Income	$23,453,621	$23,756,289	$23,421,699	$23,327,649	$22,581,089	$29.23	76.9%

Total TI/LC, Capex/RR	0	0	0	0	1,548,160	2.00	5.3

Net Cash Flow	$23,453,621	$23,756,289	$23,421,699	$23,327,649	$21,032,929	$27.23	71.6%
(1)	TTM represents the trailing 12-month period ending on May 31, 2017.
(2)	% column represents percent of Net Rental Income for all revenue lines and percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place include space leased by eight tenants accounting for a combined 41,072 square feet and approximately $1.3 million in underwritten base rent, for which the tenants have signed leases but are not yet in occupancy.
(4)	The Dillard’s, JCPenney and Sears Auto land and improvements are tenant owned with no attributable base rent, and thus not included in the Rents in Place. Sears and Longhorn Steakhouse own their respective improvements, but not the underlying land, which is leased from the borrower at an underwritten base rent of $0 and $147,500, respectively.

Property Management. The property is managed by Simon Management Associates, LLC, an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $80,469 for future tenant improvement and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as (i) no event of default has occurred and is continuing, (ii) no DSCR Trigger Event (as defined below) has occurred and is continuing, (iii) no Occupancy Trigger Event (as defined below) has occurred and is continuing and (iv) the borrower does not (a) fail to pay all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent or (b) fail to provide the lender with satisfactory evidence that taxes have been paid prior to the assessment of any late payment penalty and the date that such taxes become delinquent upon request.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under a reasonably acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve account is waived so long as (i) no event of default has occurred and is continuing, (ii) no DSCR Trigger Event has occurred and is continuing and (iii) no Occupancy Trigger Event has occurred and is continuing. Following the occurrence and during the continuance of an event of default, DSCR Trigger Event or Occupancy Trigger Event, the borrower is required to deposit $12,876 per month (approximately $0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $463,503 (approximately $0.60 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $80,469 (approximately $1.25 per square foot annually) for TI/LC reserves. The TI/LC reserve is subject to a cap of $3,862,515 (approximately $5.00 per square foot).

Existing Renovation Reserve - In lieu of making a cash reserve deposit in the amount of $15.75 million (the “Existing Renovation Amount”) for the costs and expenses associated with the planned renovation, as required per the terms of the loan documents, the borrower provided a guaranty from the loan sponsor, Simon, which guarantees payment of the Existing Renovation Amount.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. The borrower is required within 30 days of origination of the West Town Mall Whole Loan to deliver tenant direction letters instruction all tenants to deposit all rents and payments into a lender controlled lockbox account. All funds in the lockbox account are required to be swept on a weekly basis into the borrower’s operating account, unless a Lockbox Event (as defined below) has occurred and is continuing, in which case such funds are required to be swept each Wednesday into a lender controlled cash management account and disbursed on each payment date in accordance with the loan documents. Upon the occurrence and during the continuance of a Lockbox Event, all funds deposited in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into the excess cash flow subaccount and held as additional security for the loan, except that in certain circumstances, if amounts either distributed to the borrower or maintained in a reserve for emergency extraordinary expenses or tenant improvements or leasing commissions are insufficient, the lender may, subject to its reasonable approval, reallocate funds from the excess cash flow subaccount to pay for such costs. The lender has been granted a first priority security interest in the cash management account.

A “Lockbox Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or any affiliated property manager (provided that the affiliated property manager is not replaced with a qualified property manager in accordance with the loan documents within 60 days), (iii) a DSCR Trigger Event, (iv) at any time, two or more of Belk Women’s Store, Belk Men’s Home & Kids, Dillard’s, Sears, JCPenney and Regal Cinema, close, cease to operate, go dark, vacate or abandon the space operated under their respective leases or reciprocal easement agreements (provided that such an occurrence resulting from redevelopment by the borrower will not constitute a Lockbox Event) or (v) an Occupancy Trigger Event.

A “DSCR Trigger Event” means the date on which the debt service coverage ratio (as calculated in the loan documents) based on the trailing four calendar quarters falls below 1.50x for two consecutive calendar quarters.

An “Occupancy Trigger Event” means the date on which less than 70.0% of the gross leasable square footage of in-line space is occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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A Lockbox Event may be cured by (a) with respect to clause (i) above, a cure of the related event of default (provided that the lender has not accelerated the loan, moved for a receiver or commenced foreclosure proceedings), (b) with respect to clause (ii) above, solely with respect to the property manager, if the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days or such bankruptcy action is discharged or dismissed within 90 days of such bankruptcy or insolvency action without any adverse consequence to the West Town Mall Whole Loan or property, (c) with respect to clause (iii) above, the achievement of a debt service coverage ratio based on the trailing four-calendar quarters equal to or greater than 1.50x for two consecutive calendar quarters, (d) with respect to clause (iv) above, (x) with respect to Belk Women’s Store, Belk Men’s Home & Kids, Sears or Regal Cinema, execution of a replacement lease by the borrower for the vacated space or (y) with respect to Dillard’s or JCPenney, use of the applicable tenant space for retail and/or other appurtenant and related or other permitted uses and is open for business and (e) with respect to clause (v) above, at least 70.0% of the gross leasable square footage of in-line space at the property being occupied for two consecutive calendar quarters.

Ground Lease. A non-income producing portion of the property totaling 11,165 square feet, which includes a portion of the property’s ring road is subject to a ground lease. The ground lease has a current annual base rent of $3,000 and expires on April 30, 2042, with no renewal options. Please see “Description of the Mortgage Pool— Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”, as well as representation and warranty number 36 and the exceptions thereto in the Preliminary Prospectus for additional information regarding the risks associated with ground leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF VI	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$29,500,000	Title:	Fee
Cut-off Date Principal Balance:	$29,500,000	Property Type - Subtype:	Retail – Various
% of Pool by IPB:	3.6%	Net Rentable Area (SF):	241,788
Loan Purpose:	Refinance	Location:	Various, TX
Borrowers:	Rampart Texas, LLC, Sylvan Texas,	Year Built / Renovated:	Various / Various
	LLC, Haynes Texas, LLC and MK	Occupancy:	95.2%
	Texas Properties, LLC	Occupancy Date:	6/28/2017
Sponsor:	Mark Kaufman	Number of Tenants:	62
Interest Rate:	5.46000%	2014 NOI:	$2,966,683
Note Date:	6/29/2017	2015 NOI:	$2,978,499
Maturity Date:	7/6/2027	2016 NOI:	$3,059,059
Interest-only Period:	12 months	TTM NOI (as of 3/2017):	$3,150,413
Original Term:	120 months	UW Economic Occupancy:	92.2%
Original Amortization:	360 months	UW Revenues:	$4,288,185
Amortization Type:	IO-Balloon	UW Expenses:	$1,199,208
Call Protection:	L(24),Def(92),O(4)	UW NOI:	$3,088,977
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$2,904,629
Additional Debt:	Yes	Appraised Value / Per SF:	$42,775,000 / $177
Additional Debt Balance:	$3,325,000	Appraisal Date:	Various
Additional Debt Type:	Preferred Equity

Escrows and Reserves(1)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$122
Taxes:	$202,181	$50,424	N/A	Maturity Date Loan / SF:	$104
Insurance:	$28,869	$7,217	N/A	Cut-off Date LTV:	69.0%
Replacement Reserves:	$0	$4,178	N/A	Maturity Date LTV:	59.0%
TI/LC:	$200,000	$28,059	$1,500,000	UW NCF DSCR:	1.45x
Other:	$249,123	$0	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,500,000	86.8%	Payoff Existing Debt	$31,621,103	93.1%
Preferred Equity	3,325,000	9.8	Closing Costs(2)	1,068,203	3.1
Sponsor Equity	1,144,478	3.4	Upfront Reserves	680,173	2.0
Partnership Buyout	600,000	1.8
Total Sources	$33,969,478	100.0%	Total Uses	$33,969,478	100.0%

(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(2)	Closing Costs include closing costs from origination of the preferred equity.

The Loan. The Texas Retail Portfolio loan is secured by a first mortgage lien on the borrowers’ fee interest in six anchored and unanchored retail properties located in Odessa, Midland, San Antonio and Live Oak, Texas. The loan has a 10-year term and, subsequent to a one-year interest-only period, will amortize on a 30-year schedule. The previous debt secured by the property was securitized in the GSMS 2007-GG10 transaction.

The Borrowers. The borrowing entities for the Texas Retail Portfolio loan are Rampart Texas, LLC, Sylvan Texas, LLC, Haynes Texas, LLC and MK Texas Properties, LLC, as tenants-in-common, each a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Mark Kaufman. Mark Kaufman has been involved in the management, renovation, financing, development and disposition of real estate since 1984. Over the past 21 years, Mark Kaufman has acquired more than $310 million in multi-family, office and retail properties. Currently, Mark Kaufman’s portfolio consists of more than 1.2 million square feet across 18 properties located in Texas, Arizona, Nevada and California.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Portfolio. The collateral is comprised of six retail properties located in Odessa, Midland, San Antonio and Live Oak, Texas. The Texas Retail Portfolio was constructed between 1973 and 2006. The Texas Retail Portfolio totals 241,788 square feet of net rentable area and consists of one anchored retail property and five unanchored retail properties. Collectively, the Texas Retail Portfolio includes 1,410 parking spaces, resulting in a parking ratio of approximately 5.83 spaces per 1,000 square feet of net rentable area.

As of June 28, 2017, the Texas Retail Portfolio was 95.2% occupied by 62 tenants and has had an average occupancy level of 94.1% over the past three years. Bob Mills Furniture and Bealls are the only tenants that occupy more than 5.1% of the net rentable area of the portfolio. The average tenant size is 3,715 square feet. The largest tenant, Bob Mills Furniture, leases 20.9% of the portfolio’s aggregate net rentable area under a lease which expires in September 2023 and has occupied the space since 2010. Bob Mills Furniture, which opened in 1971,is based in Oklahoma City, Oklahoma, and has seven stores located throughout Texas and Oklahoma. Bob Mills Furniture accounts for approximately 10.5% of the underwritten base rent at the Texas Retail Portfolio. The second largest tenant, Bealls, leases 11.1% of the portfolio’s aggregate net rentable area under a lease which expires in January 2020 and has occupied the space since 2008. Bealls is a Florida-based retail corporation of 500 department stores that sell beachwear and home decor. Bealls has four five-year renewal options and accounts for approximately 4.8% of the underwritten base rent at the Texas Retail Portfolio properties. The third largest tenant, Buffalo Wild Wings, leases space at both the Live Oak Shopping Center and the Sunburst Center property, collectively comprising 5.1% of the portfolio’s aggregate net rentable area with 6,400 square feet under a lease that expires in December 2020 and 6,000 square feet under a lease that expires in March 2021, respectively, and has occupied both spaces since 2005. Buffalo Wild Wings is an American chain restaurant with over 1,200 locations. Buffalo Wild Wings accounts for approximately 14.1% of the underwritten base rent at the Texas Retail Portfolio properties.

The Texas Retail Portfolio properties are located in the Midland/Odessa and San Antonio retail markets.

Portfolio Market Summary(1)
Property	Retail Market	Retail Submarket	Submarket(2) Net Rentable Area (SF)	Submarket(2) Vacancy	Property(3) Vacancy	Average(2) Submarket Rent PSF	Average(3) Property Rent PSF
Crossroads Center	Midland/Odessa	Odessa	7.1 million	2.6%	0.0%	$14.49	$9.55
Parkwood Shopping Center	San Antonio	North Central	28.4 million	4.3%	22.1%	$17.76	$15.23
Live Oak Shopping Center	San Antonio	Northeast	17.6 million	5.5%	0.0%	$13.00	$28.61
Gateway Center	Midland/Odessa	Midland	7.6 million	1.4%	0.0%	$13.90	$16.41
Sunburst Center	Midland/Odessa	Midland	7.6 million	1.4%	0.0%	$13.90	$26.27
Eastridge Center	Midland/Odessa	Odessa	7.1 million	2.6%	0.0%	$14.49	$13.90
(1)	Based on the appraisal unless otherwise indicated.

(2)	As of the fourth quarter of 2016.

(3)	Based on the underwritten rent roll dated June 28, 2017.

The appraisals for the Sunburst Center and Gateway Center properties identified four competitive properties ranging from 8,626 to 65,372 square feet with occupancies ranging from approximately 90.0% to 100.0%. The appraisals for the Crossroads Center and Eastridge Center properties identified four competitive properties ranging from 6,290 to 148,025 square feet with occupancies ranging from approximately 91.0% to 100.0%. The appraisal for the Live Oak Shopping Center property identified four competitive properties ranging from 18,200 to 510,251 square feet with occupancies ranging from approximately 97.0% to 100.0%. The appraisal for the Parkwood Shopping Center property identified four competitive properties ranging from 54,246 to 188,714 square feet with occupancies ranging from approximately 76.0% to 98.0%.

According to the appraisal for the Parkwood Shopping Center property, the market rent is $16.00 per square foot. According to the appraisal for the Live Oak Shopping Center property, the market rent is $23.00 per square foot for in-line space and $36.00 per square foot for restaurant space. According to the appraisal for the Crossroads Center property, the market rent is $18.00 per square foot for in-line space, $32.00 per square foot for the Starbuck’s space and $7.50 per square foot for anchor space. According to the appraisal for the Sunburst Center property, the market rent is $18.00 per square foot for in-line space and $42.00 per square foot for restaurant space. According to the appraisal for the Gateway Center property, the market rent is $21.00 per square foot for in-line space, $45.00 per square foot for the Starbuck’s space and $12.00 per square foot for anchor space. According to the appraisal for the Eastridge Center property, concluded market rent is $15.00 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Portfolio Summary
Property	Location	Year Built / Year Renovated	Occupancy(1)	Net Rentable Area (SF)	Cut-off Date Allocated Loan Amount	Appraised Value	UW NCF	% of UW NCF
Crossroads Center	Odessa, TX	1973 / 2006	100.0%	101,299	$8,560,000	$12,400,000	$870,201	30.0%
Parkwood Shopping Center	San Antonio, TX	1983 / N/A	77.9%	51,881	4,900,000	7,125,000	530,859	18.3
Live Oak Shopping Center	Live Oak, TX	2005 / N/A	100.0%	18,747	4,620,000	6,700,000	394,680	13.6
Gateway Center	Midland, TX	2005 / 2006	100.0%	27,683	4,280,000	6,200,000	383,832	13.2
Sunburst Center	Midland, TX	2006 / N/A	100.0%	16,900	3,970,000	5,750,000	409,077	14.1
Eastridge Center	Odessa, TX	2002 / N/A	100.0%	25,278	3,170,000	4,600,000	315,980	10.9
Total			95.2%	241,788	$29,500,000	$42,775,000	$2,904,629	100.0%
(1)	Based on the underwritten rent roll dated June 28, 2017.

Historical and Current Occupancy(1)
2014	2015	2016	Current(2)
93.3%	94.2%	94.3%	95.2%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of June 28, 2017.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Bob Mills Furniture	NA / NA / NA	50,480	20.9%	$7.00	10.5%	9/30/2023
Bealls	NA / NA / NA	26,871	11.1%	$5.99	4.8%	1/31/2020
Buffalo Wild Wings(3)	NA / NA / NA	12,400	5.1%	$38.33	14.1%	Various
Dollar Tree	Ba1 / BB+ / NA	10,000	4.1%	$10.50	3.1%	1/31/2019
McAlister Deli(4)	NA / NA / NA	9,000	3.7%	$20.42	5.5%	Various
Foundation School for Autism	NA / NA / NA	8,894	3.7%	$8.50	2.2%	6/30/2020
Rack Room Shoes	NA / NA / NA	5,992	2.5%	$15.00	2.7%	1/31/2020
Concentra Health Services	NA / NA / NA	5,478	2.3%	$17.00	2.8%	6/30/2019
United States of America(5)	Aaa / AA+ / AAA	4,902	2.0%	$36.21	5.3%	5/31/2021
Pacific Tan	NA / NA / NA	4,470	1.8%	$13.95	1.9%	12/31/2018
(1)	Based on the underwritten rent roll dated June 28, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Buffalo Wild Wings leases 6,400 square feet at the Sunburst Center property with a lease expiration of December 31, 2020 and 6,000 square feet at the Live Oak Shopping Center property with a lease expiration of March 31, 2021.

(4)	McAlister Deli leases 4,500 square feet both at the at Crossroads Center property with a lease expiration of February 28, 2025 and 4,500 square feet at the Gateway Center property with a lease expiration of January 31, 2025.

(5)	United States of America leases 4,902 square feet that are used by the U.S. Army Corps of Engineers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	11,486	4.8%	NAP	NAP	11,486	4.8%	NAP	NAP
2017 & MTM	4	9,783	4.0	$153,686	4.6%	21,269	8.8%	$153,686	4.6%
2018	16	30,274	12.5	483,343	14.4	51,543	21.3%	$637,029	18.9%
2019	10	30,684	12.7	419,422	12.5	82,227	34.0%	$1,056,451	31.4%
2020	14	64,546	26.7	891,322	26.5	146,773	60.7%	$1,947,773	57.8%
2021	12	28,697	11.9	745,668	22.1	175,470	72.6%	$2,693,441	80.0%
2022	2	3,838	1.6	67,936	2.0	179,308	74.2%	$2,761,377	82.0%
2023	2	51,980	21.5	377,352	11.2	231,288	95.7%	$3,138,729	93.2%
2024	1	1,500	0.6	45,375	1.3	232,788	96.3%	$3,184,104	94.5%
2025	2	9,000	3.7	183,781	5.5	241,788	100.0%	$3,367,885	100.0%
2026	0	0	0.0	0	0.0	241,788	100.0%	$3,367,885	100.0%
2027	0	0	0.0	0	0.0	241,788	100.0%	$3,367,885	100.0%
2028 & Beyond	0	0	0.0	0	0.0	241,788	100.0%	$3,367,885	100.0%
Total	63	241,788	100.0%	$3,367,885	100.0%
(1)	Based on the underwritten rent roll dated June 28, 2017.

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$3,022,859	$3,089,427	$3,204,659	$3,235,422	$3,367,885	$13.93	72.4%
Vacant Income	0	0	0	0	183,776	0.76	4.0
Gross Potential Rent	$3,022,859	$3,089,427	$3,204,659	$3,235,422	$3,551,661	$14.69	76.3%
Total Reimbursements	1,011,111	1,027,955	1,077,295	1,152,906	1,100,834	4.55	23.7
Net Rental Income	$4,033,970	$4,117,382	$4,281,954	$4,388,328	$4,652,495	$19.24	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(364,310)	(1.51)	(7.8)
Effective Gross Income	$4,033,970	$4,117,382	$4,281,954	$4,388,328	$4,288,185	$17.74	92.2%

Total Expenses	$1,067,287	$1,138,883	$1,222,895	$1,237,915	$1,199,208	$4.96	28.0%

Net Operating Income	$2,966,683	$2,978,499	$3,059,059	$3,150,413	$3,088,977	$12.78	72.0%

Total TI/LC, Capex/RR	0	0	0	0	184,348	0.76	4.3

Net Cash Flow	$2,966,683	$2,978,499	$3,059,059	$3,150,413	$2,904,629	$12.01	67.7%
(1)	TTM represents the trailing 12-month period ending in March 31, 2017.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by JKMK LP, an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrowers deposited $249,123 for deferred maintenance, $202,181 for real estate taxes, $200,000 for future tenant improvements and leasing commissions and $28,869 for insurance.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $50,424.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $7,217.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $4,178 (approximately $0.21 per square foot annually) for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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TI/LC Reserves – On a monthly basis during the first year of the loan term, the borrowers are required to escrow the difference between interest-only monthly debt service payments and an amount equal to what would be the principal portion of the monthly debt service payments if such payments were based on a 30-year amortization schedule for future tenant improvements and leasing commissions, which currently equates to approximately $28,059. Commencing on the payment date in August 2018, an ongoing TI/LC reserve deposit will be required in the amount of $10,417 per month (approximately $0.52 per square foot annually) so long as the guarantor financial conditions are not met (as defined in the loan documents). TI/LC reserve deposits will be suspended at any time that the balance in the TI/LC reserve is at least $1.5 million (the “TI/LC Cap”). The TI/LC Cap will be lowered to $1.0 million if the loan sponsor can provide personal financial statements showing a net worth of at least $20.0 million and liquidity of at least $1.5 million for four consecutive quarters. Upon the loan sponsor meeting the net worth and liquidity requirement and the TI/LC reserve having a balance of at least $1.0 million, the ongoing TI/LC reserve deposits are required then to be reduced to $4,167 per month (approximately $0.21 per square foot annually).

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. The borrowers and property manager were required at origination to send tenant direction letters to tenants instructing them to deposit all rents and payments directly into a lockbox account controlled by the lender. During a Sweep Event (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed during the term of the loan in accordance with the loan documents and all excess cash flow after payment of debt service, required reserves and operating expenses are required to be held as additional collateral for the loan.

A “Sweep Event” means: (i) the occurrence of an event of default under the loan documents, (ii) the debt service coverage ratio as calculated in the loan documents based on a trailing 12-month period falling below 1.15x or (iii) if Bob Mills Furniture at Crossroads Center (a) fails to extend its lease at the related property on terms reasonably acceptable to the lender, (b) otherwise terminates its lease, goes into default under its lease beyond any applicable notice and cure period, goes dark or gives notice of its intention to do either or (c) becomes a debtor in a bankruptcy or other insolvency proceeding.

Preferred Equity. Realty Mogul 83, LLC, a Delaware limited liability company, made a $3,325,000 preferred equity investment in the borrowers in connection with the origination of the mortgage loan. The preferred equity holder holds less than a 1.0% indirect interest in the borrowers as of the origination of the mortgage loan. The term of the preferred equity investment is coterminous with the mortgage loan, and the preferred equity investment is fully subordinated to the mortgage loan. The mortgage loan together with the preferred equity investment is underwritten to an aggregate debt service coverage ratio equal to 1.17x, an aggregate debt yield equal to 9.4% and a combined loan-to-value equal to 76.7%, based on a preferred equity preferred annual rate of return equal to 14.0% absent a changeover event (and 19% after a changeover event). If the preferred equity holder does not receive its monthly preferred return, it has the right to designate a replacement general partner and terminate any agreements with affiliates of the general partner, provided, however, the mortgage loan documents do not permit a transfer of control from the borrower sponsor to the preferred equity holder at any time, notwithstanding the terms of the applicable limited partnership agreements of the sole members, and the lender’s consent to this change in control is required under the mortgage loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Torre Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Torre Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Torre Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	3.1%	Net Rentable Area (SF):	88,580
Loan Purpose:	Acquisition	Location:	Cupertino, CA
Borrower:	Torre Plaza Associates, LLC	Year Built / Renovated:	1983 / 2011
Sponsors:	HGGP Capital VIII, LLC,	Occupancy:	100.0%
	HGGP Capital IX, LLC and	Occupancy Date:	7/1/2017
	HGGP Capital XI, LLC	Number of Tenants:	1
Interest Rate:	3.86100%	2014 NOI:	$2,662,391
Note Date:	5/25/2017	2015 NOI:	$2,573,132
Maturity Date:	6/1/2027	2016 NOI:	$2,683,907
Interest-only Period:	120 months	TTM NOI (as of 3/2017)(3):	$2,704,008
Original Term:	120 months	UW Economic Occupancy:	95.0%
Original Amortization:	None	UW Revenues:	$5,292,628
Amortization Type:	Interest Only	UW Expenses:	$1,268,500
Call Protection(2):	L(25),Def(91),O(4)	UW NOI(3):	$4,024,128
Lockbox / Cash Management:	Hard / In Place	UW NCF:	$3,877,971
Additional Debt:	Yes	Appraised Value / Per SF:	$67,700,000 / $764
Additional Debt Balance:	$20,000,000	Appraised Dark Value / Per SF(4):	$59,000,000 / $666
Additional Debt Type:	Pari Passu	Appraisal Date:	5/5/2017

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$508
Taxes:	$141,459	$70,730	N/A	Maturity Date Loan / SF:	$508
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.5%
Replacement Reserves:	$1,107	$1,107	N/A	Maturity Date LTV:	66.5%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.20x
Other:	$2,812,415	$0	N/A	UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,000,000	64.4%	Purchase Price	$66,250,000	94.8%
Sponsor Equity	24,909,325	35.6%	Upfront Reserves	2,954,981	4.2%
			Closing Costs	704,344	1.0%
Total Sources	$69,909,325	100.0%	Total Uses	$69,909,325	100.0%

(1)	The Torre Plaza loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $45.0 million, The Financial Information presented in the chart above reflects the Cut-off Date balance of the $45.0 million Torre Plaza Whole Loan (as defined below).

(2)	Defeasance of the full $45.0 million Torre Plaza Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date the final REMIC Trust that holds any note evidencing the Torre Plaza Whole Loan or (ii) the fourth anniversary of the first payment date. The assumed lockout period of 25 months is based on the expected closing date of the JPMCC 2017-JP7 Trust in July 2017. The actual defeasance lockout period for a defeasance may be longer.

(3)	The increase in UW NOI from TTM NOI is predominantly driven by UW NOI being based on the straight line average of Amazon’s rent inclusive of contractual rent steps through lease expiration. Amazon signed a new lease in December 2016 at an in-place base rent of $46.20 per square foot starting March 2018 with annual contractual rent steps of approximately 3.0%. Amazon’s current rent as of the Cut-off Date is $31.52 per square foot.

(4)	The appraisal concluded a “Go Dark Value” of $59.0 million, which assumes the property is 100.0% vacant and factors in market rent, downtime, expenses and lease-up costs.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7
Torre Plaza

The Loan. The Torre Plaza loan has an outstanding principal balance as of the Cut-off Date of $25,000,000 and is secured by a first mortgage lien on the borrower’s fee interest in a three-story 88,580 square foot Class A office property located in Cupertino, California. The whole loan has an outstanding principal balance as of the Cut-off Date of $45.0 million (the “Torre Plaza Whole Loan”), and is comprised of two pari passu notes, each as described below. Note A-1, with an outstanding principal balance as of the Cut-off Date of $25.0 million, is being contributed to the JPMCC 2017-JP7 Trust and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by JPMCB or, upon such contribution, by the related trustee (or, prior to the occurrence and continuance of a Control Termination Event under the PSA, the Directing Certiificateholder). Note A-2, with an outstanding principal balance as of the Cut-of Date of $20.0 million, is expected to be contributed to a future securitization. The Torre Plaza mortgage loan has a 10-year term and is interest only for the term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	JPMCC 2017-JP7	Yes
A-2	20,000,000	20,000,000	JPMCB	No(1)(2)
Total	$45,000,000	$45,000,000

The Borrower. The borrowing entity for the Torre Plaza mortgage loan is Torre Plaza Associates, LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are HGGP Capital VIII, LLC, HGGP Capital IX, LLC and HGGP Capital XI, LLC, each an affiliate of Harbor Group International (“HGI”). HGI is a real estate investment firm that invests in residential and commercial properties. HGI was formed in 1998 as the result of a merger between Harbor Group Capital Corporation, based in Norfolk Virginia, and BO-DA Investment and Trading, Ltd., based in Tel Aviv, Israel. HGI is headquartered in Norfolk, Virginia and its portfolio consists of over 5.1 million square feet of commercial space and over 25,000 apartment units, collectively valued at approximately $4.7 billion.

The Property. The Torre Plaza property is a three-story, Class A office building comprised of 88,580 square feet. The property was constructed in 1983 and is situated on a 4.15 acre site. Torre Plaza is located one block from Stevens Creek Boulevard and De Anza Boulevard, which contain many shopping and retail properties. The property features 209 surface parking spaces and access to an additional 136 spaces in adjacent lots via nonexclusive parking easements resulting in a parking ratio of approximately 3.9 spaces per 1,000 square feet of net rentable area.

As of July 1, 2017, the property was 100.0% occupied by Amazon Corporate LLC (“Amazon”). Amazon’s current lease runs through February 2025. Amazon has been a tenant at the property since March 2011. Amazon extended the lease on December 27, 2016 through February 28, 2025 and has two remaining five-year extension options. As part of the lease extension, Amazon’s annual rent increases from $31.52 per square foot as of the Cut-off Date to $46.20 starting in March 2018 with annual contractual rent steps of 3.0%. The lease is guaranteed by its parent company Amazon.com, Inc. (NASDAQ: AMZN). Amazon is a leader in e-commerce as well as other web services. Amazon operates Lab126 at Torre Plaza. Lab126 is Amazon’s primary hardware devices team, which has developed products such as Fire TV, Kindle and Amazon Echo. Amazon has invested approximately $10.0 million at the property, which includes the addition of multiple labs and research and development space.

The property is located in Cupertino, California in Santa Clara County, which is internationally known as “Silicon Valley.” The property is approximately 0.8 miles from Apple Campus 2, Apple’s new approximately 2.8 million square-foot corporate headquarters, which is currently under construction and is expected to be completed by the end of 2017. When completed, Apple’s new headquarters will have approximately 12,000 employees on site. Torre Plaza is also approximately 1.2 miles from Main Street Cupertino, a development that seeks to offer convenience-focused amenities with the feel of a town square. Along with approximately 280,000 square feet in office space, Main Street Cupertino consists of 130,000 square feet of retail space, six restaurants, a 180-room hotel expected to be completed in August 2017 and an apartment community expected to be completed in Fall 2017.

According to the appraisal, the property is located in the Cupertino office submarket which is part of the greater South Bay/San Jose market. As of the first quarter of 2017, the greater South Bay/San Jose office market consisted of approximately 116.0 million square feet with an overall vacancy rate of 7.5% and average asking rents of $40.77 per square foot. Over the last six years, average asking rents in the greater South Bay/San Jose Market have increased by 50.6%. According to CoStar, as of the first quarter of 2017, the Cupertino Class A office submarket consisted of approximately 1.1 million square feet with an overall direct vacancy rate of 0.0% and average asking rents of $53.40 per square foot. The appraisal identified five comparable leases on properties built between 1987 and 2016 that range in size from 100,481 to 183,074 square feet. Occupancies at the comparable properties ranged from 49.0% to 100.0% with a weighted average occupancy of 92.0%. Recently executed leases ranged from $39.96 to $51.00 per square foot with a weighted average of $42.39 per square foot. Under Amazon’s current lease executed in December 2016, in-place base rent at the Torre Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7
Torre Plaza

Property will increase from $31.52 per square foot as of the Cut-off Date to $46.20 per square foot beginning in March 2018, which is in line with the appraiser’s concluded market rent of $46.20.

Historical and Current Occupancy(1)
2014	2015	2016	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of July 1, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7
Torre Plaza

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Amazon(4)	Baa1 / AA- / NA	88,580	100%	$48.73	100.0%	2/28/2025

(1)	Based on the underwritten rent roll dated July 1, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field. The parent company guarantees the Torre Plaza lease.

(3)	Base Rent PSF represents the straight-line average of Amazon’s rent steps through lease expiration. Amazon’s current rent as of the Cut-Off Date is $31.52 per square foot; however, pursuant to Amazon’s lease amendment signed in December 2016, Amazon’s base rent will be $46.20 per square foot beginning in March 2018 subject to annual contractual rent steps of 3.0%.

(4)	Amazon has the right to terminate its lease if the tenant receives rent abatements for more than 180 days because more than 75 parking spaces available to the tenant in the adjacent parking facility and under a parking easement located on a nearby property become unavailable for the tenant’s use, resulting in a material portion of the premises becoming unusable or not reasonably accessible.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2017 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2025	1	88,580	100.0%	4,316,418	100.0%	88,580	100.0%	$4,316,418	100.0%
2026	0	0	0.0%	0	0.0%	88,580	100.0%	$4,316,418	100.0%
2027	0	0	0.0%	0	0.0%	88,580	100.0%	$4,316,418	100.0%
2028 & Beyond	0	0	0.0%	0	0.0%	88,580	100.0%	$4,316,418	100.0%
Total	1	88,580	100.0%	$4,316,418	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2017

(2)	Certain tenants may have termination or contraction options (which are exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,542,246	$2,618,868	$2,697,409	$2,717,339	$4,316,418	$48.73	77.5%
Vacant Income	0	0	0	0	0	0.00	0.0%
Gross Potential Rent	$2,542,246	$2,618,868	$2,697,409	$2,717,339	$4,316,418	$48.73	77.5%
CAM Reimbursements	1,002,827	918,900	836,369	776,422	1,254,769	14.17	22.5%
Net Rental Income	$3,545,073	$3,537,768	$3,533,778	$3,493,761	$5,571,187	$62.89	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(278,559)	(3.14)	(5.0%)
Other Income	0	0	249	249	0	0.00	0.0%
Effective Gross Income	$3,545,073	$3,537,768	$3,534,027	$3,494,010	$5,292,628	$59.75	95.0%

Total Expenses	$882,682	$964,636	$850,120	$790,002	$1,268,500	$14.32	24.0%

Net Operating Income(3)	$2,662,391	$2,573,132	$2,683,907	$2,704,008	$4,024,128	$45.43	76.0%

Total TI/LC, Capex/RR	0	0	0	0	146,157	1.65	2.8%
Net Cash Flow	$2,662,391	$2,573,132	$2,683,907	$2,704,008	$3,877,971	$43.78	73.3%

(1)	TTM represents the trailing 12-month period ending March 31, 2017

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	The increase in UW Net Operating Income from TTM Net Operating Income is predominantly driven by UW Net Operating Income being based on the straight line average of Amazon’s rent inclusive of contractual rent steps through lease expiration. Amazon signed a new lease in December 2016 at an in-place base rent of $46.20 per square foot starting March 2018 with annual contractual rent steps of approximately 3.0%. Amazon’s current rent as of the Cut-Off Date is $31.52 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7
Torre Plaza

Property Management. The property is managed by Harbor Group Management Co., LLC, a Virginia limited liability company and an affiliate of the loan sponsors.

Escrows and Reserves. At origination, the borrower deposited $1,705,165 for free rent reserves, $1,107,250 in outstanding tenant improvements and leasing commissions reserves, $141,459 for real estate taxes, and $1,107 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $70,730.

Insurance Escrows - The requirement for the borrowers to make deposits to the insurance escrow is waived so long as (i) no event of default has occurred and is continuing and (ii) the borrower provides satisfactory evidence that (a) the property is insured as part of a blanket policy in accordance with the loan documents or (b) Amazon is required to maintain insurance policies under its lease meeting the requirements of the loan documents and the Amazon lease is in full force and effect.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $1,107 (approximately $0.15 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

Lockbox / Cash Management. The Torre Plaza loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send a tenant direction letter to the sole tenant at the property instructing it to deposit all rents and payments into the lockbox account. All funds in the lockbox account are required to be swept on each business day to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event (as defined below) continuing, all excess cash flow after payment of the debt service, required reserves and operating expenses is required to be held as additional collateral for the loan. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy or insolvency action of the borrower or the property manager (unless the property manager is not affiliated with the borrower and is replaced with a qualified manager under a replacement management agreement within 60 days of such action), (iii) the date on which the debt service coverage ratio (as calculated in the loan documents) falls below 1.35x based on the trailing three-month period immediately preceding the date of such determination, (iv) Amazon Trigger Event (as defined below) or (v) Downgrade Trigger Event (as defined below). A Cash Sweep Event may be cured by (a) with respect to clause (i) above, a cure of the related event of default, (b) with respect to clause (ii) above, only with respect to the property manager, the borrower replacing the property manager with a qualified manager under a new management agreement within 60 days after such bankruptcy action or if such action is dismissed or discharged within 60 days of such action, (c) with respect to clause (iii) above, the achievement of a debt service coverage ratio equal to or greater than 1.40x for two consecutive calendar quarters based on the trailing three-month period, (d) with respect to clause (iv) above, if caused by clause (A) or (C) below, the borrower executes a replacement lease with one or more tenants acceptable to the lender in accordance with the loan documents (the “Amazon Replacement Lease Criteria”), and if caused by clause (B) below, the borrower meets the Amazon Replacement Lease Criteria or the borrower renews the Amazon lease in accordance with the loan documents and (e) with respect to clause (v) above, Amazon’s credit rating is increased to BBB- or better by S&P (each of the foregoing (a) through (e), a “Cash Sweep Event Cure”). Each Cash Sweep Event Cure is also subject to the following limitations: (1) a Cash Sweep Event Cure may occur no more than two times during the term of the loan; (2) the borrower pays all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure and (3) the borrower may not cure a voluntary bankruptcy or insolvency action of the borrower.

An “Amazon Trigger Event” means the occurrence of (A) any bankruptcy or insolvency action of Amazon, (B) the failure of Amazon to renew its lease before the date that is nine months prior to its lease expiration in accordance with the loan documents and (C) Amazon “goes dark”, vacates or abandons its space. With respect to clause (B) above, the Lender believes a sweep will result in collections of approximately $2.3 million ($26.09 per square foot).

A “Downgrade Trigger Event” means Amazon’s credit rating is downgraded below BBB- by S&P.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Crystal Corporate Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Crystal Corporate Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Crystal Corporate Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104 of 130

Structural and Collateral Term Sheet	JPMCC 2017-JP7

Crystal Corporate Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,000,000	Title:	Fee
Cut-off Date Principal Balance:	$23,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	2.8%	Net Rentable Area (SF):	128,411
Loan Purpose:	Refinance	Location:	Boca Raton, FL
Borrower:	Crystal Investors Florida, LLC	Year Built / Renovated:	1986 / 2016
Sponsor:	Dominion Realty, LLC	Occupancy:	89.3%
Interest Rate:	4.97000%	Occupancy Date:	5/31/2017
Note Date:	6/8/2017	Number of Tenants:	39
Maturity Date:	7/1/2027	2014 NOI:	$1,651,202
Interest-only Period:	None	2015 NOI:	$1,543,879
Original Term:	120 months	2016 NOI:	$1,801,550
Original Amortization:	360 months	TTM NOI (as of 3/2017):	$1,810,079
Amortization Type:	Balloon	UW Economic Occupancy:	89.6%
Call Protection:	L(25),Grtr1%orYM(89),O(6)	UW Revenues:	$3,629,052
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$1,547,612
Additional Debt:	N/A	UW NOI(1):	$2,081,440
Additional Debt Balance:	N/A	UW NCF:	$1,876,155
Additional Debt Type:	N/A	Appraised Value / Per SF:	$30,700,000 / $239
		Appraisal Date:	4/14/2017

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$179
Taxes:	$218,211	$31,173	N/A	Maturity Date Loan / SF:	$147
Insurance:	$15,375	Springing	N/A	Cut-off Date LTV:	74.9%
Replacement Reserves:	$1,605	$1,605	$58,000	Maturity Date LTV:	61.5%
TI/LC:	$13,376	$13,376	$482,000	UW NCF DSCR:	1.27x
Other:	$602,563	$0	N/A	UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,000,000	94.2%	Payoff Existing Debt	$22,627,773	92.6%
Sponsor Equity	1,426,006	5.8	Closing Costs	947,102	3.9
			Upfront Reserves	851,130	3.5
Total Sources	$24,426,006	100.0%	Total Uses	24,426,006	100.0%
(1)	The increase in UW NOI from TTM NOI is primarily due to recent leasing of new tenants Franklin Foods and Eric Lullove, which account for ___ in underwritten annual base rent.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Crystal Corporate Center loan has an outstanding principal balance as of the Cut-off Date of $23.0 million and is secured by a first mortgage lien on the borrower’s fee interest in a 128,411 square foot Class B+ office building located in Boca Raton, Florida. The Crystal Corporate Center loan has a 10-year term and will amortize on a 30-year schedule. The previous debt secured by the property was securitized in the CSMC 2007-C4 transaction.

The Borrower. The borrowing entity for the Crystal Corporate Center loan is Crystal Investors Florida, LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Crystal Corporate Center

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Dominion Realty, LLC, an affiliate of The Trump Group. The sponsor is not related to or affiliated with Donald Trump or the Trump Organization. The Trump Group is an investment firm specializing in real estate, retail and information technology software and services founded by Julius Trump and Edmond Trump. Based in Aventura, Florida, The Trump Group has developed and managed commercial and luxury residential real estate in the South Florida area for more than 30 years. One of The Trump Group’s recent transactions is the Estates at Acqualina, a 264-unit luxury residential development scheduled for completion in 2019. The sponsor and guarantor also own a 50% indirect equity interest in an office building located at 404 Washington Avenue, Miami Beach, Florida. If the owner of such other property sells the property or the guarantor sells its interest in the owner, the guarantor is required to deposit $2,000,000 into an account at a bank reasonably acceptable to the lender. The account is required to be pledged to the lender as security for the obligations under the guaranty.

The borrower acquired the title to the property in May 2007 for $33.75 million and, according to the sponsor, has spent $3.7 million on renovations, which included upgrades to restrooms, interior signage and the lobby. The loan sponsor’s total cost basis is approximately $37.5 million.

The Property. The Crystal Corporate Center property consists of a four-story 128,411 square foot, Class B+ office building on a 7.0-acre lot located in Boca Raton, Florida. Constructed in 1986, the property features a marble and granite atrium, a café and lounge, after-hours security, covered parking and 24/7 access for tenants. Additionally, the property features 380 surface parking spaces resulting in a parking ratio of approximately 3.0 spaces per 1,000 feet of net rentable area.

As of May 31, 2017, the property was 89.3% occupied by 39 tenants. The largest tenant, BFW Advertising, leases 9,081 square feet (7.1% of net rentable area) through June 2018 and has been a tenant since July 2012. BFW Advertising is a South Florida-based full-service advertising agency that provides advertising campaigns, marketing strategy, website design, and other related services to clients ranging from universities and non-profits to traditional corporate clients. BFW Advertising accounts for approximately 8.5% of underwritten base rent and its lease contains one remaining three-year extension option. The second largest tenant, Aero Equity, leases 8,572 square feet (6.7% of net rentable area) through December 2022 and has been a tenant since July 2014. Aero Equity is a middle market private equity firm specializing in the aerospace, power generation and specialty industrial sectors and has approximately $680.0 million of assets under management. Aero Equity accounts for approximately 7.1% of the property’s underwritten base rent and its lease contains no extension options. The third largest tenant, Berman Law, leases 7,858 square feet (6.1% of net rentable area) through August 2018 and has been a tenant since September 2014. Established in 2008 and based in Florida, Berman Law practices in a variety of areas including personal injury law, family law and estate planning. Berman Law also has offices in Miami, Orlando and Gainesville. Berman Law accounts for approximately 6.9% of the property’s underwritten base rent and its lease contains no extension options.

The Crystal Corporate Center property is centrally located in the South Florida metropolitan statistical area containing Florida’s three most populous counties: Broward, Palm Beach and Miami-Dade. The property is proximate to major roadways, including Interstate 95, which is located approximately 0.2 miles east of the property and provides access to the surrounding areas. The property is proximate to several developments and attractions including the Town Center at Boca Raton, Florida Atlantic University and Boca Raton Airport. The Town Center at Boca Raton is a 1.6 million square foot mall located 2.3 miles southwest of the property. The Town Center mall is owned by the Simon Property Group and features Bloomingdale’s, Macy’s, Nordstrom, Saks Fifth Avenue and Crate and Barrel in addition to over 200 specialty stores. Florida Atlantic University is approximately 2.4 miles east of the property and currently enrolls 30,000 undergraduate and graduate students across more than 175 degree programs.

According to the appraisal, the estimated 2016 population within a one-, three- and five-mile radius is 6,027, 89,493 and 239,220, respectively, with an estimated median household income of $82,597, $67,432 and $59,225, respectively. The property is located in the Boca Raton West submarket within the greater South Florida market. The vacancy rate in the South Florida office market in 2016 was 10.4%, down from 11.4% in 2015. The vacancy rate in the Boca Raton West office submarket in 2016 was 16.5%, down from 18.2% in 2015, while there has not been any new office construction since 2011. The appraisal identified four comparable office leases from four different properties in the surrounding area that were built between 1982 and 1999 and range in size from 60,323 square feet to 249,028 square feet. The comparable properties reported occupancy ranges from 82.0% to 100.0% with a weighted average of 91.0%. Recently executed leases at the properties ranged from $20.00 to $25.00 per square foot. Additionally, the appraisal did not identify any new supply that is expected to directly compete with the subject property. The weighted average underwritten rent for the property is $19.68, which is in-line with the appraisal’s concluded average market rent of $19.50.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Crystal Corporate Center

Historical and Current Occupancy(1)
2014	2015	2016	Current(2)
87.0%	83.0%	86.0%	89.3%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is based on the underwritten rent roll as of May 31, 2017.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
BFW Advertising	NA / NA / NA	9,081	7.1%	$20.87	8.5%	6/30/2018
Aero Equity(2)	NA / NA / NA	8,572	6.7%	$18.58	7.1%	12/31/2022
Berman Law	NA / NA / NA	7,858	6.1%	$19.50	6.9%	8/31/2018
Veritas Finance(3)	NA / NA / NA	5,874	4.6%	$18.55	4.9%	11/30/2020
Watermark Realty	NA / NA / NA	5,139	4.0%	$20.42	4.7%	1/31/2021
University of Miami(4)	NA / NA / NA	4,473	3.5%	$18.29	3.7%	5/31/2021
United Group(5)	NA / NA / NA	4,421	3.4%	$19.10	3.8%	7/31/2021
Ventron	NA / NA / NA	3,909	3.0%	$18.58	3.3%	1/31/2020
Franklin Foods	NA / NA / NA	3,905	3.0%	$20.75	3.6%	6/30/2023
Sentry Asset Group	NA / NA / NA	3,817	3.0%	$18.54	3.2%	3/31/2020

(1)	Based on the underwritten rent roll dated May 31, 2017.

(2)	Aero Equity has the right to terminate its lease as of June 30, 2019, with 180 days’ notice and the payment of a termination fee.

(3)	Veritas Finance has the right to terminate its lease as of April 30, 2018, with six month’s notice and the payment of a termination fee.

(4)	University of Miami has the right to terminate its lease as of May 31, 2018, with six months’ notice and the payment of a termination fee.

(5)	United Group has the right to terminate its lease as of July 31, 2018, provided that a third party has acquired the tenant in a bona fide arms-length transaction, with nine months’ notice, but not later than 60 days following the third party sale, and the payment of a termination fee.

Lease Rollover Schedule(1) (2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	13,711	10.7%	NAP	NAP	13,711	10.7%	NAP	NAP
2017 & MTM	2	1,020	0.8%	$7,361	0.3%	14,731	11.5%	$7,361	0.3%
2018	6	21,009	16.4%	$430,837	19.3%	35,740	27.8%	$438,198	19.6%
2019	7	16,152	12.6%	$321,867	14.4%	51,892	40.4%	$760,065	34.0%
2020	9	29,497	23.0%	$554,837	24.8%	81,389	63.4%	$1,314,902	58.9%
2021	5	16,555	12.9%	$328,149	14.7%	97,944	76.3%	$1,643,051	73.5%
2022	5	15,377	12.0%	$295,509	13.2%	113,321	88.2%	$1,938,560	86.8%
2023	3	9,713	7.6%	$214,291	9.6%	123,034	95.8%	$2,152,851	96.4%
2024	0	0	0.0%	$0	0.0%	123,034	95.8%	$2,152,851	96.4%
2025	1	1,970	1.5%	$38,354	1.7%	125,004	97.3%	$2,191,204	98.1%
2026	0	0	0.0%	$0	0.0%	125,004	97.3%	$2,191,204	98.1%
2027	1	2,207	1.7%	$43,037	1.9%	127,211	99.1%	$2,234,241	100.0%
2028 & Beyond	0	1,200	0.9%	$0	0.0%	128,411	100.0%	$2,234,241	100.0%
Total	39	128,411	100.0%	$2,234,241	100.0%
(1)	The Lease Rollover Schedule is based on the underwritten rent roll dated May 31, 2017.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Crystal Corporate Center

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$1,890,295	$1,885,947	$1,997,385	$1,989,076	$2,234,241	$17.40	55.1%
Vacant Income	0	0	0	0	260,034	2.03	6.4%
Gross Potential Rent	$1,890,295	$1,885,947	$1,997,385	$1,989,076	$2,494,275	$19.42	61.6%
CAM Reimbursements	1,172,980	1,116,453	1,174,898	1,170,973	1,557,147	12.13	38.4%
Net Rental Income	$3,063,274	$3,002,399	$3,172,283	$3,160,048	$4,051,422	$31.55	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(422,370)	(3.29)	(10.4)
Other Income	51,687	1,151	102,344	103,708	0	0.00	0.0%
Effective Gross Income	$3,114,961	$3,003,550	$3,274,627	$3,263,757	$3,629,052	$28.26	89.6%

Total Expenses	$1,463,760	$1,459,671	$1,473,078	$1,453,677	$1,547,612	$12.05	42.6%

Net Operating Income	$1,651,202	$1,543,879	$1,801,550	$1,810,079	$2,081,440	$16.21	57.4%

Total TI/LC, Capex/RR	0	0	0	0	205,285	1.60	5.7%
Net Cash Flow	$1,651,202	$1,543,879	$1,801,550	$1,810,079	$1,876,155	$14.61	51.7%

(1)	TTM represents the trailing 12-month period ending March 31, 2017.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	The increase in Underwritten Rents in Place from TTM Rents in Place is primarily due to recent leasing of new tenants Franklin Foods and Eric Lullove.

Property Management. The property is managed by Penn Florida Management, LLC, a Florida limited liability company.

Escrows and Reserves. At origination, the borrower deposited into escrow $300,000 for an elevator and HVAC repair reserve, $218,211 for tax reserves, $160,979 for outstanding tenant improvements and leasing commissions, $83,842 for immediate repairs, $57,742 for outstanding free rent, $15,375 for insurance reserves, $13,376 for future tenant improvements and leasing commissions obligation and $1,605 for replacement reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $31,173.

Insurance Escrows – The requirement for the borrower to make deposits to the insurance escrow is waived so long as (i) no event of default has occurred and is continuing and (ii) the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $1,605 ($0.15 per square foot annually) for replacement reserves. The reserve is subject to a cap of $58,000 (approximately $0.45 per square foot).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow approximately $13,376 ($1.25 per square foot annually) for future tenant improvements and leasing commissions. The reserve is subject to a cap of $482,000 (approximately $3.75 per square foot).

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants upon origination of the loan instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. Prior to the occurrence of a Cash Sweep Event (as defined below), all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Upon the occurrence and during the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed on each payment date during the term of the loan in accordance with the loan documents. During a Cash Sweep Event (as defined below), all excess cash flow after payment of debt service, required reserves and operating expenses is required to be held as additional collateral for the loan. The lender has been granted a first priority security interest in the cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Crystal Corporate Center

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy or insolvency action of the borrower or property manager or (iii) the date on which the debt service coverage ratio (as calculated in the loan documents), based on the trailing three months, is less than 1.15x. A Cash Sweep Event may be cured by (a) with respect to clause (i) above, a cure of the related event of default, (b) with respect to clause (ii) above only with respect to the property manager, the borrower replacing the property manager with a qualified manager under a new management agreement within 60 days after such bankruptcy or insolvency action or (c) with respect to clause (iii) above, the achievement of a debt service coverage ratio equal to or greater than 1.20x based on the trailing three month period preceding the date of such determination as determined by the lender or the borrower posting cash or a letter of credit in an amount that if applied to reduce the outstanding principal balance of the loan would cause the outstanding principal amount of the loan to satisfy the aforementioned debt service coverage ratio (each of the foregoing (a) through (c), a (“Cash Sweep Event Cure”). Each Cash Sweep Event Cure is also subject to the following limitations: (1) there is no other event of default continuing under the loan documents; (2) a Cash Sweep Event Cure may occur no more than two times during the term of the loan (except with respect to clause (iii) above, for which an unlimited amount of cures are permitted); (3) the borrower pays all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure and (4) the borrower may not cure a Cash Sweep Event caused by a bankruptcy or insolvency action of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Marriott Park City

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF VI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,900,000	Title:	Fee
Cut-off Date Principal Balance:	$21,900,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	2.7%	Net Rentable Area (Rooms):	199
Loan Purpose:	Acquisition	Location:	Park City, UT
Borrower:	1895 Sidewinder Park City Owner,	Year Built / Renovated:	1985 / 2015
	LLC	Occupancy / ADR / RevPAR:	65.5% / $177.57 / $116.29
Sponsors:	Driftwood Acquisition &	Occupancy / ADR / RevPAR Date:	4/30/2017
	Development L.P., Carlos J.	Number of Tenants:	N/A
	Rodriguez and David Buddemeyer	2014 NOI:	$1,705,262
Interest Rate:	4.74500%	2015 NOI(1):	$1,967,345
Note Date:	6/14/2017	2016 NOI(2):	$2,332,685
Maturity Date:	7/6/2027	TTM NOI (as of 4/2017)(2):	$2,861,850
Interest-only Period:	None	UW Occupancy / ADR / RevPAR:	65.5% / $177.57 / $116.29
Original Term:	120 months	UW Revenues:	$11,826,043
Original Amortization:	360 months	UW Expenses:	$8,738,665
Amortization Type:	Balloon	UW NOI(2):	$3,087,378
Call Protection:	L(24),DeforGrtr1%orYM(91),O(5)	UW NCF:	$3,087,378
Lockbox / Cash Management:	Soft / Springing	Appraised Value / Per Room(3):	$35,600,000 / $178,894
Additional Debt:	N/A	Appraisal Date:	5/1/2017
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$110,050
Taxes:	$84,465	$9,385	N/A	Maturity Date Loan / Room:	$89,719
Insurance:	$55,382	$9,230	N/A	Cut-off Date LTV(3):	61.5%
FF&E Reserves:	$0	4% of Gross Revenues	N/A	Maturity Date LTV(3):	50.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.25x
Other(4):	$4,687,000	Springing	$500,000	UW NOI Debt Yield:	14.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,900,000	66.8%	Purchase Price	$27,550,000	84.0%
Sponsor Equity	10,900,469	33.2%	Upfront Reserves	4,826,847	14.7
			Closing Costs	423,621	1.3
Total Sources	$32,800,469	100.0%	Total Uses	$32,800,469	100.0%

(1)	In 2015, the property underwent approximately $3,650,000 ($18,367 per room) of capital improvements, of which a majority was attributed to room renovations. As a result, the hotel lost approximately 15,992 available room nights, as each floor was taken offline for a period of time in order to complete the work. This resulted in approximately $374,000 in lost room revenue based on nights where the hotel was sold out and did not have full capacity due to the renovations.

(2)	In November 2016, the property began charging a $20 per day resort fee. The resort fee includes access to the Après Ski program, the hotel’s game room, a courtesy shuttle to the lifts, ski valet and high speed internet.

(3)	The Appraised Value / Per Room represents the “as-is market value based on a hypothetical condition” value of $35,600,000, which assumes a property improvement plan (“PIP”) costing approximately $4,200,000 was completed at the property as of May 1, 2017. At origination of the mortgage loan, the borrower deposited $4,187,000 for the required PIP. The “as-is” value as of May 1, 2017 is $31,000,000, which results in a Cut-off Date LTV and Maturity Date LTV of 70.6% and 57.6%, respectively.

(4)	Other Initial Escrows and Reserves represent a $4,187,000 PIP reserve and a $500,000 seasonality reserve, which was posted in the form of a letter of credit “LOC”). The borrower will not be permitted to request any draws from the LOC and the borrower will self-fund any operating shortfalls. Notwithstanding the foregoing, the seasonality reserve will be terminated and the LOC released to the borrower, should the borrower deliver evidence in form and substance satisfactory to the lender that the property has generated monthly cash flows sufficient such that the DSCR for every month for two consecutive calendar years, as calculated by the lender, is equal to or greater than 1.00x. Furthermore, the LOC can be reduced based on the average of two consecutive calendar year financials evidencing such improvement. For example, if the shortfall at the end of the first calendar year is $300,000 and the shortfall at the end of the second calendar year is $200,000, the LOC may be reduced to $250,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Marriott Park City

The Loan. The Marriott Park City loan has an outstanding principal balance as of the Cut-off Date of $21.9 million and is secured by a first mortgage lien on the borrower’s fee simple interest in a 199-room full service hotel property located in Park City, Utah. The loan has a 10-year term and will amortize on a 30-year schedule.

The loan sponsors and nonrecourse carve-out guarantors are Driftwood Acquisition & Development L.P., Carlos J. Rodriguez and David Buddemeyer. Driftwood Hospitality (“Driftwood”), an entity related to Driftwood Acquisition & Development L.P., has assumed management of nearly 100 hotels since 1999. Driftwood operates 42 hotels containing more than 8,500 rooms throughout the United States, the Bahamas and Costa Rica, of which it owns 25 hotels totaling 5,300 rooms. Driftwood’s portfolio includes a number of brands that range from full-service hotels and resorts to mid-size select-service, extended stay and independent boutiques. Driftwood’s hotels include Marriott, Starwood, Hilton, Hyatt, IHG and Wyndham flagged properties. Driftwood maintains a relationship with Marriott, as 12 hotels totaling more than approximately 2,100 rooms have been flagged with Marriott brands. Carlos J. Rodriguez and David Buddemeyer are principals at Driftwood.

The Property. The Marriott Park City property is a 199-room full service hotel located in Park City, Utah. The property was built in 1985 and most recently renovated in 2015. Park City is a year-round resort destination best known for two ski resorts: Park City Mountain Resort & Canyons Ski Resort (the largest ski resort in the United States and the second largest in North America) and Deer Valley Resort. The property consists of one four-story building with approximately 12,403 square feet of meeting and function space, an indoor restaurant, an indoor pool & spa, a business center, a fitness center, a game room, a lobby bar, a ski shop and a Starbuck’s café. Additionally, the property provides complimentary shuttle service to the Park City Mountain Resort & Canyons Ski Resort (approximately 1.3 miles) and the Deer Valley Resort (approximately 2.8 miles), as well as on-site ski and bike rentals through the Aloha Ski & Snowboard Rental shop that is located on the property.

According to the sponsor, since 2010, the previous owner conducted capital improvements with an approximate cost of $15,630,000 ($78,557 per room). Improvements have included a remodel of the restaurant, lobby bar and concierge lounge, and renovations of all guestrooms, all common areas, banquet and meeting rooms, the exterior façade and parking garage repairs. The guestrooms at the property consist of 53 king bedrooms, 139 double queen bedrooms, and seven king suites. Each room is equipped with a work desk, a 47-inch flat screen HDTV and wireless internet access. In connection with the borrower’s acquisition of the Marriott Park City property, the hotel is expected to be rebranded as a Sheraton by Marriott, subject to the satisfaction of certain conditions set forth in the franchise agreement, including the completion of a PIP. The borrower deposited $4,187,000 into a PIP reserve account at origination. The franchise agreement requires the PIP to be completed by June 2019. The PIP work is not anticipated to displace any revenue at the property.

Historical Occupancy, ADR and RevPAR
	Competitive Set(1)		Marriott Park City(2)				Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	47.1%	$249.90	$117.78	62.2%	$154.77	$96.26	132.1%	61.9%	81.7%
2015(4)	50.1%	$268.44	$134.37	75.0%	$169.16	$126.92	149.7%	63.0%	94.5%
2016	52.9%	$258.04	$136.52	65.1%	$168.76	$109.87	123.1%	65.4%	80.5%
TTM(5)	54.7%	$270.17	$147.91	65.5%	$177.57	$116.29	119.7%	65.7%	78.6%

(1)	Data provided by STR, Inc. The competitive set contains the following properties: Hotel Park City, Doubletree Park City, Hyatt Place Park City, Hyatt Centric and Waldorf Astoria.

(2)	Based on operating statements provided by the borrower.

(3)	Penetration Factor is calculated based on data provided by STR, Inc. for the competitive set and borrower-provided statements for the property.

(4)	In 2015, the property underwent approximately $3,650,000 ($18,367 per room) of capital improvements, of which a majority was attributed to room renovations. As a result, the hotel lost approximately 15,992 available room nights, as each floor was taken offline from time to time to complete the work.

(5)	TTM represents the trailing 12-month period ending on April 30, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Marriott Park City

Competitive Hotels Profile(1)
	Rooms	Year Built	2016 Estimated Market Mix			2016 Estimated Operating Statistics
Property			Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Marriott Park City	199	1985	0%	40%	60%	65.1%	$168.76	$109.87
Hotel Park City	100	2002	0%	35%	65%	70%-75%	$300-$310	$215-$225
Doubletree Park City	182	1979	0%	40%	60%	45%-50%	$165-$175	$75-$85
Hyatt Place Park City	122	2016	0%	35%	65%	60%-65%	$155-$165	$90-$100
Hyatt Centric	140	2008	0%	35%	65%	45%-50%	$235-$245	$105-$115
Waldorf Astoria	171	2009	0%	35%	65%	50%-55%	$395-$405	$200-$210
Total(2)	715
(1)	Based on the appraisal.

(2)	Excludes the subject property.

Operating History and Underwritten Net Cash Flow
	2014	2015(1)	2016	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	62.2%	75.0%	65.1%	65.5%	65.5%
ADR	$154.77	$169.16	$168.76	$177.57	$177.57
RevPAR	$96.26	$126.92	$109.87	$116.29	$116.29

Room Revenue	$6,991,885	$7,189,316	$8,002,143	$8,446,468	$8,446,468	$42,445	71.4%
Food & Beverage Revenue	1,588,458	1,727,071	1,894,108	2,083,223	2,083,223	10,468	17.6
Telephone Revenue	5,467	3,560	3,886	3,998	3,998	20	0.0
Resort Fees(5)	0	0	76,550	296,120	628,813	3,160	5.3
Other Departmental Revenue(6)	864,748	691,216	655,654	663,542	663,542	3,334	5.6
Total Revenue	$9,450,558	$9,611,163	$10,632,341	$11,493,350	$11,826,043	$59,427	100.0%

Room Expense	$1,811,372	$1,753,909	$1,961,267	$2,077,345	$2,077,345	$10,439	24.6%
Food & Beverage Expense	1,241,355	1,262,995	1,337,162	1,375,918	1,375,918	6,914	66.0
Telephone Expense	5,576	13,971	14,523	14,519	14,519	73	363.2
Other Departmental Expenses(7)	405,304	288,119	234,858	237,185	237,185	1,192	35.7
Departmental Expenses	$3,463,608	$3,318,994	$3,547,811	$3,704,967	$3,704,967	$18,618	31.3%

Departmental Profit	$5,986,950	$6,292,168	$7,084,531	$7,788,382	$8,121,076	$40,809	68.7%

Operating Expenses	$2,465,449	$2,499,199	$2,724,107	$2,760,023	$2,760,023	$13,869	23.3%
Gross Operating Profit	$3,521,501	$3,792,970	$4,360,424	$5,028,359	$5,361,052	$26,940	45.3%

Fixed Expenses	$210,235	$200,426	$199,458	$198,955	$246,483	$1,239	2.1%
Management Fees	283,517	288,335	318,970	344,800	354,781	1,783	3.0
Franchise Fee	876,982	884,178	1,010,883	1,087,125	1,123,474	5,646	9.5
FF&E	378,022	384,447	425,294	459,734	473,042	2,377	4.0
Other	67,483	68,239	73,134	75,894	75,894	381	0.6
Total Other Expenses	$1,816,239	$1,825,624	$2,027,739	$2,166,509	$2,273,674	$11,425	19.2%

Net Operating Income	$1,705,262	$1,967,345	$2,332,685	$2,861,850	$3,087,378	$15,514	26.1%
Net Cash Flow	$1,705,262	$1,967,345	$2,332,685	$2,861,850	$3,087,378	$15,514	26.1%
(1)	In 2015, the property underwent approximately $3,650,000 ($18,367 per room) of capital improvements, of which a majority was attributed to room renovations. As a result, the hotel lost approximately 15,992 available room nights, as each floor was taken offline for a period of time in order to complete the work. This resulted in approximately $374,000 in lost room revenue based on nights where the hotel was sold out and did not have full capacity due to the renovations.

(2)	TTM represents the trailing 12-month period ending on April 30, 2017.

(3)	Per Room values based on 199 rooms.

(4)	% of Total Revenue for Room Expense, Food & Beverage Expense, Telephone Expense and Other Departmental Expenses is based on their corresponding revenue line item.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Marriott Park City

(5)	In November 2016, the property began charging a $20 per day resort fee. The resort fee includes access to the Après Ski program, the hotel’s game room, a courtesy shuttle to the lifts, ski valet and high speed internet.

(6)	Other Department Revenue is comprised of cancellation fees, audio/visual rental income, gift shop sales and vending income. The decline in Other Departmental Revenue in 2015 is attributed to Vail Resorts’ acquisition of the Park City Resort that year. Upon the acquisition, Vail Resorts no longer permitted the property to sell and collect lift-ticket revenue. Likewise, the decline in Other Departmental Expenses is also attributed to the corresponding loss of lift-ticket sale expenses.

Permitted Mezzanine Debt. Following June 14, 2022, certain direct or indirect constituent owners of the borrower (other than the SPE general partner/managing member of the borrower) (whether one or more, collectively the “Mezzanine Borrower”) may incur debt (the “Mezzanine Financing”) from a lender acceptable to the mortgage lender (a “Qualified Mezzanine Lender”), secured by a pledge of 100% of the equity interest held by Mezzanine Borrower in the borrower, provided the following conditions are met: (i) the property must satisfy at least a 13.0% debt yield on the mortgage loan amount based on a trailing 12-calendar month basis for two consecutive non-overlapping periods, (ii) the aggregate loan-to-value (based on the aggregate mortgage loan amount and the Mezzanine Financing) cannot exceed 75.0%, (iii) the actual combined debt service coverage ratio (calculated using the actual amortizing debt service payments due under the aggregate mortgage loan and the Mezzanine Financing) must be not less than 1.40x, (iv) the actual combined debt yield (calculated based on the aggregate mortgage loan amount and the Mezzanine Financing) cannot be less than 10.0%, (v) the mortgage loan and the Mezzanine Financing must be coterminous, (vi) the Qualified Mezzanine Lender must execute an intercreditor agreement acceptable to the mortgage lender and the applicable rating agencies and (vii) the terms and documentation of the Mezzanine Financing must be acceptable to the mortgage lender and the applicable rating agencies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Porter’s Vale Shopping Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF VI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,000,000	Title:	Fee
Cut-off Date Principal Balance:	$20,000,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	2.5%	Net Rentable Area (SF):	277,059
Loan Purpose:	Acquisition	Location:	Valparaiso, IN
Borrower:	SP Porter’s Vale LLC	Year Built / Renovated:	2007, 2008, 2013, 2015, 2017 / N/A
Sponsor:	Stephen Marcus	Occupancy:	97.5%
Interest Rate:	4.64500%	Occupancy Date:	6/28/2017
Note Date:	7/6/2017	Number of Tenants:	15
Maturity Date:	7/6/2027	2014 NOI(1):	$1,655,476
Interest-only Period:	36 months	2015 NOI(1):	$1,473,057
Original Term:	120 months	2016 NOI(1):	$2,323,083
Original Amortization:	360 months	TTM NOI (as of 5/2017)(1):	$2,465,532
Amortization Type:	IO-Balloon	UW Economic Occupancy:	93.0%
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$3,592,721
Lockbox / Cash Management:	Springing / Springing	UW Expenses:	$1,198,881
Additional Debt:	N/A	UW NOI(1):	$2,393,841
Additional Debt Balance:	N/A	UW NCF:	$2,180,691
Additional Debt Type:	N/A	Appraised Value / Per SF:	$30,200,000 / $109
		Appraisal Date:	5/12/2017

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$72
Taxes:	$163,463	$54,488	N/A	Maturity Date Loan / SF:	$63
Insurance:	$5,804	$2,902	N/A	Cut-off Date LTV:	66.2%
Replacement Reserves:	$0	$4,387	N/A	Maturity Date LTV:	58.2%
TI/LC(2):	$0	$27,083	$650,000	UW NCF DSCR:	1.76x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000	67.2%	Purchase Price	$28,561,047	95.9%
Sponsor Equity	$9,783,882	32.8	Closing Costs	1,053,567	3.5
Upfront Reserves	169,268	0.6
Total Sources	$29,783,882	100.0%	Total Uses	$29,783,882	100.0%

(1)	The increase in 2016 NOI, TTM NOI and UW NOI from 2014 NOI and 2015 NOI is primarily due to the lease-up of Dick’s Sporting Goods (40,000 square feet constructed in 2015; $440,000 underwritten base rent), the lease-up of in-line space (20,200 square feet constructed in 2015; $437,800 underwritten base rent) and the lease-up of HomeGoods (22,404 square feet constructed in 2017; $220,679 underwritten base rent).

(2)	The borrower is required to make monthly deposits for future tenant improvements and leasing commissions equal to $27,083 up to and including the payment date in July 2019, subject to a cap of $650,000. Beginning on the payment date in August 2019, the borrower is required to make monthly deposits for future tenant improvements and leasing commissions equal to $11,544, subject to a cap of $650,000. So long as no other Trigger Event (as defined below) exists other than the applicable Key Tenant Trigger Event (as defined in below), (i) if an event occurs that would be a Key Tenant Trigger Event and the occupancy at the property is at least 75.0% excluding such applicable Key Tenant(s), no Key Tenant Trigger Event will be deemed to exist and the TI/LC cap will be increased to $1,500,000 and (ii) if a Key Tenant Trigger Event occurs and the occupancy at the property is then more than 75.0% excluding such applicable Key Tenant(s), the amount to be swept into an excess cash flow reserve will be capped at $1,500,000 inclusive of the balance on deposit in the TI/LC reserve, except that, if the debt service coverage ratio at the property (based on the trailing 12 calendar months) falls below 1.20x, then no cap will be in effect with respect to the TI/LC reserve or the excess cash flow reserve. A Trigger Event means: (i) the occurrence of an event of default under the loan documents, (ii) the debt service coverage ratio as calculated in the loan documents based on a trailing 12-month period falling below 1.20x or (iii) Key Tenant Trigger Event and more than 75.0% of total rentable space at the property is occupied by the related tenant. A Key Tenant Trigger Event means: (i) if a Key Tenant (a) fails to extend its lease at the property on terms reasonably acceptable to the lender, (b) terminates its lease for more than 25.0% of its related Key Tenant space, subleases more than 25.0% of its related Key Tenant space, goes into default under its lease beyond any applicable notice and cure period, goes dark or gives notice of its intention to do either or (c) becomes a debtor in a bankruptcy or other insolvency proceeding. A Key Tenant means: (i) both Cinemark and Gordman’s, (ii) HomeGoods, (iii) Dick’s Sporting Goods and/or (iv) any tenant that replaces any of the Key Tenants and occupies at least 20,000 square feet of space previously occupied by a Key Tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Porter’s Vale Shopping Center

The Loan. The Porter’s Vale Shopping Center loan is secured by a first mortgage lien on the borrower’s fee interest in a 277,059 square foot anchored retail property located in Valparaiso, Indiana. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule.

The borrowing entity for the Porter’s Vale Shopping Center loan is SP Porters Vale LLC, a Delaware limited liability company and special purpose entity. The nonrecourse carve-out guarantor is Stephen Marcus. Stephen Marcus is the chairman of The Marcus Corporation (“MCS”) (NYSE: MCS), a Midwest-based investment firm formed in 1935 by the Marcus family to acquire and grow other companies including hotels, movie theaters and restaurants. Marcus Investments LLC, a private investment firm created by the Marcus family, who are the controlling stakeholders of MSC, has a portfolio that is currently comprised of Verlo Mattress, Hospitality Democracy and Berengaria Development, LLC. Berengaria Development LLC is the real estate arm of Marcus Investments LLC and is headquartered in Milwaukee, Wisconsin and has been involved in more than $2.0 billion in real estate transactions and currently manages more than $300 million in retail properties.

The Property. The Porter’s Vale Shopping Center property is comprised of eight one-story buildings located at 100-710 Porters Vale Boulevard in Valparaiso, Indiana. The property was constructed in several phases in 2007, 2008, 2013, 2015 and 2017, and totals 277,059 square feet of net rentable area. The property includes 1,247 parking spaces, resulting in a parking ratio of approximately 4.5 spaces per 1,000 square feet of net rentable area.

Construction Summary(1)
Year Constructed	Net Rentable Area (SF)	Tenants
2007	48,175	Party City and 27,974 SF of in-line space
2008	39,801	Cinemark
2013	106,479	Gordman’s and Hobby Lobby
2015	60,200	Dick’s Sporting Goods and 20,200 SF of in-line space
2017	22,404	HomeGoods

(1)	Additionally, a 190,000 square foot Meijer grocery store (non-collateral) is currently under construction adjacent to the property and is expected to be completed by early 2018.

As of June 28, 2017, the property was 97.5% leased by 15 tenants and had an average occupancy level of 93.8% over the past three years. The largest tenant, Hobby Lobby, leases 20.5% of the property’s net rentable area under a lease that expires in October 2028 and has occupied the space since 2013. Hobby Lobby is an arts and crafts specialty store headquartered in Oklahoma City, Oklahoma. Hobby Lobby accounts for approximately 15.6% of the underwritten base rent at the property and has three five-year renewal options remaining. The second largest tenant, Gordman’s, leases 17.9% of the property’s net rentable area under a lease that expires in September 2023 and has occupied the space since 2013. Gordman’s is a chain of Midwestern off-price department stores founded and headquartered in Omaha, Nebraska. Gordman’s filed for bankruptcy in March 2017 and Stage Stores Inc. bought certain assets from Gordman’s, including the lease on this location, where it continues to operate as a Gordman’s. Gordman’s accounts for approximately 11.9% of the underwritten base rent at the property and has four five-year renewal options remaining. The third largest tenant, Dick’s Sporting Goods, leases 14.4% of the property’s net rentable area under a lease that expires in January 2026 and has occupied the space since 2015. Dick’s Sporting Goods is a sporting goods retailer, offering an assortment of brand name sporting good equipment, apparel and footwear. Dick’s Sporting Goods accounts for approximately 15.1% of the underwritten base rent at the property. Additionally, a 190,000 square foot Meijer grocery store (non-collateral) is currently under construction adjacent to the property and is expected to be completed by early 2018.

The Market. The Porter’s Vale Shopping Center property is located in Valparaiso, Porter County, Indiana and is located approximately 50 miles southeast of Chicago, Illinois. According to the appraisal, the estimated 2016 median household income within a one-, three- and five-mile radius is approximately $50,999, $52,511 and $57,344, respectively. According to the appraisal, in 2016, the estimated total population within a one-, three- and five-mile radius was approximately 3,002, 31,705 and 50,672, respectively.

The Porter’s Vale Shopping Center property is located in the Porter County retail submarket and according to the appraisal, as of the first quarter of 2017, the average vacancy rate in the Porter County retail submarket was 2.4% with average asking rents of $12.51 per square foot. Vacancy in the submarket has ranged from 2.6% to 4.6% since 2007, while asking rent has ranged from $10.50 to $14.98 per square foot. The appraisal identified 18 properties which best represent current market conditions for the Porter’s Vale Shopping Center property, ranging in size from 4,771 square feet to 786,928 square feet. The competitive properties reported occupancies ranging from 90.9% to 100.0%. The competitive properties have average asking rents ranging from $10.00 to $32.50 per square foot for in-line space, $8.50 to $14.00 per square foot for anchor space and $11.00 to $36.00 per square foot for theater space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Porter’s Vale Shopping Center

According to the appraisal, the market rent for theater, anchor, the east building, the west building and Dick’s Sporting Good space is $15.25, $9.00, $14.50, $24.00 and $11.00 per square foot, respectively.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Hobby Lobby	NA / NA / NA	56,900	20.5%	$8.00	15.6%	10/31/2028
Gordman’s(3)	NA / NA / NA	49,579	17.9%	$7.00	11.9%	9/30/2023
Dick’s Sporting Goods	NA / NA / NA	40,000	14.4%	$11.00	15.1%	1/31/2026
Cinemark	NA / BB / NA	39,081	14.1%	$15.50	20.8%	5/31/2023
HomeGoods	A2 / A+ / NA	22,404	8.1%	$9.85	7.6%	5/31/2027
Party City	NA / NA / NA	20,921	7.6%	$8.67	6.2%	1/31/2018
Five Below	NA / NA / NA	8,000	2.9%	$17.10	4.7%	1/31/2026
Kirklands	NA / NA / NA	7,000	2.5%	$15.45	3.7%	1/31/2024
Hallmark	NA / NA / NA	6,975	2.5%	$6.21	1.5%	2/28/2019
Sleepy’s	NA / NA / NA	5,000	1.8%	$23.00	3.9%	11/30/2022
(1)	Based on the underwritten rent roll dated June 28, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Gordman’s filed for bankruptcy in March 2017 and Stage Stores Inc. bought certain assets from Gordman’s, including the lease on this location, where it continues to operate as a Gordman’s.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	6,793	2.5%	NAP	NAP	6,793	2.5%	NAP	NAP
2017 & MTM(2)	1	500	0.2	$0	0.0%	7,293	2.6%	$0	0.0%
2018	1	20,921	7.6	181,449	6.2	28,214	10.2%	$181,449	6.2%
2019	4	12,175	4.4	89,203	3.1	40,389	14.6%	$270,652	9.3%
2020	1	1,506	0.5	31,626	1.1	41,895	15.1%	$302,278	10.4%
2021	1	3,200	1.2	80,000	2.7	45,095	16.3%	$382,278	13.1%
2022	1	5,000	1.8	115,000	3.9	50,095	18.1%	$497,278	17.0%
2023	2	88,660	32.0	952,808	32.7	138,755	50.1%	$1,450,086	49.7%
2024	1	7,000	2.5	108,150	3.7	145,755	52.6%	$1,558,236	53.4%
2025	0	0	0.0	0	0.0	145,755	52.6%	$1,558,236	53.4%
2026	3	52,000	18.8	682,800	23.4	197,755	71.4%	$2,241,036	76.8%
2027	1	22,404	8.1	220,679	7.6	220,159	79.5%	$2,461,715	84.4%
2028 & Beyond	1	56,900	20.5	455,200	15.6	277,059	100.0%	$2,916,915	100.0%
Total	17	277,059	100.0%	$2,916,915	100.0%
(1)	Based on the underwritten rent roll dated June 28, 2017.

(2)	Represents storage space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Porter’s Vale Shopping Center

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$1,899,230	$2,062,667	$2,755,789	$2,811,917	$2,916,915	$10.53	75.5%
Vacant Income	0	0	0	0	98,499	0.36	2.5
Gross Potential Rent	$1,899,230	$2,062,667	$2,755,789	$2,811,917	$3,015,414	$10.88	78.1%
Total Reimbursements	418,139	431,765	769,116	854,151	847,728	3.06	21.9
Net Rental Income	$2,317,369	$2,494,432	$3,524,905	$3,666,068	$3,863,141	$13.94	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(270,420)	(0.98)	(7.0)
Effective Gross Income	$2,317,369	$2,494,432	$3,524,905	$3,666,068	$3,592,721	$12.97	93.0%

Total Expenses	$661,893	$1,021,375	$1,201,822	$1,200,536	$1,198,881	$4.33	33.4%

Net Operating Income	$1,655,476	$1,473,057	$2,323,083	$2,465,532	$2,393,841	$8.64	66.6%

Total TI/LC, Capex/RR	0	0	0	0	213,149	0.77	5.9

Net Cash Flow	$1,655,476	$1,473,057	$2,323,083	$2,465,532	$2,180,691	$7.87	60.7%

Occupancy(4)	93.3%	92.7%	95.5%	97.5%	93.0%
(1)	TTM represents the trailing 12-month period ending in May 31, 2017.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	The increase in 2016, TTM and Underwritten Rents in Place from 2014 and 2015 Rents in Place NOI is primarily due to the lease-up of Dick’s Sporting Goods (40,000 square feet constructed in 2015; $440,000 underwritten base rent), the lease-up of in-line space (20,200 square feet constructed in 2015; $437,800 underwritten base rent) and the lease-up of HomeGoods (22,404 square feet constructed in 2017; $220,679 underwritten base rent).

(4)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of June 28, 2017. Underwritten Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117 of 130

Structural and Collateral Term Sheet	JPMCC 2017-JP7

Springhill Suites Newark Airport

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,800,000	Title:	Fee
Cut-off Date Principal Balance:	$19,800,000	Property Type - Subtype:	Hotel – Limited Service
% of Pool by IPB:	2.4%	Net Rentable Area (Rooms):	200
Loan Purpose:	Acquisition	Location:	Newark, NJ
Borrower:	Waramaug Newark LLC	Year Built / Renovated:	2004 / 2013
Sponsors:	Leslie Ng and Paul A. Nussbaum	Occupancy / ADR / RevPAR:	92.9% / $117.65 / $109.27
Interest Rate:	5.29000%	Occupancy / ADR / RevPAR Date:	4/30/2017
Note Date:	6/29/2017	Number of Tenants:	N/A
Maturity Date:	7/6/2027	2014 NOI	$2,559,548
Interest-only Period:	None	2015 NOI:	$2,569,906
Original Term:	120 months	2016 NOI:	$2,287,626
Original Amortization:	300 months	TTM NOI (as of 4/2017):	$2,256,599
Amortization Type:	Balloon	UW Occupancy / ADR / RevPAR:	91.1% / $119.49 / $108.85
Call Protection:	L(24),Grtr1%orYM(92),O(4)	UW Revenues:	$8,500,969
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$6,241,738
Additional Debt:	N/A	UW NOI:	$2,259,231
Additional Debt Balance:	N/A	UW NCF:	$2,259,231
Additional Debt Type:	N/A	Appraised Value / Per Room(1):	$28,600,000 / $143,000
		Appraisal Date:	5/1/2017

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$99,000
Taxes :	$188,971	$47,243	N/A	Maturity Date Loan / Room:	$74,802
Insurance:	$31,301	$3,478	N/A	Cut-off Date LTV(1):	69.2%
Deferred Maintenance:	$37,800	NAP	N/A	Maturity Date LTV(1):	52.3%
FF&E Reserves(2):	$0	2% of gross	N/A	UW NCF DSCR:	1.58x
		revenues		UW NOI Debt Yield:	11.4%
Other(3)(4)(5):	$1,737,500	$13,068	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,800,000	67.5%	Purchase Price(6)	$26,000,000	88.6%
Sponsor Equity	9,551,249	32.5%	Upfront Reserves	1,995,572	6.8
			Closing Costs	1,355,677	4.6
Total Sources	$29,351,249	100.0%	Total Uses	$29,351,249	100.0%

(1)	Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are based on the “As Is PIP Complete” hypothetical value, which assumes the proposed PIP required by the franchise agreement has been completed. PIP improvements are expected to be completed in two phases in 2018 and 2020. At origination, the borrower was required to reserve $1,700,000 for the estimated cost of the PIP with an additional $11,667 to be deposited monthly during the first 12 months of the mortgage loan term. The “as-is” value as of May 1, 2017 is $26,800,000 which results in a Cut-off Date LTV and Maturity Date LTV of 73.9% and 55.8%, respectively.

(2)	During the first 24 months of the mortgage loan term, the borrower will be required to deposit 2.0% of gross revenues into the FF&E reserve and, commencing on the 25th month of the mortgage loan term, the borrower will be required to deposit 4.0% of gross revenue into the FF&E reserve.

(3)	The borrower is required to deposit $66,000 in August of 2017 and $40,000 in September, October and December of 2017 into a seasonality reserve. Additionally, commencing in 2018, the borrower is required to deposit $81,000 each month in June and July of every year for the remaining loan term.

(4)	At origination, the borrower was required to reserve $1,700,000 for the estimated cost of the PIP with an additional $11,667 to be deposited monthly during the first 12 months of the mortgage loan term. Additionally, during the first 24 months of the mortgage loan term, 1/12th of 2% of gross revenues will be deposited into the PIP reserve on a monthly basis. An estimated $2.18 million will be deposited into the PIP reserve by June 2019. The PIP will be completed in two phases, the first phase being completed in 2018 and the second phase being completed in 2020.

(5)	An environmental maintenance reserve was escrowed at origination in the amount of $37,500 and the borrower is required to reserve an additional $1,401 monthly. The environmental maintenance reserve is held in connection with the property’s former use as a landfill and represents 125% of estimated costs over two years associated with environmental maintenance of the property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus for additional information.

(6)	At closing, the borrower received approximately $150,000 in seller credits and is included in the sponsor equity. The Purchase Price represents the gross purchase price prior to the seller credits.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Springhill Suites Newark Airport

The Loan. The Springhill Suites Newark Airport loan is secured by a first mortgage lien on the borrower’s fee interest in a six-story, 200-room limited service hotel located in Newark, New Jersey. The loan has a 10 year term and will amortize on a 25-year schedule. The borrowing entity for the loan is Waramaug Newark LLC, a Delaware limited liability company and a special purpose entity.

The loan sponsors and non-recourse guarantors are Leslie Ng and Paul A. Nussbaum of Waramaug Hospitality. Waramaug Hospitality is a hotel investor that presently maintains a portfolio of 5,955 rooms across 41 hotels the majority of which are limited/select-service properties. Leslie Ng is a founding principal of Waramaug and is presently the Chief Investment Officer of Interstate Hotels and Resorts with approximately 430 hotels, resorts, and conference centers worldwide. Prior to joining Interstate Hotels and Resorts, Mr. Ng held senior executive positions at Patriot American Hospitality, (later renamed Wyndham International), the Continental Companies, and Tobishima, a multinational real estate investment subsidiary of a major Tokyo Stock Exchange-listed company.

The Property. The Springhill Suites Newark Airport property is a six-story, 200-room, limited service hotel, constructed in 2004 and renovated in 2012 through 2013. The property is located in Newark, New Jersey, in close proximity to Newark Liberty International Airport and enjoys convenient access to New York City across the Hudson River. The property is located at 652 US Highway 1 and 9 South in Newark, Essex County, New Jersey and is approximately 11 miles southwest of Manhattan and adjacent to the Newark Liberty International Airport. The hotel is comprised of 200 guestrooms with 111 king suites and 89 double suites. All guestrooms have a standard suite layout and feature a living room with a sofa bed, a wet bar with refrigerator and microwave, a workstation with complimentary wired internet, soundproof windows, and vaulted ceilings, among other standard amenities. The property also features a breakfast dining area with 175-person capacity, adjacent to the lobby, where a complimentary breakfast is served daily. The hotel offers three meeting rooms on the first floor with a combined square footage of 1,566. Recreational facilities consist of an indoor pool, indoor whirlpool and fitness room. Additional amenities include a business center with two computer workstations, a market pantry, a guest laundry room and five vending areas. The property also offers 194 parking spaces and transportation service to the Newark Liberty International Airport. The property underwent major renovation in 2012 and 2013 around the time of acquisition. The renovation scope includes guestrooms, the lobby, the dining area, the fitness room, the pool area and the property’s various meeting spaces. Capital expenditures over the past five years at the property have totaled approximately $3.38 million.

The Springhill Suites Newark Airport property is located in close proximity to area attractions and landmarks including Downtown Newark (3.8 miles), the New Jersey Performing Arts Center (4.2 miles), Liberty State Park (8.3 miles), Prudential Center (3.5 miles), New York City (11 miles), the Port of New York and New Jersey (5.1 miles), The Rutgers University-Newark Campus (3.4 miles) and New Jersey Institute of Technology (3.2 miles). The Springhill Suites Newark Airport property is primarily served by the Newark Liberty International Airport, which is located less than one mile to the south of the property. According to the FAA, Newark Liberty International Airport is the 15th busiest airport in the United States by passenger boardings and the third largest hub for United Airlines. Newark Liberty International Airport has undergone a major expansion of its international air service in the last decade. Additionally, a $2.4 billion project to upgrade Terminal A was announced in this year.

The Market. The Springhill Suites Newark Airport property is located on US Highway 1 and 9, southwest of the intersection between Interstate 78 and US Highway 9. The Springhill Suites Newark Airport property is highly visible to passing traffic with freestanding signage at the front of the property as well as additional signage on the southwestern façade. The surrounding neighborhood is dominated by Newark Liberty International Airport less than a mile away from the property; uses in the area are characterized by industrial and commercial uses including long-term parking facilities, UPS, Avis Rental Car and manufacturing sites.

In addition to the Newark Liberty International Airport, local attractions in the area include: the New Jersey Performing Arts Center, which hosts plays, musicals, concerts, ballets and other entertainment productions; Liberty State Park, which provides waterfront access to the New York Harbor, 1,212 acres of public land and 300 acres of open space for recreation and the Liberty Science Center. The Prudential Center is also in close proximity and is the first new entertainment arena built in the New York City-Newark metropolitan area in more than 25 years and home to the New Jersey Devils, New Jersey Ironmen and the Seton Hall Pirates basketball teams. Under construction in the area is the $3.8 billion American Dream Meadowlands megamall. The proposed project will feature a five-story entertainment and retail complex with 3,000,000 square feet of leasable space and will include an amusement park, an indoor ski slope and a skydiving simulator. The property’s proximity to New York City and Newark’s function as a major public transportation hub to the city drives transient commercial and leisure demand to the property.

Major employers in the property’s market include Prudential Financial, United Airlines, and Rutgers University, which respectively employ more than 5,000 employees each. The Newark Office Market has observed increased interest in the area, with financial tech company Broadridge Financial Solutions, Software House International plans to expand in Somerset and Prudential Financial, one of Newark’s largest employers, will continue to expand in Newark. According to the appraisal, the 2017 estimated population within a one-, three- and five- mile radius is 9,956, 222,506 and 804,150 and average household income in a one-, three- and five- mile radius is $57,521, $54,048 and $62,661 respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Springhill Suites Newark Airport

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Springhill Suites Newark Airport(3)		Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	79.0%	$106.66	$84.25	90.3%	$122.30	$110.47	114.3%	114.7%	131.1%
2015	78.7%	$105.85	$83.26	89.6%	$120.96	$108.34	113.9%	114.3%	130.1%
2016	74.5%	$107.02	$79.77	91.6%	$117.06	$107.22	123.0%	109.4%	134.4%
TTM(5)	76.9%	$106.81	$82.15	92.9%	$117.65	$109.27	120.8%	110.1%	133.0%

(1)	The minor variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Springhill Suites Newark Airport property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Data provided by Smith Travel Research (“STR”). The competitive set contains the following properties: Fairfield Inn & Suites by Marriott Newark Liberty International Airport, Courtyard by Marriott Newark Airport, Wyndham Garden Newark Airport, Hampton Inn Newark Airport, Courtyard by Marriott Newark Elizabeth, Residence Inn by Marriott Newark Elizabeth and Country Inn & Suites Newark Airport.

(3)	Based on operating statements provided by the borrower.

(4)	Penetration Factor is calculated based on data provided by STR for the competitive set and borrower-provided operating statements for the property.

(5)	TTM represents the trailing 12-month period ending on April 30, 2017.

Competitive Hotels Profile(1)
				2016 Estimated Market Mix			2016 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Commercial	Meeting and Group	Leisure	Occupancy(2)	ADR(2)	RevPAR(2)
Springhill Suites Newark Airport(3)	200	2004	1,566	40%	10%	50%	91.6%	$117.06	$107.22
Fairfield Inn & Suites by Marriott Newark Liberty International Airport	163	2002	1,000	65%	10%	20%	72.5%	$112.50	$77.50
Courtyard by Marriott Newark Airport	146	1989	1,200	65%	10%	20%	72.5%	$127.50	$92.50
Wyndham Garden Newark Airport	349	1968	10,000	25%	10%	30%	67.5%	$92.50	$57.50
Hampton Inn Newark Airport	151	1991	400	70%	5%	20%	82.5%	$117.50	$102.50
Courtyard by Marriott Newark Elizabeth	203	2002	1,600	65%	10%	20%	77.5%	$112.50	$87.50
Residence Inn by Marriott Newark Elizabeth	198	2002	500	45%	5%	50%	72.5%	$122.50	$87.50
Country Inn & Suites Newark Airport	210	2003	800	45%	5%	40%	82.5%	$92.50	$72.50
Average/Total(4)	1,420

(1)	Based on the appraisal.

(2)	2016 Estimated Operating Statistics for Occupancy, ADR and RevPAR represent a midpoint in each respective data set.

(3)	2016 Occupancy, ADR and RevPAR are based on operating statements provided by the borrower.

(4)	Average/Total excludes the Springhill Suites Newark Airport property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

Springhill Suites Newark Airport

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	90.3%	89.6%	91.6%	92.9%	91.1%
ADR	$122.30	$120.96	$117.06	$117.65	$119.49
RevPAR	$110.47	$108.34	$107.22	$109.27	$108.85

Room Revenue	$8,064,274	$7,908,778	$7,848,726	$7,976,973	$7,945,957	$39,730	93.5%
Food and Beverage Revenue	69,736	70,383	52,455	56,147	55,065	275	0.6
Other Departmental Revenue	346,761	521,704	522,060	509,772	499,947	2,500	5.9
Total Revenue	$8,480,771	$8,500,865	$8,423,241	$8,542,892	$8,500,969	$42,505	100.0%

Room Expense	$2,248,247	$2,405,491	$2,620,296	$2,682,292	$2,630,595	$13,153	33.1%
Food and Beverage Expense	12,360	265	5,199	7,284	7,144	36	13.0
Other Departmental Expense	132,329	141,660	133,408	138,399	135,732	679	27.1
Departmental Expenses	$2,392,936	$2,547,416	$2,758,903	$2,827,975	$2,773,470	$13,867	32.6%

Departmental Profit	$6,087,835	$5,953,449	$5,664,338	$5,714,917	$5,727,498	$28,637	67.4%

Operating Expenses	$2,395,519	$2,213,140	$2,191,919	$2,254,906	$2,260,492	$11,302	26.6%
Gross Operating Profit	$3,692,316	$3,740,309	$3,472,419	$3,460,011	$3,467,006	$17,335	40.8%

Management Fees	$254,423	$255,105	$252,699	$256,288	$255,029	$1,275	3.0%
Property Taxes	496,160	531,148	550,400	559,613	566,912	2,835	6.7
Property Insurance	39,758	39,854	41,050	42,149	42,149	211	0.5
Other Expenses	3,196	4,261	3,714	3,646	3,646	18	0.0
FF&E	339,231	340,035	336,930	341,716	340,039	1,700	4.0
Total Other Expenses	$1,132,768	$1,170,403	$1,184,793	$1,203,412	$1,207,775	$6,039	14.2%

Net Operating Income	$2,559,548	$2,569,906	$2,287,626	$2,256,599	$2,259,231	$11,296	26.6%
Net Cash Flow	$2,559,548	$2,569,906	$2,287,626	$2,256,599	$2,259,231	$11,296	26.6%
(1)	TTM Column represents the trailing 12-month period ending April 30, 2017.

(2)	Per Room values based on 200 guest rooms.

(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.

Property Management. The property is managed by Interstate Management Company, LLC, a Delaware limited liability company and an affiliate of the borrower.

Franchise Agreement. The property has a franchise agreement with Marriott International, Inc., a Delaware limited liability company. The current franchise agreement is effective as of June 29, 2017 for a term of approximately 12 years, expiring on June 29, 2029, approximately two years beyond maturity of the Springhill Suites Newark Airport loan. The franchise agreement provides for a monthly license fee of 5.5% of gross room revenues and a monthly marketing fund fee of 2.5% of gross room revenues.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

St. Luke’s Office

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$17,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$17,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	2.1%	Net Rentable Area (SF):	566,622
Loan Purpose:	Refinance	Location:	Allentown, PA
Borrower:	Patriot American Parkway, L.P.	Year Built / Renovated:	2001 / 2015
Sponsors:	Erik Kolar, Alan Werther, Michael	Occupancy:	91.1%
	Kolar and Geoffrey Gardner	Occupancy Date:	3/1/2017
Interest Rate:	4.69000%	Number of Tenants:	6
Note Date:	4/18/2017	2014 NOI(2):	N/A
Maturity Date:	5/6/2027	2015 NOI(2)(3)(4):	$2,446,496
Interest-only Period:	12 months	2016 NOI(4):	$4,773,689
Original Term:	120 months	TTM NOI (as of 3/2017)(4)(5):	$5,439,349
Original Amortization:	360 months	UW Economic Occupancy(5):	90.0%
Amortization Type:	IO-Balloon	UW Revenues:	$11,394,613
Call Protection:	L(26),Def(89),O(5)	UW Expenses:	$5,356,662
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$6,037,950
Additional Debt:	Yes	UW NCF:	$5,438,004
Additional Debt Balance:	$34,000,000 / $14,000,000	Appraised Value / Per SF:	$92,000,000 / $162
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraisal Date:	12/5/2016

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$90
Taxes:	$214,607	$71,536	N/A	Maturity Date Loan / SF:	$75
Insurance:	$101,597	$10,160	N/A	Cut-off Date LTV:	55.4%
Replacement Reserves:	$0	$9,444	N/A	Maturity Date LTV:	46.4%
TI/LC:	$800,000	$23,750	N/A	UW NCF DSCR:	1.72x
Other(6):	$136,780	$0	N/A	UW NOI Debt Yield:	11.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$51,000,000	78.5%	Payoff Existing Debt	$40,259,471	61.9%
Mezzanine Loan	14,000,000	21.5%	Return of Equity	21,981,749	33.8
			Closing Costs	1,505,797	2.3
			Upfront Reserves	1,252,983	1.9
Total Sources	$65,000,000	100.0%	Total Uses	$65,000,000	100.0%

(1)	The St. Luke’s Office loan is part of a whole loan evidenced by three pari passu notes with an aggregate original balance of $51.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $51.0 million St. Luke’s Office Whole Loan, as defined in “The Loan” below.

(2)	Financial information prior to 2015 is not available due to the borrower’s acquisition of the property in March 2015.

(3)	2015 financials are based on the annualized trailing 10 month period ending December 2015.

(4)	The increase in NOI from 2015 through TTM is attributable to the expiration of free rent period as well as the total of 445,511 square feet of leasing, representing 78.6% of net rentable area and 73.0% of UW rent over the past 24 months.

(5)	The increase in NOI from TTM to UW is reflective of tenants in place and gives credit for free rents as all outstanding amounts have been reserved at mortgage loan closing.

(6)	Initial Other Escrows and Reserves represent a free rent reserve in connection with the St. Luke’s University Health Network tenant. The St. Luke’s University Health Network lease commenced on January 1, 2016 and is subject to a 10-year term; 36,926 square feet of the leased space is subject to a free rent period through the end of 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

St. Luke’s Office

The Loan. The St. Luke’s Office loan is secured by a first mortgage lien on the borrower’s fee interest in a three-story Class A suburban office building totaling 566,622 square feet located in Allentown, Pennsylvania. The whole loan has an outstanding principal balance as of the Cut-off Date of $51.0 million (the “St. Luke’s Office Whole Loan”) and is comprised of three pari passu notes. The non-controlling Note A-3 with an outstanding principal balance as of the Cut-off Date of $17,000,000 will be contributed to the JPMCC 2017-JP7 Trust. The controlling Note A-1 and non-controlling Note A-2, each with a respective Cut-off Date balance of $17,000,000 was contributed to the CSAIL 2017-C8 transaction. The loan has a ten-year term and, subsequent to a 12-month interest-only period, will amortize on a 30-year schedule.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$17,000,000	$17,000,000	CSAIL 2017-C8	Yes
A-2	17,000,000	17,000,000	CSAIL 2017-C8	No
A-3	17,000,000	17,000,000	JPMCC 2017-JP7	No
Total	$51,000,000	$51,000,000

The borrowing entity for the St. Luke’s Office loan is Patriot American Parkway, L.P., a Pennsylvania limited partnership and a special purpose entity.

The loan sponsors and non-recourse guarantors are Erik Kolar, Alan Werther, Michael Kolar, and Geoffrey Gardner of Patriot Equities. Founded in 2005, Patriot Equities is a Pennsylvania-based real estate investment and development company that specializes in the acquisition and ownership of corporate real estate assets throughout North America. Patriot Equities’ principals have developed and repositioned in excess of 21.0 million square feet, with a total transaction volume in excess of $1.5 billion. These projects have been developed across 15 states plus the District of Columbia and Toronto, Canada. Mr. Kolar is a founding partner and President & Chief Executive Officer of Patriot Equities. Mr. Werther is a founding Partner & Managing Director at Patriot Equities. Mr. Michael Kolar is a founding partner, Executive Vice President and Director of Operations & Development at Patriot Equities. Mr. Gardner is a founding partner and Chief Investment Officer of Patriot Equities.

The Property. The St. Luke’s Office property consists of a three-story Class A multi-tenant office building totaling 566,622 square feet. The property is located in Allentown, Pennsylvania, two miles northeast of the Allentown central business district and 50 miles northwest of Philadelphia. Built in 2001 and renovated in 2015, the building is situated on an approximately 77.7-acre site, which contains a lobby atrium, a fitness center with locker rooms and a cafeteria. Additionally, the property contains two parking garages and an open lot parking area totaling 2,045 parking spaces, resulting in a parking ratio of approximately 3.6 spaces per 1,000 square feet. The property was originally constructed as an east coast headquarters for Lucent Technologies (also known as Agere) in 2001, and is located in the municipal bounds of Hanover Township, along the eastern side of US Route 22, in Lehigh county, Pennsylvania. The largest tenant at the property, St. Luke’s University Health Network (“St. Luke’s”), is comprised of 1,341 physicians, 1,300 volunteers and over 10,000 employees, making it the region’s second largest healthcare employer. Founded in 1872, St. Luke’s provides services at over 200 locations and is comprised of six main hospital campuses. St. Luke’s has four renewal options totaling 16 years (two, three-year options followed by two, five-year options). St. Luke’s also has the right of first purchase of all or any portion of the property if the landlord desires to sell such portion of the property.

As of March 1, 2017, the St. Luke’s Office property was 91.1% leased to a mix of national and regional tenants spanning a variety of industries. In total, the property is 86.4% leased to investment grade tenants accounting for 80.5% of the underwritten base rent. The largest tenant, St. Luke's (248,770 square feet; 43.9% of net rentable area) is a non-profit, regional, fully integrated, nationally recognized network providing services at seven hospitals and more than 200 sites, primarily in Lehigh, Northampton, Carbon, Schuylkill, Bucks, Montgomery, Berks and Monroe counties in Pennsylvania and in Warren county, New Jersey. The second largest tenant, Intel (136,134 square feet; 24.0% of net rentable area), an American multinational corporation headquartered in Santa Clara, CA, is a semiconductor chip maker. Intel has 107,600 employees worldwide, with 55% of employees located in the United States. Intel is ranked 47th on the Fortune 500 2017 list and 54th on the Forbes – The World’s Biggest Public Companies list. Intel has been at the property since January 2011 (57,323 square feet), renewed in February 2017, and has one five-year renewal option. The third largest tenant, LSI (104,690 square feet; 18.5% of net rentable area), was acquired by Broadcom Limited (NASDAQ: AVGO) in 2014, a designer, developer and global supplier of a broad range of analog and digital semiconductor connectivity solutions. Broadcom Limited’s product portfolio serves four primary end markets: wired infrastructure, wireless communications, enterprise storage and industrial and others. As of April 26, 2017, Broadcom Limited has a market capitalization of approximately $94.0 billion. LSI has one five-year extension option. United Way (13,643 square feet; 2.4% of net rentable area) is the only tenant on a gross lease. Lab tenants reimburse for compressed air, vacuum and nitrogen and data center tenants reimburse additionally for service contracts. All other tenants are under triple net leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

St. Luke’s Office

The Market. The St. Luke’s Office property is located in Allentown, Lehigh County, Pennsylvania, which is part of the Allentown-Bethlehem-Easton, PA-NJ metropolitan statistical area (“MSA”), also known as the Allentown MSA. The Allentown MSA is the state’s third largest MSA, behind only Philadelphia and Pittsburgh, and is locally known as the Lehigh Valley. Lehigh County has estimated 2016 population of 360,353, which represents an average annual 0.5% increase over the 2010 population census of 349,497. Lehigh County added an average of 1,809 residents per year over the 2010-2016 period and its annual growth rate exceeded the state of Pennsylvania’s rate of 0.1%. Total employment in Lehigh County is currently estimated at 185,006 jobs. Lehigh County’s rate of employment growth over the last decade surpassed that of Pennsylvania, which experienced an increase in employment of 2.6% or 147,452 jobs over this period. The employment sector concentrations in Lehigh County are education and health services, trade, transportation and utilities, professional and business services, and information. Major employers across the Lehigh Valley include Lehigh Valley Hospital and Health Network, Air Products and Chemicals, Giant Food Stores, Inc. and Amazon.com. The largest tenant at the property, St. Luke’s, is ranked the second largest employer in Lehigh Valley.

The Lehigh Valley Class A Office submarket, where the property is situated, had a 2016 vacancy of 8.9%, five-year and 15-year averages indicate vacancy rates of 10.5% and 11.3%, respectively, and the 2016 average asking rent of $22.15 per square foot.

The appraiser identified six directly comparable office rentals built between 1994 and 2015, ranging in size from 21,621 square feet and 178,330 square feet, which have occupancies between 87.0% and 100.0%.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
St. Luke’s University Health Network(3)	A3 / NA / NA	248,77	43.9%	$8.81	33.4%	12/31/2026
Intel(4)	A1 / A+ / A+	136,13	24.0%	$15.69	32.5%	3/12/2020
LSI	NA / BBB / NA	104,69	18.5%	$15.51	24.7%	3/31/2025
United Way(5)	NA / NA / NA	13,634	2.4%	$18.00	3.7%	12/1/2023
Agile Datasites	NA / NA / NA	10,575	1.9%	$31.81	5.1%	8/1/2026
Synopsys	NA / NA / NA	2,665	0.5%	$14.94	0.6%	9/1/2021

(1)	Based on the underwritten rent roll dated March 1, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	St. Luke’s University Health Network has the right to lease and purchase any portion of the property if the landlord desires to lease or sell all or any portion of the net rentable area.

(4)	Intel has a termination option that applies to the 3,109 square feet data center space only. Provided that Intel is not in default in the performance of any of its obligations under the lease, Intel has the right to terminate the lease of the data center space from and after the expiration of the second lease year of the term by providing a written notice not more than 270 days and not less than 180 days prior to the effective date of the termination along with a termination fee of $50,000.

(5)	United Way is the only tenant on a gross lease. Lab tenants reimburse for compressed air, vacuum and nitrogen and data center tenants reimburse additionally for service contract. All other tenants are under triple net leases.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring(2)	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	50,154	8.9%	NAP	NAP	50,154	8.9%	NAP	NAP
2017 & MTM	0	0	0.0	$0	0.0%	50,154	8.9%	$0	0.0%
2018	0	0	0.0	0	0.0	50,154	8.9%	$0	0.0%
2019	0	0	0.0	0	0.0	50,154	8.9%	$0	0.0%
2020	1	136,134	24.0	2,135,926	32.5	186,288	32.9%	$2,135,926	32.5%
2021	1	2,665	0.5	39,815	0.6	188,953	33.3%	$2,175,741	33.1%
2022	0	0	0.0	0	0.0	188,953	33.3%	$2,175,741	33.1%
2023	1	13,634	2.4	245,412	3.7	202,587	35.8%	$2,421,153	36.8%
2024	0	0	0.0	0	0.0	202,587	35.8%	$2,421,153	36.8%
2025	1	104,690	18.5	1,623,227	24.7	307,277	54.2%	$4,044,380	61.5%
2026	2	259,345	45.8	2,528,892	38.5	566,622	100.0%	$6,573,272	100.0%
2027	0	0	0.0	0	0.0	566,622	100.0%	$6,573,272	100.0%
2028 & Beyond	0	0	0.0	0	0.0	566,622	100.0%	$6,573,272	100.0%
Total	6	566,622	100.0%	$6,573,272	100.00%

(1)	Based on the underwritten rent roll dated March 1, 2017.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule. Additionally, certain tenants may have more than one lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7

St. Luke’s Office

Operating History and Underwritten Net Cash Flow(1)
	2015(2)(3)	2016(3)	TTM(4)(5)	Underwritten(5)	Per Square Foot	%(7)
Rents in Place(6)	$4,905,860	$5,590,218	$6,210,115	$6,661,214	$11.76	52.8%
Vacant Income	0	0	0	822,164	1.45	6.5
Gross Potential Rent	$4,905,860	$5,590,218	$6,210,115	$7,483,378	$13.21	59.3%
Total Reimbursements	2,408,379	4,158,818	4,162,272	5,139,283	9.07	40.7
Net Rental Income	$7,314,239	$9,749,036	$10,372,387	$12,622,661	$22.28	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,266,068)	(2.23)	(10.0)
Other Income	36,527	38,570	41,672	38,020	0.07	0.3
Effective Gross Income	$7,350,766	$9,787,606	$10,414,059	$11,394,613	$20.11	90.3%

Total Expenses	$4,904,270	$5,013,917	$4,974,710	$5,356,662	$9.45	47.0%

Net Operating Income	$2,446,496	$4,773,689	$5,439,349	$6,037,950	$10.66	53.0%

Total TI/LC, Capex/RR	599,946	599,946	599,946	599,946	1.06	5.3

Net Cash Flow	$1,846,550	$4,173,743	$4,839,403	$5,438,004	$9.60	47.7%
Occupancy	46.6%	91.7%	91.1%	90.0%

(1)	Financial information prior to 2015 is not available due to the borrower’s acquisition of the property in March 2015.

(2)	2015 financials are based on the annualized trailing 10-month period ending December 2015.

(3)	Over the past 24 months, the St. Luke’s Office property has had a total of 445,511 square feet leased, representing 78.6% of net rentable area and 73.0% of underwritten rent. This significant leasing, along with the expiration of free rent periods during this duration, account for the increase in cash from 2015-2016 and through the TTM.

(4)	The TTM column represents the trailing 12-month period ending March 31, 2017.

(5)	The increase in NOI from TTM to UW is reflective of tenants in place and gives credit for free rent as all outstanding amounts have been reserved at mortgage loan closing.

(6)	Underwritten Rents in Place includes base rent and rent increases occurring through March 2018.

(7)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

Additional Debt. The $14.0 million mezzanine loan was provided by SMHF Cayman Hotel, LLC and is coterminous with the St. Luke’s Office Whole Loan. The mezzanine loan has a 11.85000% coupon and is interest-only for the full term of the loan. The combined Cut-off Date LTV, combined UW NCF DSCR and combined UW NOI Debt Yield are 70.7%, 1.12x and 9.3%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement which stipulated that a qualified transferee defined in the agreement must have assets of $600 million and capital/surplus or market capitalization of at least $250 million. As a condition of foreclosing on the mezzanine loan, the mezzanine lender must provide a replacement guarantor for the non-recourse carve-out obligations under the loan agreement with a net worth of $38.25 million and liquid assets of $5.0 million. The mezzanine lender is not subject to any standstill in pursuing claims against guarantors, but is required to turn over any collections if the Mortgage Loan is in default.

Partial Release. The borrower is permitted to release a certain outparcel specified in the loan documents from the lien of the mortgage upon certain terms and conditions set forth in the related loan documents. Please see “Description of the Mortgage Pool–Certain Terms of the Mortgage Loans–Partial Releases” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7
Apex Fort Washington

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$16,750,000	Title:	Fee
Cut-off Date Principal Balance(1):	$16,750,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	2.1%	Net Rentable Area (SF):	388,318
Loan Purpose:	Acquisition	Location:	Fort Washington, PA
Borrower:	ZCA Ft. Washington, LLC	Year Built / Renovated:	1988 / 2015
Sponsor:	Edward N. Antoian	Occupancy(3):	91.9%
Interest Rate:	5.28000%	Occupancy Date:	4/30/2017
Note Date:	2/17/2017	Number of Tenants:	8
Maturity Date:	3/6/2027	2014 NOI(4):	N/A
Interest-only Period:	24 months	2015 NOI(5):	$2,933,749
Original Term:	120 months	2016 NOI(5):	$1,694,024
Original Amortization:	360 months	TTM NOI (as of 5/2017):	$1,951,466
Amortization Type:	IO-Balloon	UW Economic Occupancy:	90.0%
Call Protection(2):	L(28),Def(88),O(4)	UW Revenues:	$9,282,042
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$3,520,926
Additional Debt:	Yes	UW NOI(5):	$5,761,116
Additional Debt Balance:	$37,750,000	UW NCF:	$5,121,653
Additional Debt Type:	Pari Passu	Appraised Value / Per SF(6):	$84,600,000 / $218
		Appraisal Date:	1/1/2018

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$140
Taxes:	$349,538	$69,908	N/A	Maturity Date Loan / SF:	$122
Insurance:	$14,782	$7,391	N/A	Cut-off Date LTV(6):	64.4%
Replacement Reserves:	$0	$6,472	N/A	Maturity Date LTV(6):	56.1%
TI/LC:	$704,651	$32,360	N/A	UW NCF DSCR:	1.41x
Other(7):	$6,818,679	$0	N/A	UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$54,500,000	62.7%	Purchase Price(8)	$77,700,000	89.4%
Sponsor Equity	32,365,726	37.3%	Upfront Reserves	7,887,650	9.1
			Closing Costs	1,278,076	1.5
Total Sources	$86,865,726	100.0%	Total Uses	$86,865,726	100.0%
(1)	The Apex Fort Washington loan is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance of $54.5 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $54.5 million Apex Fort Washington Whole Loan as defined in “The Loan” below.

(2)	The lockout period will be at least 28 payment dates beginning with and including the first payment date of April 6, 2017. Defeasance of the full $54.5 million Apex Fort Washington Whole Loan is permitted after the earlier to occur of (i) April 6, 2021 and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized.

(3)	Two new leases have been executed at the property. Veeva executed a 91-month, 13,279 square foot lease with an estimated commencement date of August 1, 2017 and Kellogg executed a 75-month, 8,527 square feet lease with an estimated commencement date of November 1, 2017. Additionally, Softerware, Inc. has executed a sublease with AstraZeneca Pharmaceuticals for the 45,484 square feet space effective June 19, 2017. Including the two new tenants, occupancy at the Apex Fort Washington property is to 97.6%.

(4)	2014 NOI figures are not available as the prior owner purchased the property in January 2015 and historical cash flows were not provided at the time of acquisition.

(5)	The Apex Fort Washington property was purchased by the prior owner from a foreclosing lender in January 2015 for $30.2 million. The decrease in 2016 NOI from 2015 NOI is primarily due to two tenant vacancies in 2015 that led to a decline in occupancy at the property from approximately 79.2% to 42.0%. See “The Property” section below for additional information. The increases in UW NOI over 2016 NOI and TTM NOI reflect approximately 192,000 square feet of new leasing and the partial burn-off of free rent. In addition, UW NOI includes $95,041 in rent steps underwritten through September 2017 and $87,020 in straight-line rent for Citizens Bank of Pennsylvania and Allstate Insurance Company. UW NOI also includes approximately $3.8 million in underwritten rent for four tenants, Lincoln Investment Planning, Impax Laboratories, Inc., Citizens Bank of Pennsylvania and Connexin Software, Inc., representing approximately 41.1% of net rentable area and approximately 45.8% of underwritten base rent, which have not yet taken occupancy and/or are in free rent periods for which reserves were taken at closing.

(6)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “prospective value upon stabilization”, with an anticipated date of January 1, 2018, which assumes the burn-off of approximately $4.5 million of lease-up costs (including tenant improvements, leasing commissions, free rent, rent loss, and expense carry) associated with tenants already in place and which have been reserved at loan closing, and also includes the appraisal’s projections of property cash flows as of such date. The “as-is” value as of December 5, 2016 is $78.8 million, which results in a Cut-off Date LTV and Maturity Date LTV of 69.2% and 60.3%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7
Apex Fort Washington

(7)	Initial Other Escrows and Reserves consists of $2,736,408 for outstanding free rent for Lincoln Investment Planning, Impax Laboratories, Inc., Citizens Bank of Pennsylvania and Connexin Software, Inc., $2,206,689 for outstanding tenant improvements and leasing commissions in regard to the borrower’s obligations to complete the tenant improvements for the specific tenants specified in the loan documents, $1,750,000 for tenant improvements and leasing commissions in regard to AstraZeneca Pharmaceuticals and $125,581 for immediate repair reserves.

(8)	At closing, the borrower received approximately $10.5 million in credits from the seller inclusive of (a) approximately $6.9 million for outstanding tenant improvements, leasing commissions, and free rent (which were reserved at closing) and (b) an approximately $3.6 million treasury price credit provided from seller to buyer based upon the increase in the 10-year US Treasury yield from a base rate of 1.725% to the 10-year US Treasury yield as of the loan closing date. The Purchase Price represents the gross purchase price prior to seller credits.

The Loan. The Apex Fort Washington loan is secured by a first mortgage lien on the borrower’s fee interest in three three-story Class A office buildings, totaling 388,318 square feet located in Fort Washington, Pennsylvania. The whole loan has an outstanding principal balance as of the Cut-off Date of $54.5 million (the “Apex Fort Washington Whole Loan”) and is comprised of three pari passu notes, each as described below. Note A-3, with an outstanding principal balance as of the Cut-off Date of $16.75 million, is a non-controlling note and is being contributed to the JPMCC 2017-JP7 Trust. The non-controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $21.0 million, was contributed to the JPMCC 2017-JP6 trust. Note A-2 with an outstanding principal balance as of the Cut-off Date of $16.75 million is expected to be contributed to one or more future securitization trusts. The loan has a 10-year term and, subsequent to a two-year interest-only period, will amortize on a 30-year schedule.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$21,000,000	$21,000,000	JPMCC 2017-JP6	No
A-2	16,750,000	16,750,000	BSP	Yes
A-3	16,750,000	16,750,000	JPMCC 2017-JP7	No
Total	$54,500,000	$54,500,000

The borrowing entity for the Apex Fort Washington loan is ZCA Ft. Washington, LLC, a Delaware limited liability company and special purpose entity.

The loan sponsor and nonrecourse carve-out guarantor for the Apex Fort Washington Whole Loan is Edward N. Antoian. Mr. Antoian, CPA, CFA, is a partner in Zeke Capital Advisors. From 1997 to 2014, Mr. Antoian was a founding member of the institutional asset manager Chartwell Investment Partners where he oversaw the growth strategy investment portfolios. Prior to his experience with Chartwell Investment Partners, Mr. Antoian was a Senior Portfolio Manager at Delaware Investment Advisors, managing institutional assets.

The Property. The Apex Fort Washington property consists of three three-story Class A multi-tenant office buildings (600-602 Office Center Drive), totaling 388,318 square feet. The property is located in Fort Washington, Pennsylvania, approximately 20 miles north of the Philadelphia central business district. Built in 1988 and renovated in 2015, the buildings are situated on an approximately 49.4-acre site. The three buildings are connected via a common entrance/central “hub”. The property provides 2,100 surface parking spaces yielding a parking ratio of 5.4 per 1,000 square feet. On-site amenities include the central “hub” / urban plaza with walking paths and outdoor seating, a café, a conference and training center, an on-site fitness center and a lounge. The property provides an electrical power feed from two substations, nine-foot finished ceiling heights, efficient floor plates and on-site surface and structured parking. The property is located approximately 2.5 miles east of the SEPTA Fort Washington station, which is on a regional rail line that connects with downtown Philadelphia’s 30th Street Station approximately 20 miles to the south via interchange with the Broad Street line. Additionally, the property is serviced by SEPTA Route 201 bus service that stops directly in front of the building and ends at the Fort Washington Train Station in 15 minutes. The property is located approximately 25 miles north of Philadelphia International Airport. The property has regional access, as it is located directly off West Office Center Drive’s interchange with the westbound lane of I-276 (the Pennsylvania Turnpike), a six-lane (three in each direction) east/west arterial that traverses the State of Pennsylvania. The property is accessible from the Pennsylvania Turnpike via the Virginia Drive slip ramp approximately 0.4 miles from property.

The Apex Fort Washington property was previously encumbered by two cross-collateralized/cross-defaulted loans totaling $49.0 million that were securitized as part of the GMAC 2004-C1 securitization. The loans transferred to special servicing in March 2010 after a major tenant vacated the property and the trust subsequently foreclosed on the property in March 2011. The prior owner acquired the property from the trust in January 2015 for $30.2 million, at which time the occupancy at the property was approximately 79.2%. At the time of the prior acquisition, two tenants had given notice of their intention to vacate and occupancy was expected to decline to 42.0%. After the 2015 acquisition, the prior owner invested approximately $17.0 million in interior renovations and common area upgrades, and executed six new leases with six new tenants totaling approximately 192,000 square feet and approximately $4.47 million of base rent. Upon completion of the capital improvements and renovation and lease-up of the property to 91.9% occupancy, the prior owner sold the property to the current loan sponsor for approximately $74.1 million (after adjustments).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7
Apex Fort Washington

As of April 30, 2017, the Apex Fort Washington property was 91.9% leased to a mix of international, national and regional tenants, spanning a variety of industries. The largest tenant at the property is Nutrisystem (NASDAQ: NTRI), which accounts for 30.8% of net rentable area and 33.4% of underwritten base rent, with a lease expiration date in July 2022. Nutrisystem is a publicly traded company that provides weight management products and services. Nutrisystem has been a tenant at the property since 2010, and the property serves as Nutrisystem’s corporate headquarters. The tenant has two renewal options totaling 10 years (first renewal is three to seven years at tenant’s discretion, and the second renewal is the balance of the 10 years) with 12 months’ notice. In 2016 the company reported approximately $545.5 million of revenues and $35.5 million of net income. As of April 17, 2017, Nutrisystem has a market capitalization of approximately $1.63 billion. The second largest tenant, Lincoln Investment Planning, which accounts for 13.6% of net rentable area and 14.9% of underwritten base rent, is headquartered at the property. Lincoln Investment Planning is a financial firm that provides individuals and families with financial planning, wealth management, investment solutions and asset management. The company is a broker/dealer that was founded in 1968 and currently has over 800 financial advisors servicing 270,000 clients. Lincoln Investment Planning has been at the property since June 2016. The current lease expires in June 2027 and the tenant has one 10-year renewal option available. The tenant is currently in a free rent period through July 2017. The third largest tenant, Impax Laboratories, Inc., which accounts for 12.2% of net rentable area and 13.5% of underwritten base rent, is a pharmaceutical company focused on drug delivery and formulation. The tenant’s lease expires in August 2027 and has one 10-year renewal option at 95% of fair market rent. Impax Laboratories, Inc. is in a free rent period until September 2017. Additionally, three tenants totaling 108,176 square feet (27.9% of net rentable area) and approximately $2.4 million of underwritten base rent (29.5% of underwritten base rent) at the property carry investment-grade ratings by Moody’s / S&P. AstraZeneca Pharmaceuticals (45,484 square feet, 12.2% of underwritten base rent, August 2024 expiration) is rated A3 / A-, Citizens Bank of Pennsylvania (37,860 square feet, 10.8% of underwritten base rent, December 2024 expiration) is rated NA / A- and Allstate Insurance Company (“Allstate”) (24,832 square feet, 6.5% of underwritten base rent, October 2022 expiration) is rated A3 / A-. Citizens Bank of Pennsylvania is not yet in occupancy and is in a free rent period; it is expected to take occupancy in July 2017, and its free rent period expires February 15, 2018. AstraZeneca Pharmaceuticals is currently dark but paying rent and is included in the lender’s underwriting. Softerware, Inc. has executed a sublease with AstraZeneca Pharmaceuticals for the entire 45,484 square feet space effective June 19, 2017 with an anticipated commencement date of August 1, 2017 and a lease expiration date of August 31, 2024. The lender has reserved $1.75 million ($38.48 per square foot) for the retenanting of the space either prior to expiration (through subleases) or at expiration.

The Market. The Apex Fort Washington property is located in the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD metropolitan statistical area (“MSA”), often referred to as the Delaware Valley. The MSA includes five counties in Pennsylvania, four counties in New Jersey, one county in Delaware and one county in Maryland. According to the appraisal, the Philadelphia-Camden-Wilmington MSA is the largest MSA in Pennsylvania and the sixth largest MSA in the United States, with a 2016 total population of approximately 6.1 million people, accounting for 47.5% of Pennsylvania’s population. The MSA’s economy has transitioned from manufacturing to professional services, with over 80.0% of the region’s workforce currently employed in the service sectors. The MSA has a diverse employment base rooted in the educational and healthcare industries, with recent growth in technology and related sectors. The unemployment rate in the MSA was 5.2% as of September 2016, which is 0.2% lower than the Pennsylvania unemployment rate of 5.4% and 0.4% higher than the national average of 4.8%.

According to the appraisal, the Apex Fort Washington property is located in the Fort Washington/Spring House office submarket which consists of approximately 5.5 million square feet of office space. As of the third quarter of 2016, the submarket had a vacancy rate of 14.7% and average asking rents of $24.45 per square foot. The appraisal identified four directly comparable office properties built between 1964 and 2002 and ranging in size from 104,303 to 751,143 square feet and occupancies ranging from 82.8% to 100%. The weighted average underwritten in-place office rent for the Apex Fort Washington property is $23.17 per square foot, which is in-line with the appraisal’s concluded average market rent of $24.00.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Nutrisystem(3)	NA / NA / NA	119,767	30.8%	$22.95	33.4%	7/31/2022
Lincoln Investment Planning(4)	NA / NA / NA	52,767	13.6%	$23.25	14.9%	6/30/2027
Impax Laboratories, Inc.(5)	NA / BB- / NA	47,379	12.2%	$23.50	13.5%	8/31/2027
AstraZeneca Pharmaceuticals(6)	A3 / A- / A	45,484	11.7%	$22.00	12.2%	8/31/2024
Citizens Bank of Pennsylvania(7)	NA / A- / NA	37,860	9.7%	$23.50	10.8%	12/31/2024
Allstate Insurance Company	A3 / A- / BBB+	24,832	6.4%	$21.50	6.5%	10/31/2022
Connexin Software, Inc.(8)	NA / NA / NA	21,501	5.5%	$25.00	6.5%	9/30/2024
Compassus - Greater Philadelphia(9)	NA / NA / NA	7,417	1.9%	$22.75	2.1%	6/30/2024

(1)	Based on the underwritten rent roll dated April 30, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Nutrisystem has the right to downsize their space to a minimum of 70,000 square feet of contiguous space upon renewal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7
Apex Fort Washington

(4)	Lincoln Investment Planning is in a free rent period through July 2017. The tenant is required to pay partial rent of $18.00 per square foot for the month of August 2017. Full rent of $23.25 per square foot commences in September 2017. The lender has reserved for all free rent.

(5)	Impax Laboratories, Inc. executed a new lease at the property (consolidating its three Pennsylvania locations at the property) extending from September 2016 through August 2027, with one, 10-year renewal option at 95% of fair market rent. The tenant received an approximately $2.1 million ($45 per square foot) tenant improvement allowance, which lender reserved $31,448 upfront. The tenant also received 12 months of free rent totaling approximately $1.1 million, for which the lender reserved $649,487 upfront which represents the seven months of free rent remaining at the time of origination. Rent commencement is in September 2017.

(6)	Softerware, Inc. has executed a sublease with AstraZeneca Pharmaceuticals for the entire 45,484 square feet space effective June 19, 2017 with an anticipated commencement date of August 1, 2017 and a lease expiration date of August 31, 2024. The lender reserved $1.75 million ($38.50 per square foot) for the retenanting of the space either prior to expiration (through subleases) or at expiration. The tenant may terminate its lease effective August 2021 with nine months’ notice and payment of a termination fee of $734,526. Softerware, Inc. has no options for extending the sublease.

(7)	Citizens Bank of Pennsylvania is not yet in occupancy, and is in a free rent period through February 2018. The tenant is expected to take occupancy by July 2017 and is required to commence paying rent by February 2018. The lender has reserved for all gap rent and free rent.

(8)	Connexin Software, Inc. leases two spaces, a 18,473 square foot initial space and a 3,028 square foot expansion space. Both spaces were scheduled for delivery and lease commencement in February 2017; however, the initial space is in a free rent period until October 2017, and the expansion space will not be occupied until March 2018 and is in a free rent period until October 2018. The lender has escrowed all gap rent and free rent, including two additional months’ rent for each space to account for possible delivery delays.

(9)	Compassus – Greater Philadelphia has a one-time right to terminate its lease in the 66th lease month (the estimated effective date is June 2022) with 12 months’ notice and payment of a termination fee equal to unamortized landlord costs (based on a 90-month amortization period) at an 8.0% interest rate.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(3)	NAP	31,311	8.1%	NAP	NAP	31,311	8.1%	NAP	NAP
2017 & MTM	0	0	0.0	$0	0.0%	31,311	8.1%	$0	0.0%
2018	0	0	0.0	0	0.0	31,311	8.1%	$0	0.0%
2019	0	0	0.0	0	0.0	31,311	8.1%	$0	0.0%
2020	0	0	0.0	0	0.0	31,311	8.1%	$0	0.0%
2021	0	0	0.0	0	0.0	31,311	8.1%	$0	0.0%
2022	2	144,599	37.2	3,282,541	39.9	175,910	45.3%	$3,282,541	39.9%
2023(3)	0	0	0.0	0	0.0	175,910	45.3%	$3,282,541	39.9%
2024(3)	4	112,262	28.9	2,596,620	31.6	288,172	74.2%	$5,879,161	71.5%
2025	0	0	0.0	0	0.0	288,172	74.2%	$5,879,161	71.5%
2026	0	0	0.0	0	0.0	288,172	74.2%	$5,879,161	71.5%
2027	2	100,146	25.8	2,340,239	28.5	388,318	100.0%	$8,219,400	100.0%
2028 & Beyond	0	0	0.0	0	0.0	388,318	100.0%	$8,219,400	100.0%
Total	8	388,318	100.0%	$8,219,400	100.0%

(1)	Based on the underwritten rent roll dated April 30, 2017, includes rent steps through September 2017 and excludes $87,020 of straight-line rent.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Out of 31,311 square feet of the vacant Net Rentable Area Expiring, two new leases, which totals 21,806 square feet, have been executed at the property. Veeva executed a 91-month, 13,279 square foot lease with an estimated commencement date of August 1, 2017 and lease expiration date of August 15, 2024 and Kellogg executed a 75-month, 8,527 square feet lease with an estimated commencement date of November 1, 2017 and lease expiration date of April 1, 2023. Additionally, Softerware, Inc. has executed a sublease with AstraZeneca Pharmaceuticals for the entire 45,484 square feet space effective June 19, 2017 and a lease expiration date of August 31, 2024. Including these two new tenants, occupancy at the Apex Fort Washington property rises to 97.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2017-JP7
Apex Fort Washington

Operating History and Underwritten Net Cash Flow(1)
	2015	2016	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$5,695,188	$4,290,828	$4,415,179	$8,306,420	$21.39	80.5%
Vacant Income	0	0	0	802,921	2.07	7.8
Gross Potential Rent	$5,695,188	$4,290,828	$4,415,179	$9,109,341	$23.46	88.3%
Total Reimbursements	868,281	668,607	709,208	1,129,338	2.91	11.0%
Other Income	57,182	90,050	74,094	74,701	0.19	0.7
Net Rental Income	$6,620,651	$5,049,485	$5,198,481	$10,313,380	$26.56	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,031,338)	(2.66)	(10.0)
Effective Gross Income	$6,620,651	$5,049,485	$5,198,481	$9,282,042	$23.90	90.0%

Total Expenses	$3,686,902	$3,355,461	$3,247,015	$3,520,926	$9.07	37.9%

Net Operating Income(5)	$2,933,749	$1,694,024	$1,951,466	$5,761,116	$14.84	62.1%

Total TI/LC, Capex/RR	0	0	0	639,463	1.65	6.9

Net Cash Flow	$2,933,749	$1,694,024	$1,951,466	$5,121,653	$13.19	55.2%
Occupancy(6)	79.2%	73.8%	91.9%	90.0%

(1)	2014 Net Operating Income figures are not available as the prior owner purchased the property in January 2015 and historical cash flows were not provided at the time of acquisition.

(2)	TTM Column represents the trailing 12-month period ending May 31, 2017.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rents in Place is inclusive of $95,041 in rent steps underwritten through September 2017 and straight-line rent of $87,020. Underwritten Rents in Place includes approximately $1.0 million in rent for AstraZeneca Pharmaceuticals, which is currently subleasing its space to Softerware, Inc. Underwritten Rents in Place also includes $3,767,474 in underwritten rent for four tenants, Lincoln Investment Planning, Impax Laboratories, Inc., Citizens Bank of Pennsylvania and Connexin Software, Inc., representing approximately 41.1% of net rentable area and approximately 45.8% of underwritten base rent, which are not in occupancy and/or are in free rent periods.

(5)	The decrease in 2016 Net Operating Income from 2015 Net Operating Income is primarily due to two tenant vacancies in 2015. The property was approximately 79.0% occupied at the time of the sale to the prior owner. Following the sale, the occupancy declined to 42.0% as a result of the two tenants vacating. The prior owner purchased the property from a prior foreclosing lender for $30.2 million in January 2015 as described above under “The Property”; since acquiring the property, the prior owner executed six new leases to six tenants totaling approximately 192,000 square feet and approximately $4.47 million of base rent. The increases in Underwritten Net Operating Income over 2016 and TTM Net Operating Income reflect the new leasing and the partial burn-off of free rent, as well as the rent steps and straight-lined rent identified in footnote (4) above.

(6)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of April 30, 2017. Underwritten Occupancy represents economic occupancy. Occupancy includes AstraZeneca Pharmaceuticals, which is currently subleasing its space to Softerware, Inc..

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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